     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1999
                                                      REGISTRATION NO. 333-71757
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CHARMING SHOPPES MASTER TRUST
                                    (Issuer)

                       CHARMING SHOPPES RECEIVABLES CORP.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                             9999                    51-0383871
   (State or other jurisdiction of     (Primary Standard Industrial    (I.R.S.  Employer
   incorporation or organization)       Classification Code Number)    Identification No.)


                              3411 SILVERSIDE ROAD
                           WILMINGTON, DELAWARE 19810
                                 (302) 479-5510

(Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)

                                   COLIN STERN
                            C/O CHARMING SHOPPES INC.
                                 450 WINKS LANE
                          BENSALEM, PENNSYLVANIA 19020
                                 (215) 638-6898
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
       MARY C. FONTAINE                               PAUL WEIFFENBACH
     MAYER, BROWN & PLATT                    ORRICK, HERRINGTON & SUTCLIFFE LLP
   190 SOUTH LASALLE STREET                          3050 K STREET, N.W.
    CHICAGO, ILLINOIS 60603                        WASHINGTON, D.C. 20007

     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED         PROPOSED
           TITLE OF EACH                                                  MAXIMUM          MAXIMUM           AMOUNT OF
         CLASS OF SECURITIES                        AMOUNT TO BE      OFFERING PRICE      AGGREGATE        REGISTRATION
          TO BE REGISTERED                           REGISTERED         PER UNIT(1)   OFFERING PRICE(1)         FEE

         Class A Certificates                       $1,000,000                100%       $1,000,000              $278
         Class B Certificates                       $1,000,000                100%       $1,000,000              $278



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS         SUBJECT TO COMPLETION, DATED [                       ], 1999
                                                 _______________________

                          CHARMING SHOPPES MASTER TRUST
                                     Issuer
                       CHARMING SHOPPES RECEIVABLES CORP.
                                     Seller
                             SPIRIT OF AMERICA, INC.
                                    Servicer

                                  SERIES 1999-1

          $[_________] Floating Rate Class A Asset Backed Certificates $[_________] Floating Rate Class B Asset Backed Certificates

                                                        Class A Certificates             Class B Certificates
Principal amount                                      $                               $
Price to public per certificate                                         %                                 %
Underwriting discount per certificate                                   %                                 %
Proceeds to seller per certificate                                      %                                 %
Certificate rate per certificate                     One-Month LIBOR                 One-Month LIBOR
                                                     plus [___]% annually*           plus [___]% annually**
Interest paid                                        Monthly                         Monthly
First interest payment date                          [______________]                [______________]
Scheduled first principal payment date               [______________]                [______________]
Expected final principal payment date                [______________]                [______________]
Series termination date                              [______________]                [______________]

* After the Class A expected final payment date, one-month LIBOR may not exceed [ ]%.

** After the Class B expected final payment date, one-month LIBOR may not exceed [ ]%.

     The total price to public is $______, the total amount of the underwriting discount is $_____ and the total amount of proceeds plus accrued interest and before deduction of expenses is
$-----.

     Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

     A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The certificates offered in this prospectus will represent interests in the trust only and will not represent interests in or obligations of Charming Shoppes Receivables Corp., Spirit of America National Bank or any of their affiliates.

     PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 8 IN THE PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CLASS A CERTIFICATES OR THE CLASS B CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------
                              Class A Underwriters
BEAR, STEARNS & CO. INC.                                                [OTHERS]

                               Class B Underwriter
                            BEAR, STEARNS & CO. INC.
                              ______________, 1999

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The following table of contents provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary of Trust Terms...................................................   1
   The Trust.............................................................   1
   The Trustee...........................................................   1
   The Originator........................................................   1
   The Seller............................................................   1
   The Servicer..........................................................   1
   The Receivables.......................................................   1

Summary of Series 1999-1 Terms...........................................   2

Structural Summary.......................................................   3
   The Series 1999-1 Certificates........................................   3
   Other Interests in the Trust..........................................   3
   Credit Enhancement for Series 1999-1..................................   4
   Schedule of Principal Payments and
     Factors That Could Affect the Schedule..............................   5
   Federal Tax Status of the Offered
     Certificates and the Trust..........................................   6
   Ohio Tax Status of the Offered
     Certificates and the Trust..........................................   7
   Erisa Considerations for Investors....................................   7

Risk Factors.............................................................   8
   It may not be possible to find an investor
     to purchase your certificates.......................................   8
   Allocations of charged-off receivables
     could reduce your payments..........................................   8
   Class B bears additional risk because it is
     subordinated to Class A.............................................   8
   Insolvency of Spirit of America National
     Bank could result in accelerated, delayed
     or reduced payments.................................................   9
   Insolvency of the seller, the servicer or
     Charming Shoppes could result in
     accelerated, delayed or reduced
     payments ...........................................................  11
   Some liens could be given priority over
     your securities which could cause
     delayed or reduced payments.........................................  12
   Changes to consumer protection laws may
     impede collection efforts...........................................  13
   Limited remedies for breaches of
     representations could reduce or delay
     payments............................................................  13
   Potential early repayment, delayed
     payment or reduced payment due to
     reduced collections.................................................  14
   High concentrations in a geographic area
     could affect the collection rate on the
     receivables ........................................................  18
   Issuance of additional series by the trust
     may affect the timing of payments...................................  18
   Issuance of a paired series could affect
     your payments.......................................................  19
   Individual certificateholders will have
     limited control of trust actions....................................  19
   Recharacterization of principal payments
     would reduce principal receivables and
     may require addition of new receivables ............................  19
   The certificates are not guaranteed and
     will only be paid from trust assets.................................  20
   Exposure to cap providers could lead to an
     early amortization event............................................  20

                                                                    PAGE
                                                                    ----
   The Year 2000 problem could disrupt the
     generation and servicing of the
     receivables...................................................  20

Trust..............................................................  22

Maturity Considerations............................................  22

Spirit of America's Credit Card Activities.........................  24
   Overview........................................................  24
   New Account Underwriting........................................  24
   Description of Subservicer......................................  26
   Billing and Payments............................................  26
   Delinquencies and
     Collections--Collection Efforts...............................  27
   Credit Return Policy............................................  27
   Delinquency and Loss Experience.................................  28
   Revenue Experience..............................................  29
   Payment Rates...................................................  30

The Receivables....................................................  31

Use of Proceeds....................................................  36

Description of Charming Shoppes Entities...........................  36
   Overview........................................................  36
   Legal Proceedings...............................................  36
   Year 2000 Disclosure............................................  37

Description of the Certificates....................................  41
   Overview........................................................  41
   Interest Payments...............................................  43
   Interest Rate Cap Agreements....................................  45
   Principal Payments..............................................  46
   Allocation Percentages..........................................  48
   Servicing Fees..................................................  51
   Application of Collections......................................  52
   Reallocations and Payments of Principal.........................  55
   Series Shared Excess Finance Charge
     Collections...................................................  58
   Series Shared Principal Collections.............................  59
   Investor Charge-Offs............................................  61
   Paired Series...................................................  62
   Early Amortization Events.......................................  63

The Pooling Agreement..............................................  67
   Transfer and Assignment of Receivables..........................  67
   Issuance of Other Series........................................  68
   Book-Entry Registration.........................................  69
   Definitive Certificates.........................................  73
   Required Removal of Receivables from
     the Trust.....................................................  74

     Eligible Accounts; Eligible Receivables.......................  77
   Addition of Accounts............................................  78
   Removal of Accounts.............................................  79
   Collection Account..............................................  80
   Deposits in Collection Account..................................  80
   Excess Funding Account..........................................  81

     Loss Amount; Dilution Amounts.................................  82
   Discount Option.................................................  83
   Defeasance......................................................  84
   Optional Repurchase; Final Payment of
     Principal; Termination........................................  84
   Servicing Compensation and Payment of
     Expenses......................................................  85
   Resignation of Servicer; Scope of
     Indemnities...................................................  86
   Servicer Default................................................  87

     Reports to Series 1999-1
     Certificateholders............................................  89
   Agreed Upon Procedures..........................................  89
   Amendments......................................................  90
   List of Investor Certificateholders.............................  91
   The Trustee.....................................................  91

                                                                       PAGE
                                                                       ----

Description of the Purchase Agreement.................................  92
   Overview...........................................................  92
   Purchase Price for Receivables.....................................  92
   Required Reassignment of Receivables to
     the Originator...................................................  93
   Material Covenants.................................................  93
   Addition and Removal of Accounts...................................  94

Description of the Security Agreement.................................  95

Legal Aspects of the Receivables......................................  95
   Nature of Interests in the Receivables.............................  95
   Consumer Protection Laws...........................................  96
   Claims and Defenses of Cardholders
     Against the Trust................................................  97
   Insolvency Laws Affecting Transfers................................  98
   Other Issues Under Insolvency Laws.................................  101

U.S. Federal Income Tax Consequences..................................  101
   Overview...........................................................  101
   Characterization of the Certificates and the
     Trust............................................................  102
   Taxation of Interest Income of
     Certificateholders...............................................  102
   Sale of a Certificate..............................................  103
   Possible Classification as a Partnership or
     as an Association Taxable as a Corporation.......................  104
   FASIT Legislation..................................................  104
   Foreign Investors..................................................  105
   Backup Withholding.................................................  107

Ohio State Tax Consequences...........................................  107

ERISA Considerations..................................................  109

Underwriting..........................................................  109

Legal Matters.........................................................  111

Certificate Ratings...................................................  112

Reports to Certificateholders.........................................  112

Where You Can Find More Information...................................  112

Index of Terms for Prospectus.........................................  114

Annex I

Other Series Outstanding..............................................  116

Annex II

Global Clearance, Settlement and Tax
Documentation Procedures.............................................   117
   Initial Settlement.................................................  117
   Secondary Market Trading...........................................  118
   U.S. Federal Income Tax Documentation
     Requirements.....................................................  120

                             SUMMARY OF TRUST TERMS

THE TRUST
Charming Shoppes Master Trust was formed in December of 1992. The purpose of the trust is to acquire credit card receivables of the originator. The trust may finance the receivables by issuing securities representing ownership interests in its assets and by borrowing on a secured basis. The trust may not engage in any unrelated activities.

THE TRUSTEE
First Union National Bank.

THE ORIGINATOR
Spirit of America National Bank is a national banking association whose principal place of business is 1103 Allen Drive, Milford, Ohio 45150 and whose telephone number is 513-576-5300. The originator is an indirect subsidiary of Charming Shoppes Inc., a company that operates a chain of Fashion Bug(R) and Fashion Bug Plus(R) stores that sell moderately and popularly priced women's specialty apparel.

THE SELLER
Charming Shoppes Receivables Corp. is an indirect subsidiary of Charming Shoppes Inc. whose principal place of business is 3411 Silverside Road, Wilmington, Delaware 19810 and whose telephone number is 302-479-5510.

THE SERVICER
Spirit of America, Inc. is an indirect subsidiary of Charming Shoppes Inc. whose principal place of business is 1103 Allen Drive, Milford, Ohio 45150 and whose telephone number is 513- 576-5300. It has delegated some of its duties to Alliance Data Systems, Inc.

THE RECEIVABLES
The receivables arise in a portfolio of credit card accounts originated by Spirit of America National Bank. Currently, the receivables are originated under private label credit cards used primarily at Fashion Bug stores. Other types of receivables may be added to the trust. Receivables include charges for merchandise or services, credit insurance premiums, finance charges, late payment fees, returned check charges and other fees. For a additional information, see "Spirit of America's Credit Card Activities" and "The Receivables."

                         SUMMARY OF SERIES 1999-1 TERMS

Series Structure:          initial investor interest                % of total
     Class A               $                                           %
     Class B               $                                           %
     Class C               $                                           %
     Class D               $                                           %


--------------------------------------------------------------------------------------------------------------
The Offered Certificates:          Class A                                      Class B
--------------------------------------------------------------------------------------------------------------
Anticipated ratings:               Aaa or its equivalent from two               P2 or its equivalent from at
                                   nationally recognized rating                 least one nationally recognized
                                   agencies                                     rating agency
--------------------------------------------------------------------------------------------------------------
Credit Enhancement:                subordination of the Class B,                subordination of the Class C
                                   Class C and Class D                          and Class D certificates;
                                   certificates; interest rate cap              interest rate cap payments if the
                                   payments if the Class A interest             Class B interest rate exceeds
                                   rate exceeds _____%                          ____%
--------------------------------------------------------------------------------------------------------------
Monthly Servicing Fee:             2% of class investor interest                2% of class investor interest
--------------------------------------------------------------------------------------------------------------
Interest Rate:                     one-month libor, plus ___%;                  one-month libor, plus ___%;
                                   except that after the expected except that
                                   after the expected final payment date for
                                   this final payment date for this class,
                                   one-month libor may not class, one-month
                                   libor may not exceed __% for any interest
                                   exceed __% for any interest period period
--------------------------------------------------------------------------------------------------------------
Interest Accrual Method:           actual/360                                   actual/360
--------------------------------------------------------------------------------------------------------------
Interest Payment Dates:            the fifteenth of each month                  the fifteenth of each month
--------------------------------------------------------------------------------------------------------------
First Interest Payment:            ___________ __, 1999                         __________ __, 1999
--------------------------------------------------------------------------------------------------------------
Scheduled Monthly                  $____________                                N/A
Principal Payment:
--------------------------------------------------------------------------------------------------------------
First Scheduled Principal          __________ __, 200_                          __  _______ __, 200_
Payment
--------------------------------------------------------------------------------------------------------------
Expected Final Payment:            __________ __, 200_                          __________ __, 200_
--------------------------------------------------------------------------------------------------------------
Series Termination Date:           __________ __, 200_                          __________ __, 200_
--------------------------------------------------------------------------------------------------------------
Clearance/Settlement               DTC/Euroclear/Cedel                          DTC/Euroclear/Cedel
--------------------------------------------------------------------------------------------------------------
Minimum Denomination               $1,000                                       $1,000
--------------------------------------------------------------------------------------------------------------

                               STRUCTURAL SUMMARY

This summary briefly describes major structural components of Series 1999-1. To fully understand the terms of Series 1999-1, you need to read all of this prospectus.

THE SERIES 1999-1 CERTIFICATES

Your certificates represent the right to a portion of collections on the trust's assets. The servicer will also allocate to your certificates a portion of losses on the receivables and dilution on the receivables. Dilution means the amount of reductions, other than those for losses or payments, to the principal balances of receivables made by the servicer as described in "The Pooling Agreement--Loss Amount; Dilution Amounts," and "Description of the Certificates--Investor Charge-Offs."

The servicer will apply collections allocated to your series each month to make interest or principal payments to you, to pay a portion of the servicer's monthly fee and to cover losses and dilution allocated to your series. If any amounts remain from your allocations after covering the required monthly applications, the servicer will share the excess with other outstanding series to cover their shortfalls or return the excess to the seller. You are not entitled to receive more than the principal and interest owed to you by the trust.

Required allocations and payments are more fully described in "Description of the Certificates--Allocation Percentages;" "--Application of Collections;" and "The Pooling Agreement--Servicing Compensation and Payment of Expenses." The receivables and other trust assets supporting your certificates are more fully described under "The Receivables" and "The Pooling Agreement--Eligible Accounts; Eligible Receivables."

The seller may repurchase your certificates once the outstanding amount of your series is reduced to 10% or less of the initial outstanding amount.

OTHER INTERESTS IN THE TRUST

The trust has issued [five] other series and may issue additional series in the future. Of those [five], only [three] remain outstanding. The trust paid the other two series in full on their scheduled payment dates. Like your series, each other series will be allocated a portion of collections and will be required to absorb a portion of losses and dilution amounts each month. You can review a summary of each outstanding series under the caption "Annex 1: Other Series Outstanding" at the end of this prospectus.

The seller holds the remaining claim to the trust assets, the size of which fluctuates with the total amount of receivables in the trust and the total amount of outstanding series. This interest does not provide credit enhancement for your series or any other series.

CREDIT ENHANCEMENT FOR SERIES 1999-1

Subordination of Classes

Credit enhancement is provided for the Class A certificates by the subordination of the Class B certificates, the Class C certificates and the Class D certificates.

Credit enhancement is provided for the Class B certificates by the subordination of the Class C certificates and the Class D certificates.

Subordination serves as credit enhancement in two ways. First, the more subordinated classes will not receive payment of interest or principal until required payments have been made to the more senior classes, except that Class B may receive interest even if required Class A payments have not been made. Second, collections allocated to the more subordinated classes will be required to cover losses and dilution amounts allocated to your series and make up shortfalls in cash flows each month. If allocations to the subordinated classes are insufficient to cover those amounts, the principal balance of the more subordinated classes will be reduced by any shortfall, beginning with reductions to the most subordinated class then outstanding.

If Class C and Class D are reduced to zero, Class B would then be exposed to reduction to cover losses, dilutions and cash shortfalls. If Class B is reduced to zero, Class A would be exposed to reduction. The size of each class is set forth in "Summary of Series 1999-1 Terms" above.

For a detailed description of the subordination terms and of events that may lead to a reduction of the investor interest of any class, see "Description of the Certificates--Application of Collections;" "--Reallocations and Payments of Principal;" and "--Investor Charge-Offs."

Interest Rate Caps

As additional enhancement for Class A and Class B, the trust will enter into interest rate cap agreements for your certificates. Under these agreements, the trust will receive payments from [name of counterparty] or a permitted replacement generally equal to the difference between the amount of interest you accrue on your certificates, if it exceeds the specified rate, over the interest that would have accrued on your certificates at the specified rate.

The specified rate for the Class A certificates is [____]%. The specified rate for the Class B certificates is [____]%.

The interest rate cap agreement for each class will terminate on its expected final payment date. After that date, if that class has not been paid in full, interest will continue to accrue on that class, but the LIBOR rate on which the interest calculation is based will not exceed the specified rate in any future month.

These agreements are more fully described in "Description of the Certificates--Interest Rate Cap Agreements."

SCHEDULE OF PRINCIPAL PAYMENTS AND FACTORS THAT COULD AFFECT
THE SCHEDULE

The trust expects to pay the entire principal amount of the Class A certificates on _________ __, 200_ by making eight monthly principal payments of $ beginning in [month/year].

The trust expects to pay the entire principal amount of the Class B certificates in one payment on __________ __, 200_. Because the trust will not pay principal on Class B until Class A has been paid in full, this payment could be delayed.

If Class A is not repaid in full on its expected final payment date, the trust will continue to make monthly payments of principal to only to Class A until it has been fully repaid. If Class B is not paid in full on its expected final payment date and Class A has been repaid in full, the Trust will continue to make monthly payments of principal only to Class B until it has been fully repaid. The amount of these monthly payments will equal all collections on the trust assets available to make principal payments to your series as described in "Description of the Certificates--Application of Collections."

Your series will begin to amortize, and you may receive payments of principal earlier than scheduled, if an "early amortization event" occurs. The early amortization events for your series are described in "Description of the Certificates--Early Amortization Events."

If your series begins to amortize because an early amortization event has occurred, Class A will receive monthly payments of principal until fully repaid and then Class B will receive monthly payments of principal until fully repaid.

Payments on your certificates may be delayed or reduced if collections on the trust assets are less than expected. If any principal or interest on the Series 1999-1 certificates is outstanding on __________ __, 200_, the trustee will sell receivables in an amount up to 110% of the then outstanding principal on your series. The proceeds of this sale will be allocated solely to your series and will be applied in the same way as collections. After you have been paid your share of the proceeds, you will not be entitled to any further payments from the trust even if you have not been paid in full.

For a detailed description of the allocation mechanics and schedule of payments, see "Maturity Considerations;" "Description of the Certificates--Allocation Percentages;" and "--Reallocation and Payments of Principal." The mechanics for applications of allocated collections are discussed in "Description of the Certificates--Applications of Collections."

FEDERAL TAX STATUS OF THE OFFERED CERTIFICATES AND THE TRUST

Mayer, Brown & Platt, counsel to the seller, is of the opinion that, under existing law:

     - the Class A and Class B certificates will be characterized as debt for federal income tax purposes; and

     - the trust will not be treated as an association or publicly traded partnership taxable as a corporation.

The seller has agreed, and by your purchase of certificates, you agree, to treat your certificates as debt for federal, state and local income tax purposes and franchise tax purposes. See "U.S. Federal Income Tax Consequences" for additional information concerning the application of federal income tax law.

OHIO TAX STATUS OF THE OFFERED CERTIFICATES AND THE TRUST

Squire, Sanders & Dempsey L.L.P., special Ohio tax counsel, is of the opinion that, under existing Ohio law:

   - if the Class A and Class B certificates are treated as indebtedness for federal income tax purposes, they will be treated as indebtedness for Ohio income tax purposes. As a result, investors not otherwise required to pay Ohio tax would not be required to pay Ohio tax solely as a result of their ownership of these certificates; and

   - the trust will not be subject to the Ohio personal income tax, the Ohio corporate franchise tax or the Ohio tax on dealers in intangibles.

See "Ohio State Tax Consequences" for additional information concerning the application of Ohio income tax law.

ERISA CONSIDERATIONS FOR INVESTORS

Generally, you may not acquire Class A certificates or Class B certificates if you are purchasing with the assets of a retirement plan, individual retirement plan or other employee benefit plan.
See "ERISA Considerations."

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the asset-backed certificates described herein.

IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR
CERTIFICATES

The underwriters may assist in resales of Class A and Class B certificates, but they are not required to do so. A secondary market for your certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

ALLOCATIONS OF CHARGED-OFF RECEIVABLES COULD REDUCE YOUR
PAYMENTS

The servicer anticipates that it will charge-off as uncollectible some portion of the receivables. Each class of Series 1999-1 will be allocated a portion of those charged-off receivables. If the amount of charged-off receivables allocated to the Class A or Class B certificates exceeds the amount of other funds available for reimbursement of those charge-offs, the holders of the Class A and B certificates may not receive the full amount of principal and interest due to them. This could occur if the Class C and Class D certificates are reduced to zero. See "Description of the Certificates--Reallocations and Payments of Principal" and "The Pooling Agreement--Loss Amount; Dilution Amounts."

CLASS B BEARS ADDITIONAL RISK BECAUSE IT IS SUBORDINATED TO
CLASS A

Because Class B is subordinated to Class A, principal payments to Class B will not begin until Class A is repaid. Additionally, if collections of finance charge receivables allocated to Series 1999-1 are insufficient to cover amounts due to Class A, the investor interest for Class B might be reduced. This would reduce the amount of the collections of finance charge receivables available to Class B in future periods and could cause a delay or reduction in principal and interest payments on Class B. If receivables have to be sold, the net proceeds of that sale available to pay principal would be paid first to Class A, and only remaining net proceeds would be paid to Class B. See "Description of the Certificates--Allocation Percentages" and "--Application of Collections."

INSOLVENCY OF SPIRIT OF AMERICA NATIONAL BANK COULD RESULT IN
ACCELERATED, DELAYED OR REDUCED PAYMENTS

Under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the FDIC, as receiver for an insolvent bank, has the power to invalidate contracts entered into by the bank before insolvency.

The FDIC has issued a policy statement describing some circumstances when it will not exercise this power.

In this policy statement, the FDIC states that it will respect a grant of a security interest by a bank if--

     - the security agreement grants a valid security interest in the bank's assets;

     - the security interest (a) is validly perfected before the bank's insolvency and (b) was not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors;

     - the security interest was not granted for the benefit of an affiliate of the bank; and

     - the security agreement is continuously an official record of the bank and represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business.

The policy statement does not cover transfers of assets to the bank's affiliate, such as Spirit of America National Bank's sale of receivables to Charming Shoppes Receivables Corp., but it does cover grants of security interests to non-affiliates. To fit within the policy statement, the originator has entered into a security agreement with the trustee, for the benefit of investors in, and creditors of, the trust that are not affiliates of the originator. The security agreement covers any interest the originator would have in the trust's assets if the transfer of those assets to Charming Shoppes Receivables Corp. were invalidated.

The policy statement is not binding on the FDIC, and it could take a contrary position at a later date.

Additionally, if the FDIC were appointed as the originator's conservator or receiver, under the Federal Deposit Insurance Act, the FDIC could--

     - require the trustee for the trust to go through an administrative claims procedure to establish its right to payments collected on the receivables in the trust;

     -   request a stay of proceedings with respect to the originator;
         or

     - repudiate the agreements under which the originator transferred receivables and limit the trust's resulting claim to "actual direct compensatory damages" measured as of the date of receivership.

See "Legal Aspects of the Receivables." If the FDIC were to take any of those actions, your payments of outstanding principal and interest could be delayed and possibly reduced.

If a conservator or receiver were appointed for Spirit of America National Bank, then an "early amortization event" would occur for all outstanding series. Under the terms of the relevant agreements, new principal receivables would not be transferred to the trust and the trustee would sell the receivables unless holders of more than 50% of the investor interest of each class of outstanding certificates, all credit enhancement providers and each representative of outstanding receivables purchase series gave the trustee other instructions. The trust would then terminate earlier than planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. See "Description of the Certificates - Early Amortization Events."

The conservator or receiver may have the power--

     - regardless of the terms of the relevant agreements, (a) to prevent the beginning of an early amortization period, (b) to prevent the early sale of the receivables and termination of the trust or (c) to require new principal receivables to continue being transferred to the trust; or

     - regardless of the instructions of the certificateholders, (a) to require the early sale of the trust's receivables, (b) to require termination of the trust and retirement of the trust's certificates, including Series 1999-1, or (c) to prohibit the continued transfer of principal receivables to the trusts.

INSOLVENCY OF THE SELLER, THE SERVICER OR CHARMING SHOPPES COULD
RESULT IN ACCELERATED, DELAYED OR REDUCED PAYMENTS

Charming Shoppes Receivables Corp., as seller, has documented the transfers by it to the trust as sales. However, if the seller were to become a debtor in a bankruptcy case, a bankruptcy trustee or creditor of the seller may take the position that the transfer of the receivables to the trust should be recharacterized as a pledge of the receivables. If so, the trustee for the trust would be required to go through bankruptcy court proceedings to establish its rights to collections on the receivables in the trust, and, if the transfer were held to be a pledge, to establish the amount of claims secured by the pledge. These proceedings could result in a delay and possibly a reduction in the payment of principal and interest to you.

If Charming Shoppes Receivables Corp., the servicer or Charming Shoppes Inc. were to become the subject of bankruptcy proceedings, an "early amortization event" would occur for all outstanding series. Under the terms of the relevant agreements, new principal receivables would not be transferred to the trust and the trustee would sell the receivables unless holders of more than 50% of the investor interest of each class of outstanding certificates, all credit enhancement providers and each representative of outstanding receivables purchase series gave the trustee other instructions. The trust would then terminate earlier than planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. See "Description of the Certificates - Early Amortization Events."

The bankruptcy court may have the power--

     - regardless of the terms of the relevant agreements, (a) to prevent the beginning of an early amortization period, (b) to prevent the early sale of the receivables and termination of the trust or (c) to require new principal receivables to continue being transferred to the trust; or

     - regardless of the instructions of the certificateholders, (a) to require the early sale of the trust's receivables, (b) to require termination of the trust and retirement of the trust's certificates, including Series 1999-1, or (c) to prohibit the continued transfer of principal receivables to the trust.

There is a time delay between the servicer's receipt of collections and its deposit of those collections in an account of the trust. If the servicer becomes the subject of bankruptcy proceedings, the trustee's claim to collections in the servicer's possession at the time of the bankruptcy filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be reduced.

Additionally, if the servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court might have the power to prevent either the trustee or the holders of securities issued by the trust from appointing a new servicer. See "Legal Aspects of the Receivables." In this event, the ability of the servicer to service the receivables could be impaired by its bankruptcy and its actions would be subject to court supervision, which could cause delays in payments being made on your certificates.

SOME LIENS COULD BE GIVEN PRIORITY OVER YOUR SECURITIES WHICH
COULD CAUSE DELAYED OR REDUCED PAYMENTS

Each of Spirit of America National Bank and Charming Shoppes Receivables Corp. account for the transfer of the receivables to the trust as a sale. However, a court could conclude that either transferor still owns the receivables and that the trust holds only a security interest. Each transferor will take steps to give the trustee a senior lien on the receivables in the event a court concludes that it still owns the receivables.

However, if the originator became insolvent and the FDIC were appointed conservator or receiver of the originator, the FDIC's administrative expenses might be paid from the receivables before the trust received any payments on the receivables. If Charming Shoppes Receivables Corp. became insolvent and a receiver or conservator were appointed for it, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust received any payments on the receivables.

Additionally, if a court concludes that the transfer to the trust is only a grant of a security interest in the receivables, some liens on either transferor's property arising before new receivables come into existence may get paid before the trust's interest in those receivables. Those liens include a tax or government lien or other liens permitted under the law without the consent of the transferor. See "Legal Aspects of the Receivables."

CHANGES TO CONSUMER PROTECTION LAWS MAY IMPEDE COLLECTION EFFORTS

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that the originator can charge on credit card account balances, resulting in reduced collections.

Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible.

LIMITED REMEDIES FOR BREACHES OF REPRESENTATIONS COULD REDUCE OR DELAY PAYMENTS

Each of Spirit of America National Bank and Charming Shoppes Receivables Corp., as transferor of the receivables, makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio, and as to the perfection and priority of the trustee's interest in the receivables. However, the trustee will not make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose.

If a representation or warranty relating to the receivables is violated, the related obligors may have defenses to payment or other offset rights, or other creditors of the originator or the seller may claim rights to the trust assets. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time the transferors have to correct the violation, is that each transferor must accept reassignment of the receivables affected by the violation. See "The Pooling Agreement --Required Removal of Receivables from the Trust."

POTENTIAL EARLY REPAYMENT, DELAYED PAYMENT OR REDUCED PAYMENT DUE TO REDUCED COLLECTIONS

If the three month average trust portfolio yield is less than the three month average base rate for the same three consecutive months, an "early amortization event" will occur with respect to Series 1999-1 and the trust will begin an early amortization of Series 1999-1. In that event, holders of Series 1999-1 certificates will receive principal payments earlier than scheduled. Moreover, if principal collections on receivables allocated to other series are available for application during an early amortization of Series 1999-1 certificates, the period during which that early amortization occurs may be substantially shortened. Because of the potential for early repayment if collections on the receivables fall below the minimum amount, any circumstances that tend to reduce collections may increase the risk of early repayment of Series 1999-1.

If your certificates are paid sooner than expected, you may not be able to reinvest the amount paid to you at an interest rate comparable to the rate you would have earned on your certificates. In addition to lost opportunity costs, you may incur negative arbitrage costs or breakage costs if you fund your investment in the certificates by incurring fixed rate obligations and/or obligations that cannot be repaid at any time without penalty.

Any reduction in collections may also cause the period during which collections are applied to the payment of Class A to be longer than otherwise would have been the case, or could cause a reduction in the amount of principal and interest paid to you.

The following factors could result in circumstances that tend to reduce collections:

The originator may change the terms and conditions of the accounts

Spirit of America National Bank will transfer to Charming Shoppes Receivables Corp., and Charming Shoppes Receivables Corp. will transfer to the trust, receivables arising under specified credit card accounts, but the originator will continue to own those accounts. As the owner of the accounts, the originator retains the right to change the terms and conditions of those accounts, including finance charges and other fees it charges and the required minimum monthly payment. The originator may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or prompt obligors on the accounts to pay sooner or later than would otherwise have been expected.

The originator has agreed that it will not reduce the periodic interest rate it charges on the receivables or other fees on any account if doing so would have a material adverse effect on the collectibility of the receivables, unless the originator is required by law to do so. The originator has no other restrictions on its ability to change the terms of the accounts.

The originator may add accounts to the trust portfolio

In addition to the accounts already designated for the trust, Spirit of America National Bank is expected to designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the trust. Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the trust portfolio -- such as higher or lower fees or interest rates, or longer or shorter principal payment terms. The new accounts also could have higher loss or delinquency experience. Any or all of these factors could affect the average yield on the trust assets.

Currently, the receivables primarily represent the right to be paid for merchandise and services purchased at Fashion Bug(R) and Fashion Bug Plus(R) stores and charged on a private label credit card. However, cardholders may use the card to pay for direct mail purchases of goods and services offered by other vendors selected by the originator, and to pay for other services, such as credit insurance, offered by the originator. The originator plans to promote increased use of the private label credit card for these purposes. In addition, the originator is considering offering other types of credit cards, such as Visa or MasterCard or a secured credit card. With rating agency approval, accounts arising from new types of credit card programs may be added to the trust. The terms of the new programs, the target customer base for these programs, and/or the payment patterns for the related customers could vary from the accounts currently in the trust.

Credit card accounts purchased by the originator may be included as additional accounts. Credit card accounts purchased by the originator will have been originated using a third party's underwriting criteria. The third party's underwriting criteria may be less stringent than those of Spirit of America National Bank. The new accounts and receivables may produce higher or lower collections or charge-offs over time than the accounts and receivables already in the trust and could tend to reduce the amount of collections allocated to Series 1999-1.

Also, if Charming Shoppes Receivables Corp.'s percentage interest in the accounts of the trust is reduced to zero and receivables in the trust are less than the amount required to support outstanding securities, Charming Shoppes Receivables Corp. and the originator will be required to designate additional accounts for the trust portfolio and transfer the receivables in those accounts to the trust. If the originator is required to add accounts to the trust, it may not have additional accounts available for this purpose. If new accounts are not added when required, an "early amortization event" will occur and you could receive payment of principal sooner than expected. See "The Pooling Agreement --Addition of Accounts."

Additionally, when the seller is obligated to designate additional accounts for the trust, it may elect to instead make a cash deposit to the excess funding account. If contributions are made to the excess funding account, then the trust may receive significantly less finance charge receivables than it would if the seller had designated additional accounts. Amounts on deposit in the excess funding account may accrue interest at a lower rate than finance charge receivables do.

Certificate and receivables interest rate reset terms may differ

Finance charges on accounts in the trust accrue at a fixed rate or at a variable rate above a designated prime rate or other designated index. The certificate rate of your certificate is based on LIBOR. Changes in LIBOR might not be reflected in the prime rate or the designated index, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts on one hand, and the amount of interest payable on Series 1999-1 and other amounts required to be funded out of collections of finance charge receivables, on the other hand.

Finance charges on some of the accounts in the trust accrue at a fixed rate. If LIBOR increases, the amount of interest on your certificate and other amounts required to be funded out of collections of finance charge receivables will increase, while the amount of collections of finance charge receivables on the accounts will remain the same unless and until the rates on the accounts are reset.

Payment pattern of receivables could reduce collections

The receivables transferred to the trust may be paid at any time. We cannot assure the creation of additional receivables in the trust's accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the trust could result in reduced amounts of trust collections.

Monthly payment rates by accountholders depend on a variety of factors, including seasonal purchasing and individual payment habits, the availability of other sources of credit and general economic conditions. Increased convenience use, where accountholders pay their balances in full on or before the due date and thus avoid all finance charges, would decrease the yield on the accounts, as well as a decrease in protection to you against defaults under the accounts.

Operation of Fashion Bug stores may affect payments

The majority of the currently outstanding Spirit of America credit cards can be used primarily to purchase merchandise or services from the Fashion Bug(R) and Fashion Bug Plus(R) stores owned by affiliates of Charming Shoppes Inc. The business of marketing and selling women's specialty apparel and related services is highly competitive. Many considerations enter into the competition for the consumer's patronage, including price, quality, style, service, product mix, convenience and credit availability and terms. Additionally, store closings in a concentrated area could decrease the amount of receivables generated or increase losses in that area. There can therefore be no assurance that the Fashion Bug stores will continue to generate receivables at the same rate as in prior years.

Competition in the credit card industry could affect payment

Fashion Bug Stores accept American Express cards and MasterCard, Visa and Discover credit cards. There can be no assurance that the originator will continue to maintain its historic percentage share of Fashion Bug Stores credit card sales against competition from these other credit cards.

HIGH CONCENTRATIONS IN A GEOGRAPHIC AREA COULD AFFECT THE COLLECTION RATE ON THE RECEIVABLES

If the trust contains a high concentration of receivables relating to cardholders located within a single state or region of the United States, events in that state or region may adversely affect the collection rate of receivables in the trust. For example, an increase in unemployment in one state or region might result in higher default rates on the trust's receivables. A change in a state's consumer protection laws could reduce the interest rate or fees payable on accounts maintained with residents of that state. This prospectus contains a geographic breakdown of the number of accounts and the amount of receivables relating to cardholders in applicable state. See "The Receivables --Geographic Distribution of Accounts."

As of March 31, 1999, approximately 16.2% and 10.8% of the outstanding balance of receivables were located in Pennsylvania and Ohio, respectively. No other state currently accounts for more than 10% of the receivables. These concentration levels may change in the future.

We are not aware of any existing adverse economic conditions or relevant laws particularly affecting either of these regions that are material to certificateholders, but cannot assure you (1) whether materially adverse economic conditions will develop in the future or (2) whether laws will change in the future in a way that would materially affect the collection rate of receivables.

ISSUANCE OF ADDITIONAL SERIES BY THE TRUST MAY AFFECT THE TIMING OF PAYMENTS

The trust, as a master trust, may issue series of certificates or purchased interests from time to time. The trust has issued, and may issue, additional series with terms that are different from your series. For example, the new series may accrue interest at a higher rate, require higher levels of overcollateralization or have more restrictive early amortization events than Series 1999-1. If so, the new series may be entitled to a proportionately higher share of collections than your series, or may be paid sooner than your series in circumstances where the quality of the trust portfolio is deteriorating. In any event, the issuance of a new series increases the aggregate amount of obligations to be paid by the trust. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series. However, a ratings confirmation does not guaranty that the timing or amount of payments on your series will remain the same. See "The Pooling Agreement--Issuance of Other Series."

ISSUANCE OF A PAIRED SERIES COULD AFFECT YOUR PAYMENTS

A Series 1999-1 begins to amortize, a new "paired" series of certificates could be issued by the trust. A reduction in the invested amount of Series 1999-1 would result in an increase in the invested amount of the paired series. If an early amortization event occurs on the "paired" series, the percentage of principal collections allocated to the Series 1999-1 certificates may be lowered, and/or the amortization period for Series 1999-1 may be lengthened, so as to provide for the early amortization of the paired series. See "Description of the Certificates--Paired Series."

INDIVIDUAL CERTIFICATEHOLDERS WILL HAVE LIMITED CONTROL OF TRUST ACTIONS

Certificateholders of any series, or any class within a series, may need the consent or approval of a specified percentage of the investor interest of other series, a class of another series, or a credit enhancement provider to take or direct certain actions, including to (a) require the appointment of a successor servicer after Spirit of America, Inc., as servicer, defaults on its obligations under the pooling and servicing agreement, (b) amend the pooling and servicing agreement in some cases, and (c) direct a repurchase of all outstanding series after certain violations of representations and warranties by the transferors. The interests of the certificateholders of other series or a credit enhancer may not coincide with yours, making it more difficult for you to achieve the desired results from any vote.

RECHARACTERIZATION OF PRINCIPAL PAYMENTS WOULD REDUCE PRINCIPAL RECEIVABLES AND MAY REQUIRE ADDITION OF NEW RECEIVABLES

The seller may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early amortization event occurring because of a reduction of the average portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that the seller will be required to add receivables to the trust. If the seller were unable to add receivables and could not make a sufficient cash deposit into the excess funding account, Series 1999-1 could go into early amortization.

THE CERTIFICATES ARE NOT GUARANTEED AND WILL ONLY BE PAID FROM TRUST ASSETS

The certificates will represent interests in the trust only, and will not represent an obligation of the originator, the seller, the servicer, the trustee or any of their affiliates. The certificates are not deposits and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the FDIC or any other government agency.

EXPOSURE TO CAP PROVIDERS COULD LEAD TO AN EARLY AMORTIZATION EVENT

The trust will enter into interest rate cap agreements to provide additional enhancement for your series. These agreements will require the counterparties to make payments to the trust if the rate of interest on the Class A or Class B certificates exceeds a specified rate. There can be no assurance that the servicer will be able to enter into replacement interest rate cap agreements or make other arrangements to protect you if the counterparty is downgraded. Failure to replace a downgraded counterparty will result in early amortization of Series 1999-1, and could result in a shortfall in funds available to pay interest on your certificates.

Interest rate cap agreements are not regulated by the Securities and Exchange Commission or the Commodity Futures Trading Commission. As a result, a counterparty's risk management and operating procedures are not subject to review by these agencies, and may not be subject to any regulatory restrictions. Adverse market movements could increase the trust's exposure to counterparty risk over a period of time, and could weaken the counterparty's ability to pay its hedging obligations generally.

THE YEAR 2000 PROBLEM COULD DISRUPT THE GENERATION AND SERVICING OF THE RECEIVABLES

Date-sensitive computer functions, including those necessary to the servicing of receivables, are susceptible to the "Year 2000 problem." This problem arises from the risk that computer applications will not be able to recognize and properly perform functions involving dates before and after January 1, 2000. Charming Shoppes has been modifying and/or replacing its computer systems, including those of the servicer, the originator and the seller, to address the Year 2000 problem, and expects to be able to perform these date-sensitive functions without interruption. Charming Shoppes has also been communicating with its important suppliers of merchandise and services to ensure that they are addressing the Year 2000 problem. However, the unique nature of the Year 2000 problem, and the extent to which one company's systems failure could directly or indirectly affect other companies, create the possibility of unexpected disruptions in the servicing of receivables, the distribution of payments from the trust or, to the extent sales at Fashion Bug or Fashion Bug Plus stores are disrupted, the origination of new receivables.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page 114 in this document.

                                      TRUST

         The Charming Shoppes Master Trust was formed under the laws of the State of New York. It is operated under the Second Amended and Restated Pooling and Servicing Agreement, dated November 25, 1997 which has been and may be amended from time to time -- and is referred to in this prospectus supplement as the pooling agreement. The pooling agreement is among Charming Shoppes Receivables Corp., as seller, Spirit of America, Inc., as servicer, and First Union National Bank, as trustee.

         The trust, as a master trust, may issue certificate series and sell receivables purchase series from time to time. The trust has not and will not engage in any business activity other than:

     -    acquiring and holding trust assets
     -    issuing and making payments on certificate series
     -    issuing and making payments on the Exchangeable Seller Certificate
     -    selling receivables purchase series o engaging in related activities.

                             MATURITY CONSIDERATIONS

         Series 1999-1 will always be in one of three payment periods--the Revolving Period, the Controlled Amortization Period or the Early Amortization Period.

         Monthly interest payments will be made on the certificates during each of the payment periods. Principal payments, however, will only be made during the Controlled Amortization Period and the Early Amortization Period. In any case, the trust will not pay principal on the Class B certificates until the Class A Investor Interest has been paid in full. The trust will not pay principal on the Class C or Class D certificates until the Class B Investor Interest has been paid in full. For a detailed description of when interest and principal are payable on the certificates, see "Description of the Certificates--Interest Payments" and "--Reallocations and Payments of Principal."

         As described in this prospectus under "Risk Factors," the ability of the trust to make payments of interest or principal when scheduled depends upon several factors:

          -    the payment rates on the receivables
          - the amount of outstanding receivables, delinquencies, charge-offs and new borrowings on the accounts
          - the potential issuance by the trust of additional certificate series and sale of additional receivables purchase series
          -    the availability of shared principal collections.

         Monthly payment rates on the receivables may vary for several reasons including:

          -    accountholders having different payment rates
          -    accountholders failing to make required minimum payments
          -    accountholders paying only minimum payments
          -    accountholders paying off entire outstanding balances
          - accountholders making seasonal purchases or altering their payment habits based on the season
          - Charming Shoppes changing its merchandise return policies or other programs in which accountholders participate.

         Additionally, the amount of outstanding receivables and the delinquencies, charge-offs and new borrowings on the accounts may vary from month to month due to a variety of factors:

          -    seasonal variations
          -    the availability of other sources of credit
          -    legal factors
          -    general economic conditions
          -    spending and borrowing habits of individual accountholders.

         Although we have provided historical data concerning the payment rates on the receivables, because of these factors, we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time will be similar to the historic experience described in the "Accountholder Monthly Payment Rates for the Trust Portfolio" table in "Spirit of America's Credit Card Activities--Payment Rates."

         The trust is a master trust and it has previously issued certificate series and sold receivables purchase series. The trust may issue additional certificate series and sell additional receivables purchase series in the future. The terms, the outstanding principal amount of, and interest rate for additional series may vary from time to time.

         The early amortization events for other series may vary from the Early Amortization Events for Series 1999-1. Early amortization events for other series may include early amortization events which are unrelated to the status of the seller, the servicer or the receivables, for example, events related to the continued availability and rating of any enhancement providers for that series. If an early amortization event does occur for any other series prior to the payment in full of Series 1999-1, the final payment of principal to holders of the Class A certificates and the Class B certificates may be delayed.

         As described under "Risk Factors" in this prospectus, a certificate series issued in the future could be "paired" with Series 1999-1. If an early amortization event occurs for the paired series, the numerator of the Fixed Allocation Percentage for Series 1999-1 may be lowered, resulting in fewer principal collections being allocated to Series 1999-1. In that event, payments to you could be reduced or delayed. These topics are fully described in "Description of the Certificates--Allocation Percentages" and "--Paired Series."

         Additionally, if an Early Amortization Event occurs for Series 1999-1, the average life and maturity of the Series 1999-1 certificates could be significantly reduced.

         For all of these reasons, we cannot provide assurances relating to:

          - the level or timing of collections of receivables which have been transferred to the trust,
          - the rate at which Series 1999-1 certificateholders will receive payments of principal on their certificates during the Early Amortization Period,
          - the rate at which the scheduled payments will be made during the Controlled Amortization Period,
          - whether any class will be paid on its expected final payment date, or
          - whether the rate of payments on the receivables will be similar to the historic experience described in "Accountholder Monthly Payment Rates for the Trust Portfolio" table under "Spirit of America's Credit Card Activities--Payment Rates."


                   SPIRIT OF AMERICA'S CREDIT CARD ACTIVITIES

OVERVIEW

         The seller currently transfers to the trust only receivables that are owed by customers under Fashion Bug revolving private label credit card accounts. The credit cards are called "private label" because the originator establishes credit card accounts to permit qualified customers to purchase merchandise and services from retail stores affiliated with Charming Shoppes operating under the names of Fashion Bug(R) and Fashion Bug Plus(R). We refer to these stores as Fashion Bug stores in this prospectus. The total amount of receivables in the trust on March 31, 1999 was $261.3 million. Spirit of America, Inc., an affiliate of the originator, is currently responsible for all aspects of the credit card program, which include the granting of credit, the issuance of credit cards, collections, account processing and customer service, and acts as servicer of the trust portfolio.

NEW ACCOUNT UNDERWRITING

         The originator generates new accounts primarily through credit card applications available in Fashion Bug stores. Store personnel offer credit card applications and information about the credit card program to customers. A credit card application may be processed either by (1) the store personnel telephoning the originator at its operations center located in Milford, Ohio, or
(2) the store personnel mailing the application on behalf of the customer to the originator at its operations center. A complete application is required regardless of the method used to process the application.

         The originator currently evaluates the creditworthiness of an applicant by applying one of its several proprietary credit scoring models. These credit scoring models use information supplied by the applicant and information available from credit bureau reports. The scoring of a credit card application under the selected credit scoring model determines whether the application for credit is approved or declined. These models use a number of variables coming from information provided by an applicant and obtained from credit bureaus. While no one variable is determinative, an applicant's prior credit history is an important variable in the approval system.

         Periodically, the credit scoring models are reviewed and, if appropriate, refined to take advantage of the most current statistical information. No person may override the results from the credit scoring system, although some applications may from time to time be manually checked to ensure that the credit information is accurate.

         In addition to applications generated from Fashion Bug stores, the originator has issued, and may issue in the future, pre-approved credit card accounts through mail solicitations. The list of customers who are offered pre-approved accounts is based upon information received from credit services and other entities in the business of selling customer lists. Before an account is opened under the pre-approved program, the applicant's credit information is reviewed for completeness and creditworthiness based upon independent credit reporting bureau models that meet the originator's standards for approving applications. The credit standards for pre-approved accounts are similar to the standards established by the originator for all other accounts.

         Credit limits are determined by policies established from time to time by the originator. When an application for credit is approved, the accountholder's initial credit limit will be based upon the results of the credit scoring model. The range of initial credit limits is $100 to $700. Credit limits are automatically increased periodically, if warranted by the accountholder's purchase and payment activities. Any request to increase an accountholder's credit limit over $1,500 must be approved by a vice president of the originator or his or her designee. In addition to the automated credit limit increase program described above, Fashion Bug store personnel may also request, on behalf of an accountholder, an increase in a credit limit through the use of a toll-free 800 number. An increase in the accountholder's credit limit may also be requested directly by the accountholder. The average credit limit for all accounts on March 31, 1999 was $541.

         Each grant of credit by the originator to an accountholder is governed by the terms and conditions contained in the originator's retail installment credit agreement in effect at that time.

         The originator reserves the right to change or terminate the terms, conditions, services, or features of an account under the conditions described in the applicable retail installment credit agreement. These changes include increasing or decreasing periodic finance charges, late fees, returned check charges, charges for credit protection services or the minimum payment required each month. The originator may, at any time and without prior notice to the accountholder, restrict further credit card use by the accountholder. The originator restricts use because of poor payment performance or the occurrence of events which may impair the creditworthiness of the accountholder. The originator has the ability to prevent the accountholder from using his or her credit card to make purchases at Fashion Bug stores until the reason for the restriction has been resolved.

         All accounts are grouped into billing cycles. Each billing cycle has a separate monthly billing date which may vary slightly from month to month. On the monthly billing date, the activity in the account during the month ended prior to that billing date is processed and billed to the accountholder. Payment is due within 25 days after the billing date shown in the monthly statement, with a grace period of up to 5 days for mailing time. A late fee of $20 is assessed, in most states, if the minimum payment is not received within 30 days after it is due. As long as the accountholder makes the minimum payment when due, his or her account remains on current status.

DESCRIPTION OF SUBSERVICER

         The servicer has entered into a multi-year agreement with Alliance Data Systems, Inc. to act as subservicer. Under this agreement, the subservicer has assumed a portion of the servicer's account maintenance and service administration responsibilities. The subservicer provides customer and collection services for delinquent accounts and other administrative services through its facilities located in Voorhees, New Jersey. The subservicer also provides billing, payment processing, and account maintenance services through its facilities located in Columbus, Ohio and Dallas and San Antonio, Texas. The subservicer has been performing these account servicing functions for the servicer since October, 1988. The servicer's contract with the subservicer is scheduled to expire in 2002. At this time, the servicer believes it will be able to enter into a comparable servicing contract at comparable pricing either with the current subservicer or another servicing provider upon the expiration of that agreement.

BILLING AND PAYMENTS

         If an accountholder elects not to pay the entire amount due on a payment due date, the originator assesses finance charges and other fees on the related account. The assessed charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. The average daily balance outstanding on an account for any day during a monthly billing cycle is equal to the sum of:

          -    the beginning balance of the account during any day,
          - plus purchases and unpaid finance charges posted to the account that day,
          -    minus any payments and credits posted to the account that day,
          -    divided by the number of days in the billing cycle.

         Currently, the finance charge rate charged to all accountholders is 22.9% annually. Accountholders must make a minimum monthly payment equal to the greater of 1/20th of their statement balance or $10.00. Currently, less than 10% of all Accounts are paid off monthly.

         No finance charges are charged on new purchases if the accountholder's previous balance is paid in full on the most recent payment due date and if the new purchases are paid in full by the next payment due date after they are initially billed. If the entire outstanding balance of an account is not paid in full by the payment due date, a finance charge is charged on the account balance from the date that each purchase is made to the date of payment for that purchase. The originator generally charges accountholders a late fee in an amount up to $20.00 for each late payment and a returned check fee in an amount up to $20.00 for each returned check.

         The originator charges an annual membership fee to cardholders in its premium account program. These fees are treated as principal receivables. Although the originator does not currently impose overlimit fees or other transaction-related service fees, if any of these fees were imposed in the future, they would be treated as principal receivables. The originator does not currently charge any annual fees other than annual membership fees referred to above. If any new annual fees were imposed in the future, they would be treated as finance charge receivables.

         The originator from time to time in conjunction with special promotional offers allows customers to make purchases on their accounts without imposing any finance charges until payments are due at some specified time in the future.

DELINQUENCIES AND COLLECTIONS--COLLECTION EFFORTS

         An account is considered delinquent when the minimum payment due is not received by the payment due date specified in the accountholder's billing statement. Messages regarding an accountholder's delinquency status are included on the accountholder's billing statement when an account becomes delinquent. Collection actions are initiated no later than five days after the date the accountholder's scheduled payment is due, and these collection efforts escalate in intensity as the delinquency continues.

         If 90 days have elapsed since the payment due date without payment of the minimum amount due, the accountholder is not permitted to use the credit card to purchase any additional merchandise or services from Fashion Bug stores. After 180 days have elapsed since the payment due date without payment of the minimum amount due, the account is charged off and referred to various outside collection agencies for recovery. In addition, accounts are also charged off at the beginning of the first billing cycle occurring after the originator receives notice that (1) the accountholder is the subject of a bankruptcy filing, (2) the accountholder is deceased or imprisoned, or (3) there has been fraudulent activity in connection with the account. The originator tracks the number of accounts and amounts outstanding in six aging categories: 1- 29 days past due; 30-59 days past due; 60-89 days past due; 90-119 days past due; 120-149 days past due; and 150-179 days past due.

         The originator employs a monthly automated re-aging program that reclassifies the status of accounts to current upon receipt of at least three consecutive scheduled payments greater than $10.00. If an account was ever greater than 90 days past due, that account is not eligible for purchasing privileges under this re-aging program.

CREDIT RETURN POLICY

         Charming Shoppes believes that its merchandise and credit return policy is competitive with other specialty retailers. Return transactions are processed nightly along with sales and payment data. During the fiscal year ending January 30, 1999, returns for credit represented approximately 7.8% of the average outstanding receivables during that year.

DELINQUENCY AND LOSS EXPERIENCE

         The following tables set forth the delinquency and loss experience for the trust portfolio for each of the periods shown. We cannot assure you that the delinquency and loss experience for the trust portfolio in the future will be similar to the historical experience described in these tables.

             DELINQUENCIES AS A PERCENTAGE OF THE TRUST PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                       AT MONTH END
                      MARCH 31, 1999                                      AT YEAR END DECEMBER 31,
                      --------------                                      ------------------------
                                                    1998                      1997                    1996             1995
                                                    ----                      ----                    ----             ----
Number of Days   Delinquent               Delinquent               Delinquent               Delinquent               Delinquent
  Delinquent       Amount    Percentage     Amount    Percentage     Amount     Percentage    Amount     Percentage    Amount
  ----------       ------    ----------     ------    ----------     ------     ----------    ------     ----------    ------
30-59 Days......  $13,690     5.4%         $12,789       4.5%       $14,014        4.3        $18,106       5.2%       $18,741
60-89 Days......    5,857     2.3%           5,357       1.9%         6,480        2.0 %       7,739        2.2%         7,521
90-119 Days.....    4,246     1.7%           4,184       1.5%         4,613        1.4 %       5,492        1.6%         4,678
120 + Days......    4,153     1.6%           3,955       1.4%         4,836        1.5 %       5,332        1.5%         3,510
                    -----     ----           -----       ----         -----        ---        -------        ----        -----
   TOTAL........  $27,946    10.9%         $26,285       9.3%       $29,942        9.2        $36,870       10.5%      $34,450
                  =======    =====         =======       ====       =======        ===        -------      =====       =======


                   1995                  1994
                   ----                  ----
Number of Days                Delinquent
  Delinquent     Percentage     Amount     Percentage
  ----------     ----------     ------     ----------
30-59 Days......   4.8%       $19,895      4.8%
60-89 Days......   1.9%         6,996      1.7%
90-119 Days.....   1.2%         4,105      1.0%
120 + Days......   0.9%         3,345      0.8%
                   ----        ------      ---
   TOTAL........   8.8%       $34,341      8.2%
                   ===        =======      ===

---------------------------

(1) The percentages are the result of dividing the delinquent amount by end of the Due Period receivables outstanding on the applicable date. The delinquent amount is the dollar amount of monthly sum of cycles delinquencies in each category on the applicable date. The respective cycle-end receivables outstanding for month end March 31, 1999 and at year end December 1998, 1997, 1996, 1995 and 1994 were $255,665, $281,509,
      $325,611, $348,124, $389,714 and $418,960, respectively. These amounts represent the aggregation of the receivable balances at the close of the respective monthly billing cycle periods, which may differ from the respective month end outstanding receivable balances.

                     LOSS EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                  Year Ended December 31,
                                                                                  -----------------------
                                          3 MONTHS ENDED
                                         MARCH 31, 1999(1)       1998          1997           1996           1995           1994
                                         -----------------       ----          ----           ----           ----           ----
Average Receivables Outstanding(2) ......   $276,647          $290,514       $315,035       $351,560       $379,866       $392,301
Gross Losses ............................   $  8,182          $ 34,906       $ 38,257       $ 40,914       $ 32,173       $ 28,194
Gross Losses as a Percentage of Average
      Receivables Outstanding ...........      11.83%             12.0%          12.1%          11.6%           8.5%           7.2%
Net Recoveries ..........................   $  2,149          $  6,630       $  7,474       $  7,009       $  7,095       $  5,635
Net Losses ..............................   $  6,033          $ 28,276       $ 30,783       $ 33,905       $ 25,078       $ 22,559
Net Losses as a Percentage of Average
  Receivables Outstanding ...............        8.7%              9.7%           9.8%           9.6%           6.6%         5.8 %


---------------------------


(1) The percentages shown for the three months ended March 31, 1999 are annualized figures. Annualized figures are not necessarily indicative of results for the entire year.
(2) Represents an average for all receivables outstanding for each account and each billing cycle for January, February and March in 1999.

REVENUE EXPERIENCE

         The next table describes the total revenues from finance charges and fees billed on the trust portfolio for the three months ended March 31, 1999 and for each year during the five-year period ended December 31, 1998. The figures in the table represent amounts billed to accountholders before deductions for charge-offs, returned merchandise, and customer disputes or other expenses and reductions due to fraud.

                   REVENUE EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                              YEAR ENDED DECEMBER 31,
                                                                              -----------------------
                                        3 MONTHS ENDED
                                       MARCH 31, 1999(1)      1998         1997          1996          1995          1994
                                       -----------------      ----         ----          ----          ----          ----
Average Receivables Outstanding(2)       $276,647          $290,514      $315,035      $351,560      $379,866      $392,301
Finance Charges and Fees(3) .......      $ 19,173          $ 71,512      $ 78,716      $ 86,354      $ 88,569      $ 89,691
Yield from Finance Charges and Fees          27.7%             24.6%         25.0%         24.6%         23.3%         22.9%

---------------------------


(1) The percentages shown for the three months ended March 31, 1999 are annualized figures. Annualized figures are not necessarily indicative of results for the entire year.

(2) Represents an average for all receivables outstanding at the corresponding billing date.

(3) Finance charges and fees do not include interest on subsequent collections on accounts previously charged off. Finance charges and fees include monthly periodic rate finance charges, late charges and returned check charges.

         The revenue for the accounts in the trust portfolio shown in the above table is comprised of monthly periodic rate finance charges and other service charges which include late charges and returned check charges. If payment rates decline, the balances which incur monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances which incur monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases. The yield related to service charges varies with the type and volume of activity in and the amount of each account.

         Increased revenue for the first three months of 1999 reflects, in part, the fact that the originator has increased its late fee to $20 from $10.

PAYMENT RATES

         The next table describes the highest and lowest accountholder monthly payment rates for the trust portfolio during any single month in the period shown and the average of the accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the average of the monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of principal receivables and finance charge receivables on the account.

                       ACCOUNTHOLDER MONTHLY PAYMENT RATES
                           FOR THE TRUST PORTFOLIO(1)

                                                                                YEAR ENDED DECEMBER 31,
                                          3 MONTHS ENDED                        -----------------------
                                         MARCH 31 , 1999(1)        1998       1997       1996         1995          1994
                                         ------------------        ----       ----       ----         ----          ----
Lowest Month (2) (3).................          13.2%               11.4%      10.7%       9.5%        10.9%        10.6%
Highest Month (2)....................          14.2%               14.0%      12.9%      12.2%        12.5%        12.8%
Average Payment for the Period.......          13.7%               12.8%      11.9%      11.6%        11.9%        12.0%

---------------------------


(1) The monthly payment rates include amounts which are payments of principal receivables and finance charge receivables on the Accounts.

(2) The monthly payment rates are calculated as the total amount of payments received during the billing cycles for a month, divided by the monthly receivables outstanding at the beginning of each month.

(3) In July 1996, the originator changed its billing cycle dates. The billing cycle date changes resulted in spreading its billing dates evenly throughout the month to improve collections workload distribution. This change resulted in moving one of its six billing cycles to the following calendar reporting period. The servicer is required to report in its monthly servicer report the actual results during the reporting period of the monthly payment rate, portfolio yield, net write-offs and net portfolio excess spread for the 5 billing cycles in the reporting period expressed as a percentage of the aggregate receivables in the trust. The resultant payment rate for July 1996 was 9.5%. Consequently, the resultant effect produces an inconsistent comparison to previous and subsequent reported data. If the sixth billing cycle had occurred in July 1996, the monthly payment rate would have been 11.8%.

         The increased accountholder payment rate for the first three months of 1999 reflects, in part, the annual historical increase in payment rates during these months due to payments for holiday purchases.

                                THE RECEIVABLES

         The receivables consist of finance charge receivables and principal receivables arising under accounts designated by the seller from time to time. If an account is designated, it means that the receivables that arise under that account are transferred to the trust. We refer to these designated accounts as "Accounts." Only the receivables arising under the Accounts are transferred to the trust, and not the Accounts themselves. The originator continues to own and control the Accounts.

         "Finance charge receivables" consist of all amounts billed to cardholders on any Account in the ordinary course of the originator's business including:

                    -    periodic rate finance charges

                    -    late payment fees and returned check charges

                    -    annual fees

                    - any other fees designated by the seller as finance charge related items

                    - all amounts paid to the originator as allocated interchange

                    - any Discount Option Receivables designated by the seller

         Finance charge receivables do not include any membership fees payable for any special program credit cards because these fees are treated as principal receivables.

         "Principal receivables" consist of all amounts other than finance charge receivables, which include Discount Option Receivables, billed to a cardholder on any Account, including purchases of merchandise, services or credit insurance premiums, and all other fees billed to cardholders on the Accounts. Discount Option Receivables are described in "The Pooling Agreement--Discount Option."

         The seller automatically transfers receivables in existing Accounts to the trust when they are originated. The seller will transfer to the trust receivables outstanding in Accounts it designates from time to time in the future on the designation date for those Accounts. The seller will then automatically transfer receivables generated after that from those Accounts. The seller represents that each receivable is an eligible receivable on the day it is transferred to the trust. Eligibility requirements for the receivables are described in "The Pooling Agreement--Eligible Accounts; Eligible Receivables."

         The seller has the right, and in some cases is required, to designate from time to time additional Accounts and to transfer to the trust all receivables arising under those additional Accounts. Any additional Accounts that the seller designates must be eligible Accounts when designated. The circumstances under which the seller is required to designate additional accounts and the eligibility criteria for required or voluntary designations are described in "The Pooling Agreement--Addition of Accounts."

         Under the conditions described in "The Pooling Agreement--Removal of Accounts," the seller has the right to remove Accounts from the pool of Accounts designated as a source of receivables for the trust, and to require the trustee to return all of its rights to receivables in those Accounts to the seller. Once removed, an account is no longer an Account and receivables existing or generated under that account are not transferred to the trust.

         The Accounts today consist solely of accounts arising under private label credit cards used primarily at Fashion Bug stores. In addition to store purchases, cardholders may use these credit cards to purchase credit insurance on their Account and to purchase other merchandise and services sold through direct mail advertising. Some examples of merchandise and services that may be purchased include credit insurance, housewares and consumer electronics. Receivables generated from these other uses currently represent less than 5% of the outstanding balance of all receivables.

         The originator may in the future originate credit card accounts for other purposes, including facilitating credit purchases at additional vendors. For example, the originator expects to originate Visa and Mastercard accounts this year. Prior to designating any accounts other than private label accounts as "Accounts" for purposes of the trust, the seller must receive written confirmation from each rating agency then rating any outstanding series issued by the trust that the designation would not cause that rating agency to reduce or withdraw its ratings. After receiving this rating agency confirmation, the seller could only designate these accounts as Accounts if they were eligible on the date of designation. For further information concerning these accounts, see "The Pooling Agreement--Eligible Accounts; Eligible Receivables."

         The aggregate total receivables outstanding in the trust on March 31, 1999 was approximately $261.3 million. This amount represents the total of the receivables balances as of the close of the respective monthly billing cycle periods, which may differ from the March 31, 1999 month end outstanding receivables balance. The Accounts had an average principal receivables balance of $213 and an average credit limit of $541. The aggregate total receivables outstanding as a percentage of the aggregate total credit limit was 4.9%. The average age of the Accounts was approximately 58 months. On March 31, 1999, accountholders whose Accounts are included in the trust portfolio had billing addresses as indicated in the table "Geographic Distribution of Accounts--Trust Portfolio" below.

         The following tables summarize the trust portfolio by various criteria on March 31, 1999. References to "receivables" in the following tables include both finance charge receivables and principal receivables. Because the future composition of the trust portfolio may change over time, these tables do not describe the composition of the trust portfolio at any future time. See "Maturity Considerations."

                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO

                                                                   PERCENTAGE
                                               NUMBER OF            OF TOTAL          RECEIVABLES        PERCENTAGE
                                               ACCOUNTS            NUMBER OF          (DOLLARS IN         OF TOTAL
ACCOUNT BALANCE RANGE                       (IN THOUSANDS)          ACCOUNTS          THOUSANDS)         RECEIVABLES
---------------------                       ---------------        ---------          -----------        -----------
Credit Balance...........................         22                   0.2%                 ($489)            -0.2%
No Balance...............................      8,548                  87.3%                     0              0.0%
$.01 to $99.99...........................        487                   5.1%                25,115              9.6%
$100 to $199.99..........................        280                   2.9%                40,804             15.6%
$200 to $299.99..........................        172                   1.7%                42,438             16.3%
$300 to $399.99..........................         97                   1.0%                33,572             12.8%
$400 to $499.99..........................         56                   0.6%                24,995              9.6%
$500 and Over............................        114                   1.2%                94,909             36.3%
         TOTAL...........................      9,786                 100.0%              $261,346            100.0%
                                            ========                 =====               ========            =====

                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO

                                               NUMBER OF          PERCENTAGE OF       RECEIVABLES         PERCENTAGE
                                               ACCOUNTS           TOTAL NUMBER        (DOLLARS IN          OF TOTAL
CREDIT LIMIT RANGE                          (IN THOUSANDS)         OF ACCOUNTS        THOUSANDS)         RECEIVABLES
------------------                          --------------         -----------        ----------         -----------
Less than $300...........................        2,442                24.9%              $34,231            13.1%
$300 to $499.............................        3,520                36.0%               56,516            21.6%
$500 to $699.............................        1,473                15.1%               36,258            13.9%
$700 to $999.............................          919                 9.4%               28,625            11.0%
$1,000 and Over..........................        1,431                14.6%              105,716            40.4%
         TOTAL...........................        9,786               100.0%             $261,346           100.0%
                                                ======               =====               =======           =====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                 TRUST PORTFOLIO

     PERIOD OF
    DELINQUENCY        NUMBER OF       PERCENTAGE OF  RECEIVABLES    PERCENTAGE
(DAYS CONTRACTUALLY     ACCOUNTS        TOTAL NUMBER  (DOLLARS IN     OF TOTAL
   DELINQUENT)       (IN THOUSANDS)     OF ACCOUNTS    THOUSANDS)   RECEIVABLES
  ------------       --------------     -----------   ----------    -----------
Not Delinquent            9,551            97.6%       $215,529         82.5%
Up to 29 Days               102             1.0%         26,509         10.1%
30 to 59 Days                30             0.3%          7,521          2.9%
60 to 89 Days                18             0.2%          4,709          1.8%
90 + Days ....               86             0.9%          7,078          2.7%
TOTAL ........            9,786           100.0%       $261,346        100.0%
                       ========           =====        ========        =====

                           COMPOSITION BY ACCOUNT AGE
                                 TRUST PORTFOLIO

                                                  NUMBER OF        PERCENTAGE OF       RECEIVABLES         PERCENTAGE
                                                   ACCOUNTS        TOTAL NUMBER        (DOLLARS IN          OF TOTAL
          ACCOUNT AGE                           (IN THOUSANDS)      OF ACCOUNTS        THOUSANDS)          RECEIVABLES
          -----------                           --------------      -----------        ----------          -----------
Not More than 6 Months.......................         369                 3.8%          $11,523               4.4%
Over 6 Months to 12 Months...................         487                 5.0%           17,574               6.7%
Over 12 Months to 24 Months..................         724                 7.4%           23,185               8.9%
Over 24 Months to 36 Months..................         680                 6.4%           18,105               6.9%
Over 36 Months...............................       7,574                77.4%          190,959              73.1%
TOTAL                                               9,786               100.0%         $261,346             100.0%
                                                    =====               =====          ========             =====

                       GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                 TRUST PORTFOLIO

                                                                                        RECEIVABLES              PERCENTAGE
                                                    NUMBER OF       PERCENTAGE OF       OUTSTANDING               OF TOTAL
                                                    ACCOUNTS         TOTAL NUMBER       (DOLLARS IN              RECEIVABLES
         STATE                                    (IN THOUSANDS)     OF ACCOUNTS         THOUSANDS)              OUTSTANDING
         -----                                    --------------     -----------         ----------              -----------
Alabama...................................                45                 0.46%         $1,479                      0.57%
Alaska....................................                 3                 0.03%             17                      0.01%
Arizona...................................                51                 0.52%          1,174                      0.45%
Arkansas..................................                11                 0.11%            180                      0.07%
California................................               196                 2.01%          3,100                      1.19%
Colorado..................................                38                 0.39%            778                      0.30%
Connecticut...............................               215                 2.20%          5,996                      2.29%
Delaware..................................                62                 0.63%          1,866                      0.71%
Florida...................................               236                 2.41%          4,718                      1.80%
Georgia...................................               132                 1.35%          3,620                      1.38%
Hawaii....................................                 2                 0.02%             13                      0.01%
Idaho.....................................                42                 0.43%            487                      0.19%
Illinois..................................               506                 5.17%         13,960                      5.34%
Indiana...................................               354                 3.62%         10,450                      4.00%
Iowa......................................                91                 0.93%          1,202                      0.46%
Kansas....................................                71                 0.72%          1,295                      0.50%
Kentucky..................................               230                 2.35%          7,931                      3.03%
Louisiana.................................                 9                 0.09%            225                      0.09%
Maine.....................................               166                 1.70%          5,332                      2.04%
Maryland..................................               358                 3.66%          9,824                      3.76%
Massachusetts.............................               410                 4.19%         11,642                      4.45%
Michigan..................................               654                 6.68%         19,235                      7.36%
Minnesota.................................               199                 2.03%          2,171                      0.83%
Mississippi...............................                 9                 0.09%             66                      0.02%
Missouri..................................               183                 1.87%          4,825                      1.85%
Montana...................................                 9                 0.10%             36                      0.01%
Nebraska..................................                35                 0.36%            327                      0.13%
Nevada....................................                30                 0.31%            678                      0.26%
New Hampshire.............................               138                 1.41%          3,700                      1.42%
New Jersey................................               512                 5.23%         15,800                      6.05%
New Mexico................................                11                 0.11%            215                      0.08%
New York..................................               703                 7.19%         18,231                      6.98%
North Carolina............................               132                 1.35%          3,624                      1.39%
North Dakota..............................                21                 0.22%            147                      0.06%
Ohio......................................               986                10.08%         28,299                     10.83%
Oklahoma..................................                 6                 0.06%             54                      0.02%
Oregon....................................                64                 0.65%          1,022                      0.39%
Pennsylvania..............................             1,359                13.89%         42,322                     16.19%
Rhode Island..............................                92                 0.94%          2,831                      1.08%
South Carolina............................                43                 0.44%            980                      0.37%
South Dakota..............................                14                 0.14%             52                      0.02%
Tennessee.................................               138                 1.41%          3,636                      1.39%
Texas.....................................                49                 0.50%            475                      0.18%
Utah......................................                44                 0.44%            460                      0.18%
Vermont...................................                68                 0.69%          1,938                      0.74%
Virginia..................................               287                 2.93%          7,899                      3.02%
Washington................................               118                 1.21%          2,275                      0.87%
West Virginia.............................               183                 1.87%          7,167                      2.74%
Wisconsin.................................               370                 3.78%          6,712                      2.57%
Wyoming...................................                16                 0.16%            232                      0.09%
District of Columbia......................                10                 0.11%            327                      0.12%
Other (1).................................                74                 0.76%            320                      0.12%
         TOTAL............................             9,786               100.00%       $261,346                    100.00%
                                                       =====               ======        ========                    ======

(1) Includes accounts which represent billing addresses in Canada and U.S. Territories.

                                 USE OF PROCEEDS

         The trust will pay the net proceeds from the sale of the Series 1999-1 certificates to the seller. The seller will use these proceeds to pay for receivables and for its other general corporate purposes.


                    DESCRIPTION OF CHARMING SHOPPES ENTITIES

OVERVIEW

         Charming Shoppes Inc. is a Pennsylvania corporation that provides for the overall management of approximately 1,135 Fashion Bug stores throughout the United States. We refer to Charming Shoppes Inc. in this prospectus as "Charming Shoppes." For the fiscal year ended January 30, 1999, Charming Shoppes' net sales were approximately $1.035 billion and consolidated assets were approximately $684.6 million. Charming Shoppes and its affiliated companies employ more than 12,000 people throughout 44 states in the United States. The Fashion Bug stores have concentrations in the Middle Atlantic, New England and Midwest markets. In addition to its purchase of merchandise through the domestic market, Charming Shoppes also has a network of merchandise sourcing operations, both domestic and international, that provide apparel to its affiliated Fashion Bug stores.

         Fashion Service Corp. is a Delaware corporation and a subsidiary of Charming Shoppes. Fashion Service Corp.'s primary business is to provide credit-related services to Charming Shoppes and its affiliated Fashion Bug stores. Fashion Service Corp. also provides services for the establishment of collection and credit policies in connection with the credit card program.

         Spirit of America National Bank, the originator, is a subsidiary of Fashion Service Corp. The originator is a national bank chartered by the Office of the Comptroller of the Currency and was organized for the purposes of the origination and purchase of credit card receivables and the establishment and operation of the Charming Shoppes credit card programs.

         Charming Shoppes Receivables Corp., the seller, is a Delaware corporation and a subsidiary of Fashion Service Corp. It was organized to facilitate receivables financing transactions by the originator.

         Spirit of America, Inc., the servicer, is a Delaware corporation and is a subsidiary of Fashion Service Corp. It was organized to service receivables generated by the originator, including the receivables transferred to the trust. The employees of the servicer are the same employees who previously serviced the receivables when Spirit of America National Bank acted as servicer.

LEGAL PROCEEDINGS

         Neither the servicer nor the originator is involved in any legal proceedings that could have a material impact on operations or property.

YEAR 2000 DISCLOSURE

         For many years, dates have been stored in computer systems with two digit rather than four digit years. The Year 2000 computer problem occurs when a computer system cannot properly recognize dates stored with two digit years beyond 1999. Calculations may inaccurately interpret a date stored in a format of "00" as the year 1900 rather than 2000, resulting in improper computations, execution of faulty logic, or outright computer system failure. Systems must be remediated and tested in order to minimize the potential for failure caused by the Year 2000 computer calculation.

         Charming Shoppes and its subsidiaries, including the seller and the servicer, use computer equipment and software in their retailing operations to supply stores with products for sale, process customer transactions, including credit transactions, and to record and report their financial condition and results of operations. Since 1997 Charming Shoppes has been implementing a comprehensive program to correct its computer systems, equipment and facilities so that they will be Year 2000 compliant. Charming Shoppes has also communicated with its important suppliers of merchandise and services to ensure that they are addressing their Year 2000 issues.

         An Executive Oversight Committee made up of Charming Shoppes' General Counsel, Corporate Director of Human Resources and Chief Financial Officer, oversees Charming Shoppes' overall Year 2000 initiatives. The committee is implementing a comprehensive Year 2000 readiness program, which has been adopted by all business units of Charming Shoppes. Individual department heads have assigned resources to this program to coordinate and manage Year 2000 readiness within and among Charming Shoppes' departments and to evaluate the state of Year 2000 readiness of outside vendors and suppliers. Charming Shoppes' Corporate Audit Department facilitates the implementation of the Year 2000 readiness program by identifying and reporting outstanding issues to the committee for resolution, administering vendor compliance programs, and monitoring the progress of each business unit. Charming Shoppes' Year 2000 readiness program is currently on schedule. Internal resources and outside consultants are being used to implement the Year 2000 readiness program.

         The Year 2000 readiness program consists of five phases:

         (a) Standardization: The development of a set of policies, guidelines and standards to be used during the Year 2000 readiness program. Examples of these include standard date routines to be used in computer programs, standard test plans to be used for testing all systems, and guidelines for migrating a tested system into the production environment. These policies, guidelines, and standards are designed to ensure that a consistent approach is followed by all personnel in implementing the Year 2000 readiness program;

         (b) Evaluation: The identification and evaluation of Charming Shoppes' business systems so as to determine the method by which the systems will be made Year 2000 compliant. All these systems are prioritized for attention based on usage of dates, the extent to which they are critical to Charming Shoppes' business, and the likelihood of failure;

         (c) Remediation: The development of a remediation strategy for each system. Strategies include system replacement, remediation of existing systems, and coordination with the supplying vendor to provide a version that is Year 2000 compliant;

         (d) End-to-End Testing: The development and implementation of a testing strategy and test plan for each system. Testing is designed to cover all significant transition dates, and includes testing within and among systems, as well as data communications with critical vendors; and

         (e) Contingency Planning: The development of contingency plans if Charming Shoppes does not successfully complete significant portions of its Year 2000 readiness program or if the critical vendors are not Year 2000 compliant.

Corporate Business Systems

         Charming Shoppes has been implementing its Year 2000 readiness program for corporate business systems since 1997. These systems include all mainframe and non-mainframe systems and software, the corporate computing infrastructure and network of hardware and software, desktop equipment and software, and external and internal communication software and equipment. Third-party software, along with in-house developed systems, are included within the scope of Charming Shoppes' Year 2000 readiness program. These corporate business systems are located at Charming Shoppes' headquarters in Bensalem, Pennsylvania, its distribution center in Greencastle, Indiana, and its private label credit card operations in Milford, Ohio. They are also located in Charming Shoppes' approximately 1,160 stores located in 44 states, its factory operations in the Dominican Republic, and its international operations in Hong Kong, Singapore, and Shanghai.

         The standardization and evaluation phases covering these corporate business systems have been completed. The remediation and end-to-end testing phases are currently being implemented. The remediation phase for Charming Shoppes' mainframe systems is approximately 98% complete and is schedule for completion by the end of the first quarter ending May 1, 1999. The remediation phase for Charming Shoppes' non-mainframe systems is approximately 65% complete and is also scheduled for completion during the first quarter ending May 1, 1999. The remediation phase of Charming Shoppes' in-store systems has been completed. Comprehensive test plans have been established for each corporate business system. The end-to-end testing phase commenced during the fourth quarter ended January 30, 1999 and is scheduled for completion during the second quarter ending July 31, 1999.

         Charming Shoppes' private label credit card organization is monitored and regulated by the office of the Comptroller of the Currency. The Comptroller has performed quarterly Year 2000 reviews of this organization since the quarter ended April 30, 1998 and is scheduled to do so through year 2000. This organization has two separate system components, namely, internal credit systems and a third-party credit card processing system used for all primary functions of the private label credit card program. The standardization and evaluation phases have been completed with respect to the internal credit systems. The remediation phase with respect to these systems is scheduled to be completed during the first quarter ended May 1, 1999. The end-to-end testing phase is scheduled to commence during the first quarter ended May 1, 1999 and is scheduled for completion during the second quarter ended July 31, 1999. Charming Shoppes is regularly monitoring the progress of its third-party credit processor in achieving Year 2000 compliance. Based on information provided to Charming Shoppes by that third-party processor, the standardization and evaluation phases with respect to the third-party credit card processing system has been completed and the remediation phase is substantially complete. The third-party processor expects the remediation phase to be completed during the first quarter ending May 1, 1999. Similarly, testing of the third-party credit card processing systems has commenced and is scheduled for completion during the second quarter ending July 31, 1999.

Embedded Technologies

         Embedded technologies refer to any equipment or machinery that relies on a computer chip or microprocessor in order to operate. Examples include office systems, such as fax machines and photocopiers; building systems such as elevators, lighting, security systems, and environmental control units; and business communication systems such as data switching equipment and telephone exchange equipment. Certain microprocessors within such equipment may fail if they cannot properly recognize dates into the Year 2000.

         Charming Shoppes uses various technologies and computer controlled equipment in the operation of its corporate and stores facilities. This equipment includes security monitoring systems; primary and back-up power supply systems; energy management systems; elevators, and office equipment. Some of this equipment may contain embedded chip technology that may be affected by the Year 2000 issue. Charming Shoppes has taken an inventory of all such equipment and has begun discussions with vendors who supply and/or support such technology and equipment to assess the sensitivity of these systems and equipment to the Year 2000 issue. in conjunction with the Corporate Audit department's program of auditing vendor preparedness for Year 2000, Charming Shoppes will be obtaining assurances from these vendors and, to the extent possible, testing these systems to ensure Year 2000 compliance. Private Branch Exchanges at Charming Shoppes' Bensalem, Pennsylvania corporate facilities are Year 2000 compliant. Telecommunication software at Charming Shoppes' corporate headquarters is in the process of being upgraded and is scheduled for completion during the second quarter ending July 31, 1999.

Distribution Center Computer Systems

         Charming Shoppes' Distribution Center, located in Greencastle, Indiana, uses a variety of computer systems and embedded technology equipment for its day-to-day operations. Shop floor machinery, interacting with complex computer systems, monitors, processes, and controls plant processes and material movement. Automated equipment includes conveyor systems, palletizers, sorters, scales, and radio frequency devices. Vendors have supplied software and equipment which have been heavily customized for Charming Shoppes' Distribution Center configuration. Charming Shoppes is working with appropriate Distribution Center system vendors to perform all necessary Year 2000 remediation and testing services. The standardization and evaluation phases covering the Distribution Center systems have been completed. The remediation phase is currently being implemented, and it is anticipated that Charming Shoppes' vendors will deliver Year 2000 compliant systems to Charming Shoppes in several stages between the first quarter ending May 1, 1999 and the third quarter ending October 30, 1999.

Vendors and Suppliers

         Charming Shoppes has initiated a formal communication program with significant vendors to evaluate their Year 2000 compliance, and will be assessing their responses to Charming Shoppes' Year 2000 readiness questionnaire. Comprehensive mailings were made during the fourth quarter ended January 30, 1999. Questionnaires may be followed up with telephone interviews, and where necessary, audits are being performed by Charming Shoppes' Corporate Audit Department. Charming Shoppes cannot assure timely compliance of vendors and may be adversely affected by the failure of a significant vendor to supply merchandise or services due to Year 2000 compliance failures. Although Charming Shoppes values its relationship with significant vendors, it may use an alternative vendor if it determines that a particular vendor is unlikely to be Year 2000 compliant.

Costs

         The total cost of Charming Shoppes' Year 2000 readiness program is estimated at $6.6 million. To-date, $2.4 million of Year 2000 costs have been incurred, of which $1.1 million were incurred in the fiscal year ended January 30, 1999. Charming Shoppes expects to fund the estimated balance of $4.2 million for its Year 2000 readiness program from operating cash flows. Charming Shoppes does not anticipate delaying any significant information technology project as a result of Charming Shoppes' Year 2000 compliance effort. Estimated future expenditures are not expected to have a material adverse effect on Charming Shoppes' financial position, results of operations, or cash flows.

Year 2000 Risk Assessment and Year 2000 Contingency Planning

         Charming Shoppes is a retailer of women's apparel, and does not rely on a single customer for any significant amount of sales. Charming Shoppes does not sell products which use computer systems, embedded chip technology, or other devices that may be sensitive to dates.

         If Charming Shoppes does not complete a significant portion of its Year 2000 readiness program in a timely fashion, its financial condition may be materially adversely impacted; however, management does not consider the possibility of such an occurrence to be likely at the present time. Charming Shoppes anticipates that the most reasonably likely worst case scenarios include, but are not limited to, loss of communications to the stores, loss of utilities, and the inability to process customer transactions or engage in normal business activity. Charming Shoppes is in the initial stages of developing a Year 2000 contingency plan, which is scheduled for completion during the third quarter ending October 30, 1999. Despite such contingency plans, Charming Shoppes may be adversely affected by the failure of significant third-party vendors to become Year 2000 compliant.

         Projected completion dates and the estimated costs of Charming Shoppes' Year 2000 readiness program are based on management's best estimates for future events and are forward- looking statements that may be updated as additional information becomes available. Such forward-looking statement are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such factors may include, but are not limited to, the ability of Charming Shoppes, its critical vendors and service providers to complete Year 2000 compliance remediation in a timely fashion, the ability to identify and correct all relevant computer codes and embedded chips, delay in the rendition of remediation services provided by third parties and disruptions to operations as a result of Year 2000 compliance issues.

                         DESCRIPTION OF THE CERTIFICATES

OVERVIEW

         The following statements about the certificates summarize the material terms of the pooling agreement and the Series 1999-1 supplement, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.

         Series 1999-1 will consist of the following floating rate certificates.


                                   Initial
       Class                  Investor Interest
         A                          $
         B                          $

         C                          $
         D                          $

         When we discuss the amounts due to each class of certificateholders in this prospectus, we also refer to the Investor Interest of each class. For each class of certificates, the corresponding "Investor Interest" is calculated as follows:

         (1)      the initial Investor Interest of the class, less
         (2)      all prior principal payments made to the class, less
         (3) for Class B, C and D, all unreimbursed reductions to its initial Investor Interest because of Principal Collections being reallocated from that class as described in "--Reallocations and Payments of Principal" below, less

         (4) all unreimbursed Charge Offs for that class.

         The Investor Interest for a class cannot be less than zero.

         The Investor Interest for Series 1999-1 is an amount equal to the sum of the Investor Interests for each class in Series 1999-1.

         The Class A and Class B certificates are the only certificates offered by this prospectus. The offered certificates will evidence a beneficial interest entitling the holder to a proportional share in the trust's assets and the right to receive funds up to the amounts required to make payments of principal and interest on the certificates. Payments of interest and, when scheduled, principal will be made, if there are funds available, on the fifteenth day of each month, or if that day is not a business day, on the next business day. Each of these payment dates is called a distribution date. The first distribution
date will be        , 1999. Payments will be made to offered certificateholders in whose names the offered certificates were registered on the last business day of the calendar month preceding a distribution date.

         The seller holds a certificate called the "Exchangeable Seller Certificate." The Exchangeable Seller Certificate represents an undivided interest in the receivables, including the right to a percentage of all accountholder payments on the receivables equal to 100% minus the sum of the allocation percentages for all outstanding series. This percentage is called the "Seller Percentage." The Exchangeable Seller Certificate may be transferred in whole or in part to an affiliate of the seller, but not to any other person unless the seller consents to that transfer and the trustee receives an opinion of counsel that the transfer will not adversely affect the federal income tax characterization of the certificates of any outstanding certificate series.

         The offered certificates initially will be represented by certificates registered in the name of Cede & Co. as nominee of DTC. Accordingly, Cede & Co. will be the holder of the offered certificates. We refer to persons acquiring beneficial interests in the offered certificates as certificate owners. Certificate owners will not be entitled to receive a certificate representing their interest in the offered certificates unless definitive certificates are issued under the circumstances described in "The Pooling Agreement--Definitive Certificates." Until that time, all references in this prospectus to actions by certificateholders mean actions taken by DTC upon instructions from its participants, and all references to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or Cede & Co. DTC will distribute this information to certificate owners under DTC procedures.

         The trustee will distribute principal and interest on the offered certificates directly to DTC or the holders of definitive certificates, as the case may be, under the procedures described in this prospectus. The trust will make interest payments and any principal payments on each distribution date to holders in whose names the offered certificates were registered at the close of business on the last business day of the calendar month preceding that distribution date. The trust will make distributions by wire transfer of federal funds to the account and number specified in the register maintained by the trustee or, if no account number is specified, by check mailed to the address of a holder as it appears on that register. The trust will make the final payment on any offered certificate, however, only upon presentation and surrender of that certificate at the office or agency specified in the notice of final distribution to offered certificateholders. The trustee will provide this notice no later than the fifth day of the month of the final distribution.

INTEREST PAYMENTS

Scheduled Interest

         Interest will accrue on each class in Series 1999-1 during each Interest Period at the interest rate specified for that class. An "Interest Period" means, for each distribution date, the period from and including the previous distribution date through the day preceding that distribution date. The first Interest Period, however, will be the period from and including the closing date through the day preceding the first distribution date.

         Interest payable on each distribution date for each class is called its "Class Monthly Interest." Class Monthly Interest will, except as noted below, be calculated as follows:

days in Interest Period  x  Class Certificate Rate  x  Class Investor Interest
-----------------------
       360

         where:

                  "Class Certificate Rate" = LIBOR + Applicable Spread.

                  The "Applicable Spread" for each class is as follows:

                           - Class A: [__]%
                           - Class B: [__]%
                           - Class C: [__]%
                           - Class D: [__]%.

                  Class Investor Interest = the Class Investor Interest on the last business day of the calendar month preceding that distribution date.

         If Class A remains outstanding after [____________, 200_], its Class Certificate Rate cannot exceed a per annum rate of [__]% for any Interest Period ending after that date.

         If Class B remains outstanding after [____________, 200_], its Class Certificate Rate cannot exceed a per annum rate of [__]% for any Interest Period ending after that date.

                  "LIBOR" = the rate for deposits in U.S. dollars for a one-month period that appears on the Telerate Page 3750, or similar replacement page, at 11:00 a.m., London time, on the related LIBOR determination date. If that rate is not available, LIBOR will be determined as described at the end of this section.

                  The LIBOR determination dates are:

                  - for the first Interest Period _________, 1999, for the period beginning on and excluding _________, 1999 and ending on and excluding _________, 1999; and

                           _________, 1999, for the period beginning on and including ________, 1999 and ending on and excluding the first distribution date; and

                  - for the remaining Interest Periods, the second London business day prior to the first day of that Interest Period.

         If LIBOR cannot be determined using the Telerate Page 3750, it will be determined as follows:

         - on the basis of the rates at which deposits in U.S. dollars are offered by the London office of four major banks in the London interbank market, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period--using the arithmetic mean of the quotations given by those banks. If fewer than two quotations are given, then

         - the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in U.S. dollars to leading European banks for a one-month period.

         You may obtain the certificate rates for any current and immediately preceding interest period by telephoning the trustee at 215/985-7585.

Late Interest Payments

         If the trust does not pay Class Monthly Interest to any class when due on a distribution date, the amount not paid for that class, called its "Class Deficiency Amount," will itself accrue monthly interest payable on the next distribution date.

         The amount of monthly interest payable on any Class Deficiency Amount for a class called its "Class Additional Interest" will be calculated as follows:

days in Interest Period  x (1% + Class Certificate Rate)  x Class Deficiency Amount
-----------------------
        360

INTEREST RATE CAP AGREEMENTS

         To provide additional enhancement for the offered certificates, on or before the closing date the trust will enter into two interest rate cap agreements with [name of counterparty].

         One interest rate cap is for the benefit of Class A. The other is for the benefit of Class B. Each cap agreement will require its counterparty to make a payment to the trust on a distribution date when LIBOR has exceeded the rate specified in that agreement for the related Interest Period.

         When a payment is required on a distribution date, the "Class A Cap Payment" or "Class B Cap Payment," as applicable, will be calculated as follows:

         days in Interest Period    x    Cap Rate    x   Cap Notional Amount
         -----------------------
                  360

         where:

         Cap Rate = LIBOR - Specified Rate

         Specified Rate:
           - Class A Cap= [__]%
           - Class B Cap= [__]%

         Cap Notional Amount:

           - Class A Cap= initial Investor Interest for Class A
           - Class B Cap= sum of initial Investor Interests for Class B, Class C and Class D

         Class A Cap Payments will be included in Class A Available Funds. Class B Cap Payments will be included in Class B Available Funds.

         The Class A Cap will terminate on Class A's expected final payment date. Similarly, the Class B Cap will terminate on Class B's expected final payment date. Once an interest rate cap agreement has terminated, the Class Certificate Rate for the class benefitted by that agreement may not exceed its specified rate listed above.

         The trust can only enter into and maintain interest rate cap agreements with counterparties whose unsecured, unguaranteed, short-term debt carries a rating of P-1 by Moody's and a rating of A-1 by Standard & Poor's or whose obligations are guaranteed by an entity whose short-term debt carries those ratings. If one of these rating agencies withdraws or lowers its rating for the counterparty, the servicer may obtain a replacement Interest Rate Cap from a counterparty having the required credit ratings, or to enter into an arrangement satisfactory to the rating agencies that have rated certificates issued by the trust.

         If the servicer fails to comply with the conditions in the previous sentence, an Early Amortization Event will occur.

         An Early Amortization Event for Series 1999-1 will also occur if a counterparty fails to make a Class A Cap Payment or a Class B Cap Payment to the trust within 5 calendar days of when due. See "--Early Amortization Events" below.

PRINCIPAL PAYMENTS

         The trustee will apply Available Principal Collections on each distribution date as described in this section.

         "Available Principal Collections" for any distribution date are an amount equal to the sum of

         (1) the Principal Allocation Percentage of all collections of principal receivables received during the related Due Period, minus the amount of all Principal Collections reallocated as described in "--Reallocations and Payments of Principal" below, and

         (2) any shared principal collections that are allocated to Series 1999-1 as described in "--Series Shared Principal Collections" below.

The Revolving Period

         The "Revolving Period" for Series 1999-1 is the period from the closing date to the beginning of the Controlled Amortization Period or, if earlier, the Early Amortization Period. During the Revolving Period, no principal payments will be made to Series 1999-1 certificateholders. All Available Principal Collections for a Due Period during the Revolving Period will be applied on the related distribution date as follows:

         - as required by the certificate purchase agreement for the Class C certificates
         - as shared principal collections applied to other series in group one that are principal sharing series
         - as payment on the Exchangeable Seller Certificate, unless needed to fund a shortfall in the Excess Funding Account.

The Controlled Amortization Period and Early Amortization Period

         The "Controlled Amortization Period" is scheduled to commence on ___________, 200_, and will continue until payment in full of the offered certificates or, if earlier, the beginning of the Early Amortization Period. If an Early Amortization Period begins prior to the scheduled beginning of the Controlled Amortization Period, there will not be a Controlled Amortization Period for Series 1999-1.

         During the Controlled Amortization Period, the trust will pay principal only to the Class A certificateholders until the Class A expected final payment date and then the trust will pay principal to the Class B certificateholders until the Class B expected final payment date. The failure to pay either class in full on its expected final payment date is one of the events that will trigger the Early Amortization Period.

         If an Early Amortization Event occurs, the "Early Amortization Period" will begin and will continue until the earlier to occur of the Series 1999-1 termination date, the date on which the trust terminates and the date on which Series 1999-1 is paid in full.

         Class A certificateholders will be entitled to begin receiving principal payments on the distribution date following the Due Period in which the earlier of the Controlled Amortization Period or Early Amortization Period begins. The amount of monthly principal distributable on that distribution date and each other distribution date during the Controlled Amortization Period and the Early Amortization Period is referred to as "Class A Monthly Principal," and will equal the least of:

         (1) the Available Principal Collections then on deposit in the Collection Account,

         (2) during the Controlled Amortization Period, the Controlled Payment Amount, and

         (3) the outstanding Class A Investor Interest after taking into account any adjustments to be made on that distribution date for Charge-Offs.

         The "Controlled Payment Amount" on any distribution date related to the Controlled Amortization Period will equal the sum of the Controlled Amortization Amount for that date and any portion of the Controlled Amortization Amount for any prior due period not previously distributed to the Class A certificateholders.

         The "Controlled Amortization Amount" means $______.

         The amount of monthly principal distributable to the Class B certificates on each distribution date is referred to as the Class B Monthly Principal. Beginning with the distribution date following the Due Period in which the Class A Investor Interest has been paid in full or, during an Early Amortization Period, beginning on the distribution date on which the Class A Investor Interest is paid in full, the "Class B Monthly Principal" will be an amount equal to the lesser of:

         (1) the Available Principal Collections then on deposit in the Collection Account, after making any payment of Class A Monthly Principal, and

         (2) the Class B Investor Interest after taking into account any adjustments to be made on that distribution date for Charge-Offs and reallocations of Principal Collections.

         The Class B certificateholders are expected to receive a distribution of Available Principal Collections equal to the amount of the Class B Investor Interest on the Class B expected final payment date.

Optional Cancellation of Certificates by the Seller

         The seller may on any distribution date repurchase Series 1999-1 certificates on the secondary market and have the trustee cancel any certificates repurchased. Cancellation of certificates in a class will proportionately reduce the class investor of that class of certificates. The seller may not, however, repurchase and cancel certificates of a subordinated class unless the Class Investor Interest of that class, following a cancellation and expressed as a percentage of the current Series 1999-1 Investor Interest, would at least equal the percentage of the Series 1999-1 Investor Interest which that class initially represented. These percentages are described in "Summary of Series 1999-1 Terms." For purposes of this prospectus, the principal paid by the seller for the cancelled certificates will be treated as a payment of principal by the trust.

Series 1999-1 Termination Date

         If the Series 1999-1 Investor Interest is not paid in full by the Series 1999-1 termination date, the trustee will sell, or cause to be sold, an amount of principal receivables and related finance charge receivables up to 110% of the Series 1999-1 Investor Interest at the close of business on that date. The proceeds of that sale will be allocated in the same priority as collections, in an amount up to the sum of all principal and accrued interest on the Series 1999-1 certificates, and all accrued and unpaid fees and expenses and unreimbursed Series 1999-1 Investor Loss Amounts and Series 1999-1 Investor Dilution Amounts to the extent reimbursable under the Series 1999-1 Supplement. The seller will be permitted to purchase those receivables being sold, and will have a right of first refusal. The application of the sale proceeds will constitute full and final payment of the Series 1999-1 certificate and related amounts, even if Series 1999-1 certificates have not been paid in full.

ALLOCATION PERCENTAGES

Series Allocations

         On each business day, the servicer will allocate to each series outstanding and to the Seller Interest all collections of finance charge receivables, principal receivables and Loss Amounts for any Due Period. The servicer will make these allocations based on the applicable series allocation percentage for each series as determined from the relevant supplements and receivables purchase agreements, and based on the Seller Percentage for the Exchangeable Seller Certificate. The servicer will also allocate Dilution Amounts to each series on each distribution date in accordance with the procedures described in "The Pooling Agreement--Loss Amount; Dilution Amounts" below.

         The series allocation percentage used for Series 1999-1 to allocate collections of finance charge receivables and the Loss Amount for any Due Period is the Floating Allocation Percentage.

         The "Floating Allocation Percentage" means, for any day during a Due Period, the percentage equivalent of a fraction:

         - the numerator of which is the Series 1999-1 Investor Interest on the last day of the prior Due Period or for the first Due Period ending after the Closing Date, the Series 1999-1 initial Investor Interest, and

         - the denominator of which is the greater of (1) the sum of (A) the aggregate amount of principal receivables in the trust at the end of the last day of the prior Due Period or for the first Due Period ending after the Closing Date, at the end of the day on the Closing Date and (B) the amount on deposit in the Excess Funding Account at the close of business of the last day of the prior Due Period, and (2) the sum of the numerators used to calculate the series allocation percentages for finance charge receivables or Loss Amounts, as applicable, for all certificate series and receivables purchase series outstanding for that Due Period.

         The denominator used in calculating the Floating Allocation Percentage however, will be adjusted for any Due Period in which an Addition Date or Removal Date occurs as follows:

         - if the servicer is required to make daily deposits to the collection account, the amount in clause (1) (A) of the denominator will be (1) the aggregate amount of principal receivables in the trust at the end of the day on the last day of the prior Due Period or most recent Addition Date or Removal Date, as applicable, for the period from and including the first day of that Due Period or most recent Addition Date or Removal Date, as applicable, to but excluding the related Addition Date or Removal Date and (2) the aggregate amount of principal receivables in the trust at the end of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of that Due Period or to and excluding the next Addition Date or Removal Date, as applicable,

         - otherwise, the amount in clause (1) (A) of the denominator will be the weighted average outstanding balance of principal receivables in the trust during that Due Period.

         The series allocation percentage used for Series 1999-1 to allocate collections of principal receivables for any Due Period is the Principal Allocation Percentage.

         The "Principal Allocation Percentage" means, (1) for any day during a Due Period occurring prior to the Fixed Principal Allocation Date, the Floating Allocation Percentage for that Due Period, and (2) for any day during a Due Period occurring on or after the Fixed Principal Allocation Date, the Fixed Allocation Percentage.

         The "Fixed Allocation Percentage" is the percentage equivalent -which percentage may never exceed 100%- of a fraction:

         - the numerator of which is the Series 1999-1 Investor Interest on the last day of the Due Period occurring immediately prior to the Fixed Principal Allocation Date, and

         - the denominator of which is the greater of (1) the sum of (A) the aggregate amount of principal receivables in the trust at the end of the day on the last day of the prior Due Period and
                  (B) the amount on deposit in the Excess Funding Account at the end of the day on that date, and (2) the sum of the numerators used to calculate the series allocation percentages for principal receivables for all certificate series and receivables purchase series outstanding for that Due Period.

         The denominator of the Fixed Allocation Percentage however, will be adjusted the same way that the denominator for the Floating Allocation Percentage is adjusted for any Due Period in which an Addition Date or Removal Date occurs.

         The "Fixed Principal Allocation Date" is the earlier of (a) the date on which the Early Amortization Period begins, and (b) the date on which the Controlled Amortization Period begins.

Class Allocations

         The Servicer will further allocate collections of principal receivables and finance charge receivable allocated to Series 1999-1, the Series 1999-1 Investor Loss Amount and the Series 1999-1 Investor Dilution Amount among each class of Series 1999-1 according to its Class Allocation. The servicer will make this allocation among the classes on a daily basis, by allocating each day's collections prior to the close of business on which those collections are deposited into the Collection Account.

         The "Class Allocation" equals, for each class and each Due Period:

         - for the purpose of allocating Series 1999-1 Investor Loss Amounts, Series 1999-1 Investor Dilution Amounts, collections of finance charge receivables allocated to Series 1999-1 at any time and collections of principal receivables allocated to Series 1999-1 during the Revolving Period, its Class Floating Allocation, and

         - for the purpose of allocating collections of principal receivables allocated to Series 1999-1 during the Controlled Amortization Period or Early Amortization Period, its Class Fixed Allocation.

         The "Class Floating Allocation" means, for each class and each Due Period, the percentage equivalent -which may not exceed 100%- of a fraction:

         - the numerator of which is its Class Investor Interest at the close of business on the last day of the preceding Due Period, and

         - the denominator of which is equal to the Series 1999-1 Investor Interest at the close of business on that day.

         For the first Due Period, however, the initial Class Investor Interest will be used in the numerator and the initial Series 1999-1 Investor Interest will be used in the denominator.

         The "Class Fixed Allocation" means, for each class and each Due Period other than a Due Period relating to the Revolving Period, the percentage equivalent -which may not exceed 100%- of a fraction:

         - the numerator of which is the Class A Investor Interest at the close of business on the last day of the Revolving Period, and

         - the denominator of which is equal to the Series 1999-1 Investor Interest at the close of business on the last day of the Due Period occurring immediately before the Fixed Principal Allocation Date.

         A collection processed on an account in excess of the aggregate amount of receivables in that account when received by the originator, seller, servicer or trustee will be deemed to be a payment of principal receivables to the extent of the excess.

SERVICING FEES

         The portion of the monthly servicing fee payable by Series 1999-1 to the servicer for each Due Period, called the "Series 1999-1 Servicing Fee" will equal one-twelfth of the product of (1) 2% and (2) an amount equal to the sum of
(a) the Series 1999-1 Investor Interest determined on the last day of that Due Period and (b) the servicing base amount, which equals the product of the amount, if any, on deposit in the Excess Funding Account on the last day of that Due Period times the Principal Allocation Percentage for that Due Period. The Series 1999-1 Servicing Fee, however, will be prorated for the first Due Period.

         The Series 1999-1 Servicing Fee for each Due Period will be allocated among each class and payable on the related distribution date out of Available Funds as described below under "--Application of Collections--Available Funds" and out of Excess Spread and Shared Excess Finance Charge Collections as described below under "--Application of Collections--Excess Spread; Shared Excess Finance Charge Collections."

         The servicer will allocate the Series 1999-1 Servicing Fee to each class in Series 1999-1 for each Due Period by multiplying its Class Floating Allocation times 2% times the servicing base amount for that Due Period. However, the servicing fee allocable to each class for the first Due Period will be prorated. The portion of the fee allocated to each Class is called its "Class Servicing Fee."

         The Series 1999-1 Servicing Fee owed by the holders of any class will be payable only if amounts are available to pay the fee either in full or in part out of allocations of Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocated to the holders of that class and out of reallocations of principal collections, in each case, for the purpose of paying the fee as described under "--Application of Collections" and "--Reallocations and Payments of Principal" below.

APPLICATION OF COLLECTIONS

         Available Funds. To understand the allocation of Available Funds, you need to understand the following definitions:

         "Class Available Funds" means, for each class and each distribution date, an amount equal to the sum of:

         (1) its Class Floating Allocation of the collections of finance charge receivables allocated to the Series 1999-1 certificates and deposited in the Collection Account for the related Due Period,

         (2) plus for Class A, if the distribution date is on or before to the Class A expected final payment date, the amount of any Class A Cap Payment received on that distribution date, plus any overdue payment received since the last distribution date,

         (3) plus for Class B, if the distribution date is on or before to the Class B expected final payment date, the amount of any Class B Cap Payment received on that distribution date, plus any overdue payment received since the last distribution date.

         "Available Funds" means the sum of the Class Available Funds for Class A, B, C and D.

         On each distribution date, the trustee, acting on the servicer's instructions, will apply Available Funds in the following order:

                  (A) for Class A, an amount equal to its Class Available Funds will be distributed in the following priority:

                           (1) the sum of its Class Monthly Interest, Class
                  Deficiency Amount and any Class Additional Interest for Class A will be distributed to the Class A certificateholders;

                           (2) its Class Servicing Fee, plus any of its unpaid
                  Class Servicing Fee from any prior distribution date, will be distributed to the servicer;

                           (3) an amount equal to any unreimbursed Class
                  Investor Loss Amount for Class A will be treated as Available Principal Collections;

                           (4) an amount equal to any unreimbursed Investor
                  Dilution Amount for Class A will be treated as Available Principal Collections; and

                           (5) the balance, if any, will constitute Excess
                  Spread and will be allocated and distributed as described under "--Excess Spread; Shared Excess Finance Charge Collections" below.

                  (B) for Class B, an amount equal to its Class Available Funds will be distributed in the following priority:

                           (1) the sum of its Class Monthly Interest, any Class
                  Deficiency Amount and any Class Additional Interest will be distributed to the Class B certificateholders;

                           (2) its Class Servicing Fee, plus any of its unpaid
                  Class Servicing Fee from any prior distribution date, will be distributed to the servicer; and

                           (3) the balance, if any, will constitute Excess
                  Spread and will be allocated and distributed as described under "--Excess Spread; Shared Excess Finance Charge Collections" below.

                  (C) for Class C, an amount equal to its Class Available Funds will be distributed in the following priority:

                           (1) the sum of its Class C Servicing Fee, plus any of
                  its unpaid Class Servicing Fee from any prior distribution date, will be distributed to the servicer; and

                           (2) the balance, if any, will constitute Excess
                  Spread and will be allocated and distributed as described under "--Excess Spread; Shared Excess Finance Charge Collections" below.

                  (D) for Class D, an amount equal to its Class Available Funds will be distributed in the following priority:

                           (1) the sum of its Class D Servicing Fee, plus any of
                  its unpaid Class Servicing Fee from any prior distribution date, will be distributed to the servicer; and

                           (2) the balance, if any, will constitute Excess
                  Spread and will be allocated and distributed as described under "--Excess Spread; Shared Excess Finance Charge Collections" below.

         "Excess Spread" means, for each distribution date, an amount equal to the sum of the amounts described in clauses (A)(5), (B)(3), (C)(2) and (D)(2) above.

         Excess Spread; Shared Excess Finance Charge Collections. On each distribution date, the trustee, acting on the servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1999-1 for the related Due Period to make the following distributions in the following order:

                  (a) (1) the amount necessary to pay the Class Monthly Interest, Class Deficiency Amount, Class Additional Interest and Class Servicing Fee for Class A will be applied to these items, and (2) an amount equal to any unfunded Investor Loss Amount and Investor Dilution Amount for Class A will be treated as Available Principal Collections;

                  (b) an amount equal to the aggregate amount of Class Investor Charge-Offs for Class A which have not been previously reimbursed will be treated as Available Principal Collections;

                  (c) (1) the amount necessary to pay the Class Monthly Interest, Class Deficiency Amount, Class Additional Interest and Class Servicing Fee for Class B will be applied to these items, and (2) an amount equal to any unfunded Investor Loss Amount and Investor Dilution Amount for Class A will be treated as Available Principal Collections;

                  (d) the aggregate amount by which the Class Investor Interest for Class B has been reduced below the Class B initial Investor Interest for reasons other than the payment of principal, if not previously reimbursed, will be treated as Available Principal Collections;

                  (e) an amount equal to any unpaid Class Servicing Fee for Class C, after applying its Class Available Funds, will be paid to the servicer;

                  (f) the sum of the Class Monthly Interest plus any Class Deficiency Amount for Class C will be distributed to the Class C certificateholders;

                  (g) an amount equal to any unreimbursed Class Investor Loss Amount for Class C will be treated as Available Principal Collections;

                  (h) an amount equal to any unreimbursed Class Investor Dilution Amount for Class C will be treated as Available Principal Collections;

                  (i) an amount equal to the aggregate amount by which the Class Investor Interest for Class C has been reduced below its initial Class Investor Interest for reasons other than payment of principal, if not previously reimbursed, will be treated as Available Principal Collections;

                  (j) an amount equal any unpaid Class Servicing Fee for Class D, after applying its Class Available Funds, will be paid to the servicer;

                  (k) the Class Monthly Interest plus any past due Class Monthly Interest for Class D will be distributed to the Class D certificateholders;

                  (l) an amount equal to any unreimbursed Class Investor Loss Amount for Class D will be treated as Available Principal Collections;

                  (m) an amount equal to any unreimbursed Class Investor Dilution Amount for Class D will be treated as Available Principal Collections;

                  (n) an amount equal to the aggregate amount by which the Class Investor Interest for Class D has been reduced below its initial Investor Interest for reasons other than the payment of principal, if not previously reimbursed, will be treated as a portion of Available Principal Collections;

                  (o) an amount equal to the aggregate of any other amounts then due to the Class C certificateholders or required to be applied out of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1999-1 will be so applied; and

                  (p) any balance will constitute a portion of Shared Excess Finance Charge Collections and will be available for allocation to other series in group one and, if not required to be applied as Shared Excess Finance Charge Collections, will be distributed to the holder of the Exchangeable Seller Certificate unless required to fund a shortfall in the Excess Funding Account.

         Amounts specified to be treated as Available Principal Collections in this section will be applied as described in clause (B) or (C), as applicable, of "--Reallocations and Payments of Principal" below.

REALLOCATIONS AND PAYMENTS OF PRINCIPAL

         On each day that collections are deposited into the Collection Account, the servicer will allocate to the Series 1999-1 certificateholders on a preliminary basis the series allocation percentage for Series 1999-1 of collections processed for principal receivables on that day so as to determine the initial Class Allocation of those principal collections for each class for each particular day.

         On each distribution date, following the allocation of Available Funds described above, the trustee, acting on the servicer's instructions, will reallocate collections of principal receivables initially allocated to Series 1999-1, the "Series 1999-1 Principal Collections", in the following order:

                  (A) (i) if Class A Available Funds and Excess Spread and Shared Excess Finance Charge Collections available to fund the Class Monthly Interest, Class Deficiency Amount, Class Additional Interest, Class Servicing Fee, Investor Loss Amount and Investor Dilution Amount for Class A are insufficient to fund those amounts, then Class Allocations of Series 1999-1 Principal Collections will be reallocated as follows:

                           - from Class D until fully applied, then
                           - from Class C until fully applied, then
                           - from Class B until fully applied.

                  These reallocated collections will be used to pay the required amounts for Class A in the order of clauses (A) (1), (2), (3) and (4) under "--Available Funds" above;

                  (ii) if Class B Available Funds and Excess Spread and Shared Excess Finance Charge Collections available to fund the Class Monthly Interest, Class D Deficiency Amount, Class Additional Interest, Class Servicing Fee, Investor Loss Amount and Investor Dilution Amount for Class B are insufficient to fund these amounts, then Class Allocations of Series 1999-1 Principal Collections that remain after reallocation in clause (i) above will be reallocated as follows:

                           - from Class D until fully applied, then
                           - from Class C until fully applied.

                  These reallocated collections will be used to pay the required amounts for Class B in the order of clauses (1) then (2) under "--Available Funds" and then in the order of clause (c)(2) of "--Excess Spread; Shared Excess Finance Change Collections" above until the Class B Required Amount has been reduced to zero.

                  (iii) if Class C Available Funds and Excess Spread and Shared Excess Finance Charge Collections available to fund the Class Monthly Interest, Class C Deficiency Amount, Class Additional Interest, Class Servicing Fee, Investor Loss Amount and Investor Dilution Amount for Class C are insufficient to fund this amount, then Class Allocations of Series 1999-1 Principal Collections for Class D that remain after reallocation in clauses (i) and (ii) above will be reallocated to the extent necessary to pay Class Servicing Fee for Class C and the other amounts listed above in the priority listed.

                  On each distribution date, the Class Investor Interest for Class D, Class C and Class B will be reduced by the amount, if any, of Principal Collections for that class that have been reallocated as provided above.

                  (B) On each distribution date during the Revolving Period, following the reallocations and distributions made under subsection (A) above, remaining Available Principal Collections will be distributed in the following order:

                           (1) any amounts required to be applied on that date
                  from Available Principal Collections under to the certificate purchase agreement for Class C will be so applied;

                           (2) an amount equal to the product of the Cumulative
                  Principal Shortfall multiplied by a fraction, the numerator of which is remaining Available Principal Collections on that distribution date and the denominator of which is the sum of the Available Principal Collections available for sharing for each series in group one that is a principal sharing series, will then be treated as shared principal collections and applied to other series in group one; and

                           (3) remaining Available Principal Collections on that
                  distribution date will then be paid to the holder of the Exchangeable Seller Certificate in an amount up to the Seller Interest, except when necessary to fund a shortfall in the Excess Funding Account.

                  (C) On each distribution date during the Controlled Amortization Period, beginning with the distribution date following the month in which the Controlled Amortization Period begins, or on each distribution date during the Early Amortization Period, (1) following the determination and allocation of all Charge-Offs for that distribution date and (2) the reallocations and distributions made under subsection (A) above, Available Principal Collections for the related Due Period will be distributed in the following order:

                           (i) an amount equal to the Class A Monthly Principal
                  will be distributed to the Class A certificateholders;

                           (2) during the Controlled Amortization Period,
                  beginning with the distribution date following the Due Period in which the Class A Investor Interest has been paid in full, and, during the Early Amortization Period, beginning with the distribution date on which the Class A Investor Interest has been paid in full, an amount equal to the Class B Investor Interest will be distributed to the Class B certificateholders;

                           (3) beginning with the distribution date on which the
                  Class B Investor Interest has been paid in full, an amount equal to the Class C Investor Interest will be distributed to the Class C certificateholders;

                           (4) beginning with distribution date on which the
                  Class C Investor Interest has been paid in full, an amount equal to the Class D Monthly Principal will be distributed to the Class D certificateholders;

                           (5) an amount equal to any amounts required to be
                  applied from Available Principal Collections on that date under the Class C certificate purchase agreement will be so applied;

                           (6) an amount equal to the product of the Cumulative
                  Principal Shortfall multiplied by a fraction the numerator of which is Available Principal Collections remaining after the application specified in the preceding clauses of this subsection (C) above, and the denominator of which is the sum of the Available Principal Collections available for sharing for each series in group one that is a principal sharing series, will be treated as shared principal collections and applied to series in group one which are principal sharing series other than Series 1999-1; and

                           (7) any remaining Available Principal Collections for
                  that distribution date will be paid to the holder of the Exchangeable Seller Certificate, except when necessary to fund a shortfall in the Excess Funding Account.

         The amounts that the servicer collects, net of out-of-pocket costs of collection, from receivables previously charged off are net recoveries. Amounts the servicer recovers under any credit life, credit disability or unemployment insurance policies covering any obligor on an account are insurance proceeds.

         If the sum of insurance proceeds and other net recoveries received from receivables during any Due Period exceeds the Loss Amount for that Due Period and any prior Due Periods, that excess will be distributed to the seller and will not be available to make payments on Series 1999-1.

SERIES SHARED EXCESS FINANCE CHARGE COLLECTIONS

         The balance, if any, of Available Funds on deposit in the Collection Account after giving effect to the distributions described in clauses (a) through (p) under "--Application of Collections--Excess Spread; Shared Excess Finance Charge Collections" above on any distribution date, will constitute a portion of Shared Excess Finance Charge Collections for that distribution date and will be available for allocation to other series in group one and, if not required to be applied as Shared Excess Finance Charge Collections for any series in group one, will be distributed to the holder of the Exchangeable Seller Certificate or any other person then entitled to that amount.

         When Series 1999-1 is issued, group one will consist of Series 1999-1, Series 1997-1 [and Series 1994-2. Series 1994-2 is scheduled to be paid in full and terminated on the May 1999 distribution date.] All or some of the subsequently issued certificate series may also be included in group one.

         "Shared Excess Finance Charge Collections" are collections of finance charge receivables allocated to any series in group one, to the extent they exceed the amounts necessary to make required payments for that series, including payments to any related enhancement provider.

         Shared Excess Finance Charge Collections for the series in group one for any distribution date will be allocated to Series 1999-1 in an amount equal to the product of:

                  (1) the aggregate amount of Shared Excess Finance Charge Collections for all series in group one, and

                  (2) a fraction the numerator of which is the Series 1999-1 Finance Charge Shortfall for that distribution date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all series in group one for that distribution date.

         The "Series 1999-1 Finance Charge Shortfall" for any distribution date will be equal to the amount by which the full amount to be paid -- without duplication -- under clauses (a) through (p) under "--Application of Collections--Excess Spread; Shared Excess Finance Charge Collections" above on that distribution date exceeds the Excess Spread for that distribution date. "Finance Charge Shortfall" means for Series 1999-1, the Series 1999-1 Finance Charge Shortfall, and for any other certificate series, the amount specified in the related Supplement as a "Finance Charge Shortfall" for that certificate series. The trust will distribute Shared Excess Finance Charge Collections allocated to Series 1999-1 to the holders of Series 1999-1 certificates described above under "--Application of Collections--Excess Spread; Shared Excess Finance Charge Collections."

         The servicer may terminate the sharing of Shared Excess Finance Charge Collections among the series in group one if, in the reasonable belief of the seller or its counsel, continued sharing would have adverse regulatory implications on the seller or the originator.

SERIES SHARED PRINCIPAL COLLECTIONS

         Series in group one also share shared principal collections. Collections of principal receivables for any Due Period allocated to the investor interest of any series in group one will first be used to cover the amounts required in the related supplement, including any required deposits into a principal funding account or required distributions. Any excess will be treated as "shared principal collections." The servicer will allocate the shared principal collections to cover any Principal Shortfalls for other series in group one. A "Principal Shortfall" occurs for a series when the principal receivables allocated to that series in a Due Period do not cover required principal distributions to investor certificateholders and deposits to principal funding accounts.

         If Principal Shortfalls exceed shared principal collections for any Due Period, shared principal collections will be allocated pro rata among the certificate series in group one based on their respective Principal Shortfalls. If shared principal collections exceed Principal Shortfalls, the balance will be allocated to the holder of the Exchangeable Seller Certificate or, to the extent the Seller Interest is less than the Required Seller Interest, to the Excess Funding Account. Shared principal collections for any distribution date will be allocated to Series 1999-1 in an amount equal to the product of:

         (1) the aggregate amount of shared principal collections from all series in group one that are entitled to receive shared principal collections, called principal sharing series, and

         (2) a fraction the numerator of which is the Series 1999-1 Principal Shortfall for that distribution date and the denominator of which is the Cumulative Principal Shortfall for that distribution date.

         A "Series 1999-1 Principal Shortfall" includes:

         (1) on any distribution date related to the Controlled Amortization Period, the amount by which the Controlled Payment Amount for the prior Due Period exceeds the amount of Available Principal Collections for that distribution date, excluding any portion attributable to shared principal collections;

         (2) on the Class B expected final payment date, the amount by which the Class B Investor Interest exceeds the amount of Available Principal Collections for that distribution date, excluding any portion of that amount attributable to shared principal collections; and

         (3) on any distribution date related to the Early Amortization Period, the amount by which the Series 1999-1 Investor Interest exceeds the Available Principal Collections for that distribution date, excluding any portion of that amount attributable to shared principal collections.

         The "Cumulative Principal Shortfall" means the sum of the Series 1999-1 Principal Shortfall plus the Principal Shortfalls, as that term is defined in each of the related supplements or receivables purchase agreements, for each other series in group one that is a principal sharing series. Shared principal collections allocated to Series 1999-1 on any distribution date will be treated as part of Available Principal Collections that distribution date and distributed among the holders of Series 1999-1 certificates as described above under "--Application of Collections" and "--Reallocations and Payments of Principal."

         On the second business day before each distribution date during the Controlled Amortization Period or during any Early Amortization Period, the servicer will determine whether a Principal Shortfall exists for any series. If a Principal Shortfall does exist, then the servicer will instruct the trustee to withdraw from the Excess Funding Account an amount equal to that Principal Shortfall on the related distribution date and include that amount in shared principal collections for that distribution date, to be distributed among each certificate series, including Series 1999-1, entitled to share in shared principal collections on that distribution date.

         If not needed to fund any Series 1999-1 Principal Shortfall amounts, shared principal collections allocated to Series 1999-1 will be distributed to the holder of the Exchangeable Seller Certificate, except where necessary to fund a shortfall in the Excess Funding Account. See "The Pooling
Agreement--Excess Funding Account."

INVESTOR CHARGE-OFFS

         Loss Amounts and Dilution Amounts are described in "The Pooling Agreement--Loss Amount; Dilution Amounts." The allocation of Loss Amounts and Dilution Amounts to Series 1999-1 and each class within Series 1999-1 are described in "Description of the Certificates--Allocation Percentages" above. When we refer to (1) the "Series 1999-1 Investor Loss Amount" for any Due Period, we mean the Loss Amount allocated to Series 1999-1, and (2) the "Investor Loss Amount" for any class for any Due Period, we mean the Series 1999-1 Investor Loss Amount allocated to that class. When we refer to (1) the "Series 1999-1 Investor Dilution Amount" for any Due Period, we mean the Series Dilution Amount allocated to Series 1999-1, and (2) the "Investor Dilution Amount" for any class for any Due Period, we mean the Series 1999-1 Investor Dilution Amount allocated to that class.

         An amount equal to the sum of the Investor Loss Amount and the Investor Dilution Amount for each class will be paid from Available Funds, if applicable for that class, Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1999-1 and from Reallocated Principal Collections, if applicable for that class, and applied as described above under "--Application of Collections."

         Classes A through D absorb excess losses and dilution in inverse order of their payment priority. This means that Class B will only be reduced for losses and dilutions allocated to Class A and Class B once Class C and Class D have been reduced to zero. Class A will only be reduced for losses and dilutions allocable to Class A once Class B, C and D have been reduced to zero. Actual reductions to each class are described in this section.

         These reductions will only occur on a class if allocations of Class Available Funds, Excess Spread and Shared Excess Finance Charge Collections, and reallocations of Principal Collections for the benefit of that class, are insufficient to cover losses and dilution which that class is required to cover.

         The Class Investor Interest for Class D will be reduced, but not below zero, on each distribution date, for the following uncovered amounts in the following priority:

         (1)      any uncovered Class Investor Loss amount for Class D;
         (2)      any Unfunded Seller Dilution Amount;
         (3)      any uncovered Class Investor Loss Amount for Class A;
         (4)      any uncovered Class Investor Loss Amount for Class B;
         (5)      any uncovered Class Investor Loss Amount for Class C.

         After giving effect to reductions to the Class Investor Interest for Class D, the Class Investor Interest for Class C will be reduced, but not below zero, on each distribution date, for the following uncovered amounts in the following priority:

         (1) any uncovered Class Investor Loss amount for Class C;
         (2) any Unfunded Seller Dilution Amount;
         (3) any uncovered Class Investor Loss Amount for Class A;
         (4) any uncovered Class Investor Loss Amount for Class B.

         After giving effect to reductions to the Class Investor Interest for Class C and D, the Class Investor Interest for Class B will be reduced, but not below zero, on each distribution date, for the following uncovered amounts in the following priority:

         (1) any uncovered Class Investor Loss amount for Class B;
         (2) any Unfunded Seller Dilution Amount;
         (3) any uncovered Class Investor Loss Amount for Class A.

         After giving effect to reductions to the Class Investor Interest for Class B, C and D, the Class Investor Interest for Class A will be reduced, but not below zero, on each distribution date, for the following uncovered amounts in the following priority:

         (1) any uncovered Class Investor Loss amount for Class A;
         (2) any Unfunded Seller Dilution Amount.

         If the Class Investor Interest for any class is reduced, it will be reinstated on any distribution date by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for that purpose as described in under "--Application of Collections --Excess Spread; Shared Excess Finance Charge Collections."

         The amount of any reduction to a class on any distribution date is called the "Class Investor Charge-Off" for that class. The Class Investor Charge-Offs for all classes on a distribution date are called "Charge-Offs."

PAIRED SERIES

         With the consent of the Class C certificateholders, the Series 1999-1 certificates may be paired with one or more new series in group one issued as described in "The Pooling Agreement--Issuance of Other Series." We refer to the additional series, not including Series 1999-1, as the paired series. A paired series will be either funded with an initial deposit to a prefunding account in an amount up to the initial principal balance of that paired series from the proceeds of the sale of the certificates related to the paired series, or will have a variable principal amount. Any prefunding account for a paired series will be held for the benefit of the paired series and not for the benefit of Series 1999-1 certificateholders. The maximum prefunding period for any paired series will not exceed one year.

         As funds in the Collection Account are allocated to Series 1999-1 for distribution as Available Principal Collections during the Early Amortization Period or Controlled Amortization Period, either (1) in the case of a prefunded paired series, an equal amount of funds in any prefunding account for that paired series will be released and distributed under the terms of the paired series, or (2) in the case of a paired series having a variable principal amount, an interest in that variable paired series in an equal or lesser amount may be sold by the trust and the proceeds of that sale will be distributed under the terms of the paired series, and, in either case, the series investor interest of that paired series will increase by a corresponding amount. Upon payment in full of the Series 1999-1 certificates, assuming that there have been no unreimbursed Loss Amounts or Dilution Amounts for any related paired series, the aggregate amount of that paired series will have been increased by an amount up to an aggregate amount equal to the Series 1999-1 Investor Interest paid to the Series 1999-1 certificateholders-- or that other amount as the holders of that paired series agree.

         If an early amortization period begins for the paired series, the servicer could reduce the Fixed Allocation Percentage for Series 1999-1, but not below the Series 1999-1 Investor Interest as of the date when the early amortization period for the paired series began.

EARLY AMORTIZATION EVENTS

         You need to understand the following terms to understand when an Early Amortization Event has occurred for Series 1999-1.

                  "Base Rate" means, for any Due Period, the product of 12 times a fraction, the numerator of which is the sum of the Monthly Interest for the related distribution date and the Series 1999-1 Servicing Fee for that Due Period, and the denominator of which is the Series 1999-1 Investor Interest on the last day of the prior Due Period.

                  "Controlling Certificateholders" means:

                           (1) on any date of determination on which the Class A Investor Interest or the Class B Investor Interest is greater than zero, the holders of Class A certificates and Class B certificates evidencing more than 50% of the sum of the Class A Investor Interest and the Class B Investor Interest, and

                           (2) thereafter, the holders of Class C certificates evidencing more than 50% of the Class C Investor Interest.

                  "Monthly Interest" means, for to any distribution date, the sum of:

                           (1) the Class A Monthly Interest, the Class A Additional Interest, if any, and the unpaid Class A Deficiency Amount, if any;

                           (2) the Class B Monthly Interest, the Class B Additional Interest, if any, and the unpaid Class B Deficiency Amount, if any,

                           (3) the Class C Monthly Interest and the unpaid Class C Deficiency Amount, if any, and

                           (4) the Class D Monthly Interest.

                  "Portfolio Yield" means, for any Due Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of:

                  (1) the Floating Allocation Percentage of collections of finance charge receivables allocated to Series 1999-1 certificates for that Due Period including net earnings for that Due Period on amounts on deposit in the collection account and the excess funding account, which are treated as finance charge receivables, plus

                  (2) any Shared Excess Finance Charge Collections that are allocated to Series 1999-1 for the related distribution date, calculated on a cash basis after subtracting the Series 1999-1 Investor Loss Amount for that Due Period, plus

                  (3) any Class A Cap Payment and Class B Cap Payment scheduled to be paid on the related distribution date, and the denominator of which is the Series 1999-1 Investor Interest on the last day of the preceding Due Period -- or for the initial Due Period, the Series 1999-1 initial Investor Interest.

An "Early Amortization Event" refers to any of the following events:

                  (a) failure on the part of the seller or the originator:

                           (1) to make any payment or deposit required under the pooling agreement, the Series 1999-1 supplement or the purchase agreement within five days after the date required, or

                           (2) to perform in any material respect any of its agreements under the pooling agreement, the Series 1999-1 supplement or the purchase agreement, if the failure has a material adverse effect on the Class A and Class B certificateholders and continues unremedied for a period of 60 days after the date on which written notice of the failure has been given to the seller by the trustee, or to the seller and trustee by the Controlling Certificateholders;

                  (b) any representation or warranty made by the seller or the originator in the pooling agreement, the Series 1999-1 supplement or the purchase agreement, or any information required to be given by the seller to the trustee, or by the originator to the seller, to identify the accounts:

                           (1) proves to have been incorrect in any material respect when made or when delivered and which continues to be incorrect in any material respect for a period of 60 days after the date on which the trustee gives written notice of the failure to the seller or the Controlling Certificateholders give written notice of the failure to the seller and the trustee, and

                           (2) as a result the interests of the Class A and Class certificateholders are, and continue to be, materially and adversely affected during the 60 day period;

         provided, however, that an Early Amortization Event will not occur if the seller has accepted reassignment of the receivables during the 60 day period;

                  (c) the average Portfolio Yield for any three consecutive Due Periods is less than the average Base Rate for that period;

                  (d) the seller fails to convey receivables arising under additional accounts to the trust when required by the pooling agreement;

                  (e) any Servicer Default occurs which would have a material adverse effect on the Class A certificateholders or Class B certificateholders;

                  (f) the failure to pay in full the Class A Investor Interest on the Class A expected final payment date or the failure to pay in full the Class B Investor Interest on the Class B expected final payment date;

                  (g) any counterparty to an Interest Rate Cap fails to make a Class A Cap Payment or a Class B Cap Payment, as applicable, in full within five days of the date on which payment was due;

                  (h) Standard & Poor's or Moody's shall have withdrawn the short term debt rating of the counterparty under an Interest Rate Cap, or reduced its short term debt rating below A-1 or P-1, as applicable, and the servicer fails within 30 days of that reduction or withdrawal, to either (1) obtain a replacement interest rate cap agreement having substantially similar terms and conditions or (2) enter into any other arrangement satisfactory to the applicable rating agency, so that the rating of the Class A certificates or Class B certificates by the applicable rating agency will not be withdrawn or reduced;

                  (i) any of the following events -- called "Insolvency Events" -- occurs:

                           (1) the seller, the originator, the servicer -- if an affiliate of the originator -- or Charming Shoppes consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property; or

                           (2) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the seller, the originator, the servicer -- if an affiliate of the originator -- or Charming Shoppes; or

                           (3) the seller, the originator, the servicer -- if an affiliate of the originator -- or Charming Shoppes admits in writing its inability to pay its debts generally as they become due, commences or have commenced against it, unless dismissed within thirty days, as a debtor a proceeding under any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

                  (j) the originator becomes unable for any reason to convey receivables to the seller pursuant to the purchase agreement, or the seller becomes unable for any reason to convey receivables to the trust under the pooling agreement; or

                  (k) the trust or the seller is regulated as an "investment company" within the meaning of the Investment Company Act of 1940.

         An event described in paragraphs (a), (b), (e), (g) or (h) above will be considered an Early Amortization Event for Series 1999-1 if the trustee or the Controlling Certificateholders give written notice to the servicer, the seller and -- if notice is given by certificateholders -- the trustee. The notice must declare that an Early Amortization Event has occurred.

         No notice or other action by the trustee or certificateholders is required if circumstances described in subparagraphs (c), (d), (f), (i), (j) or
(k) occur. These circumstances result in the automatic occurrence of an Early Amortization Event for Series 1999-1 and, in the case of subparagraphs (i), (j) and (k), all other series issued by the trust.

         If an Early Amortization Event occurs, an Early Amortization Period for Series 1999-1 will commence. The period will start on the close of business on the business day immediately preceding the Early Amortization Event and will end on the Series 1999-1 termination date.

         If an insolvency event for the seller or the originator occurs, the seller is required to (1) stop transferring principal receivables to the trust and (2) give notice to the trustee, the rating agencies, each provider of enhancement to any series and designated representatives of each receivables purchase series. Finance charge receivables, whenever created, accrued on principal receivables previously conveyed to the trust, will continue to be part of the trust assets.

         Within 15 days, the trustee will publish and give to each investor certificateholder, to each representative of purchased interest holders and to each enhancement provider, written notice of the Insolvency Event stating that the trustee intends to sell, dispose of, or otherwise liquidate the receivables in a commercially reasonable manner. The trustee will use its best efforts to do so and may solicit competitive bids. The proceeds from the sale, disposition or liquidation of the receivables will be treated as collections of the receivables. The trustee will determine conclusively in its sole discretion which proceeds are allocable to finance charge receivables and which proceeds are allocable to principal receivables.

         If the trustee is instructed, within 90 days from the day it publishes notice of the sale, by investor certificateholders representing more than 50% of the investor interest of each certificate series, by each enhancement provider for any certificate series, and by the designated representative of holders of each receivables purchase series, that they wish to continue having principal receivables conveyed to the trust as before that Insolvency Event, the trustee will continue to accept those conveyances. Unless the trustee receives written instructions as provided in the preceding sentence, the trust will terminate following the last distribution of proceeds of the sale, disposition or liquidation to the investor certificateholders of each certificate series and the purchasers of each receivables purchase series.

                              THE POOLING AGREEMENT

TRANSFER AND ASSIGNMENT OF RECEIVABLES

         When the trust was formed, the originator transferred receivables directly to the trust. In November, 1997, the originator restructured the transfers to the trust so that it first sells the receivables to the seller, a bankruptcy remote entity, which in turn transfers the receivables to the trust. The receivables currently in the trust today arise from Accounts initially designated upon the formation of the trust by the originator and Accounts subsequently designated by the originator and, since the restructuring, the seller.

         When Accounts are designated, the originator indicates in its computer files that the related receivables have been transferred to the trust and provides the trustee with a computer file or microfiche list containing a description of the designated accounts and the outstanding receivables balances on the related cut-off date. The originator, the seller and the servicer will not deliver any other records or agreements relating to the Accounts or the receivables to the trust.

         The records and agreements relating to the Accounts and the receivables maintained by the seller or the servicer are not segregated from other documents and agreements relating to other credit card accounts and receivables. They are not stamped or marked to reflect the transfer of the receivables to the trust.

ISSUANCE OF OTHER SERIES

         The trust may from time to time issue additional series in one of two ways. First, the trust may issue a new certificate series. If permitted by the terms of any series, the holders of a series can tender their certificates in exchange for certificates of a new series. Series 1999-1 does not provide for exchanges by its certificateholders. Separately, the seller can cause the trust to issue a new certificate series in exchange for a corresponding reduction to the seller's interest in the trust. The seller will define the terms of any new certificate series in a supplement for that series. Each new certificate series will be issued in either public or private offerings under appropriate disclosure documents which will describe the material terms of the new certificate series.

         The trust may also from time to time issue one or more receivables purchase series. Like certificate series, receivables purchase series constitute a claim to a percentage of the trust's assets. This allocation percentage is described in a receivables purchase agreement that establishes the terms of a receivables purchase series.

         The choice to issue a certificate series or a receivables purchase series is largely based on investor preference. An investor may have greater power, given its own regulatory restrictions, to purchase uncertificated interests in the trust. We refer to receivables purchase series and to certificate series collectively as "series." None of the seller, the servicer, the trustee or the trust is required to obtain the consent of the certificateholders of any series to issue an additional series.

         Series 1999-1 will not be subordinated to any other series issued by the trust. Series 1999-1 will not be entitled to the benefits of any credit enhancement provided for any other series.

         The rights and obligations of investors may vary from series to series. One series issued by the trust may have an amortization or accumulation period with a different length, and beginning on a different date, than the period for any other series. Further, one or more series may be in their amortization periods while other series are not. The seller may specify different interest rates and servicing fees for each series. Other series may also have different provisions relating to repurchase of the series or transfer of interests by one investor to another.

         Although excess collections of finance charge receivables allocated to Series 1999-1 may be shared with other series, excess collections from other series may not be available to make payments on Series 1999-1.

         New series may only be issued if:

                  (a) each rating agency confirms that the issuance of the new series will not result in a reduction or withdrawal of its previously issued rating of any outstanding series, including Series 1999-1,

                  (b) the seller provides an opinion of counsel opining that the new issuance (1) will not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes and (2) will not adversely affect the federal income tax characterization of any outstanding series, and

                  (c) the seller provides the trustee with an officer's certificate stating that, after giving effect to any exchange, the Seller Interest will be at least equal to the Required Seller Interest.

         There is no limit to the number of new series that may be issued by the trust.

BOOK-ENTRY REGISTRATION

         Certificate owners may hold their interests in the offered certificates through DTC, in the United States, or Cedel Bank or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the offered certificates. Cedel and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC has advised us and the underwriters that it is:

               - a limited-purpose trust company organized under the New York Banking Law;
               - a "banking organization" within the meaning of the New York Banking Law;
               -    a member of the Federal Reserve System;
               - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and
               -    a "clearing agency" registered under the provisions of
                    Section 17A of the Exchange Act.

DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Cedel system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to their system's depositary.

         Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Cedel participant or Euroclear participant on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Cedel or Euroclear cash account until the business day following settlement in DTC.

         Purchases of offered certificates under the DTC system must be made by or through DTC participants, which will receive a credit for the offered certificates on DTC's records. The ownership interest of each actual certificate owner is in turn to be recorded on the DTC participants' and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchase. However, certificate owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the certificate owner entered into the transaction. Transfers of ownership interests in the offered certificates are to be accomplished by entries made on the books of DTC participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interest in offered certificates unless use of the book-entry system for the offered certificates is discontinued.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the offered certificates; DTC's records reflect only the identity of the DTC participants to whose accounts the offered certificates are credited, which may or may not be the actual beneficial owners of the certificates. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to certificate owners will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote on behalf of the offered certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co,'s consenting or voting rights to those DTC participants to whose accounts the offered certificates are credited on the record date, identified in a listing attached the proxy.

         Principal and interest payments on the offered certificates will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Payments by DTC participants to certificate owners will be governed by standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time. These payments will be the responsibility of the DTC participant and not of DTC, the trustee or the seller. Payment of principal and interest to DTC is the responsibility of the trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to certificate owners is the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities depository for the offered certificates at any time by giving reasonable notice to the seller or the trustee. Under these circumstances, if a successor securities depository is not obtained, definitive certificates are required to be printed and delivered. The seller and, upon the occurrence of a Servicer Default, a specified percentage of each class of certificate owners may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, definitive certificates will be delivered to certificate owners. See "--Definitive Certificates."

         DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems continue to function appropriately, as the same relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which it expects to complete within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including issuers and their agents, DTC's direct and indirect participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers. DTC has informed us that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to: (1) impress upon them the importance of these services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation and testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

         According to DTC, the foregoing information about DTC has been provided to us for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars.

         Cedel participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Cedel is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars.

         The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, the Euroclear operator, under contract with Euroclear Clearance System, Societe Cooperative, a Belgium cooperative corporation, the Euroclear cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear cooperative. The board of the Euroclear cooperative establishes policy for the Euroclear System.

         Euroclear participants include banks -- including central banks -- securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the offered certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Cedel or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder on behalf of a Cedel participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

         Certificates issued in fully registered, certificated form are referred to in this prospectus as "definitive certificates." The Series 1999-1 certificates will be issued as definitive certificates, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

         - the seller advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the offered certificates, and the trustee or the seller is not able to locate a qualified successor;

         - the seller, at its option, advises the trustee in writing that it elects to terminate the book-entry system through DTC; or

         - after the occurrence of a Servicer Default, Series 1999-1 certificate owners representing more than 662/3% of the Class Investor Interest for Class A or Class B, as applicable, advise the trustee and DTC through clearing agency participants in writing that the continuation of a book-entry system is no longer in the best interest of the certificate owners of that class.

         If any of these events occur, DTC is required to notify all of its participants of the availability of definitive certificates.

         Definitive certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which is initially the Trustee. The transfer agent and registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The transfer agent and registrar will not be required to register the transfer or exchange of definitive certificates within the fifteen days preceding a payment date for the definitive certificates.

REQUIRED REMOVAL OF RECEIVABLES FROM THE TRUST

         The seller will represent and warrant to the trust, that on the issuance date for Series 1999-1 and, for any additional Accounts, on the related Addition Date that:

         (1)      Each receivable is an eligible receivable.

         (2) Each receivable then existing (a) has been conveyed to the trust, free of any lien of any person claiming through or under the seller or its affiliates and in compliance, in all material respects, with all requirements of law applicable to the seller and (b) is the legal, valid and binding payment obligation of the related account debtor, enforceable against it, except as enforceability may be affected by bankruptcy or similar laws affecting the rights of creditors, and by general principles of equity.

         (3) All approvals or authorizations of any governmental authority required to be obtained by the seller in connection with the conveyance of each receivable to the trust have been obtained.

         (4) On each day on which any new receivable is created, the seller will represent and warrant to the trust that (A) the receivable is an eligible receivable, (B) the receivable has been conveyed to the trust in compliance, in all material respects, with all requirements of law applicable to the seller, (C) all approvals or authorizations of any governmental authority required to be obtained by the seller in connection with the conveyance of the receivable to the trust have been obtained and (D) the receivable is free of any lien of any person claiming through the seller or its affiliates.

         (5) On the cut-off date specified to the trustee, each list of the Accounts, and each related computer file or microfiche or written list, is an accurate and complete listing in all material respects of all the Accounts, and the information contained in the list as to the identity of those Accounts and the related receivables is true and correct in all material respects.

         Except as described in the next paragraph, if the seller breaches any of these representations and warranties as to any receivable, and as a result the receivable becomes charged off as uncollectible, the trust's rights in the receivable or its proceeds are impaired or the proceeds of the receivable are not available for any reason to the trust free and clear of any lien, then upon the expiration of a 60 day grace period, the seller must remove that receivable from the trust. The grace period will begin on the earlier to occur of the seller or the servicer discovering the breach, or the seller receiving written notice of the breach from the trustee. If, however, prior to the required Removal Date for any receivable, the representations and warranties relating to that receivable become true and correct in all material respects, the seller will not be required to accept assignment of the receivable from the trust.

         If, however, the seller breaches any of the representations and warranties in clause (2) above as to any receivable, that receivable will be removed from the trust and reassigned to the seller immediately upon the earlier to occur of the seller or servicer discovering that breach or the seller receiving written notice of that breach from the trustee, if any of the following three conditions are met:

         (1) as a result of the breach, the receivable is charged off as uncollectible, the trust's rights in the receivable or its proceeds are impaired, or the proceeds of the receivable are not available for any reason to the trust free and clear of any lien,

         (2) the lien upon the receivable (A) arises in favor of the United States, any state or any of their agencies or instrumentalities for unpaid taxes or ERISA obligations or (B) has been consented to by the originator or the seller, or

         (3) the unsecured short-term debt rating of the originator is rated lower than P-1 by Moody's and the lien upon the receivable ranks prior to the lien in favor of the trust.

         If a lien referred to above does not have a material adverse effect on the collectibility of the receivables, on any holder of an interest in any series or on any credit enhancement provider for any series, then the seller will have 10 days to remove the lien prior to being required to accept reassignment of the affected receivables.

         When the seller is required to remove a receivable from the trust, it will direct the servicer to deduct the amount of the receivable from the aggregate amount of principal receivables used to calculate the allocation percentages for each outstanding series and for the Seller Interest, and decrease the Seller Interest by that amount. If the deduction would cause the Seller Interest to be reduced below the Required Seller Interest, the seller will within ten business days or on the next distribution date, if earlier, make a deposit in the Excess Funding Account. The deposit will be equal to the amount by which the Required Seller Interest exceeds the Seller Interest. If any receivables purchase series is outstanding, the seller will deposit the portion of the required deposit amount allocated to that series to the Collection Account for the benefit of that series rather than to the Excess Funding Account. Any deduction, and the related deposit, will be considered a repayment in full for the receivables removed from the trust.

         The seller also will represent and warrant to the trust that:

                  (a) the agreement that the seller or the originator has executed relating to these transfers constitutes a legal, valid and binding obligation of the seller or the originator, enforceable against the seller or the originator in accordance with its terms, except as enforceability may be affected by bankruptcy or similar laws affecting the rights of creditors, or by general principles of equity, and

                  (b) each transfer of receivables to the trust is either: (1) a valid sale to the trust of the transferor rights in receivables, free and clear of any lien of any person or entity claiming through or under the seller or any of its affiliates, or (2) the grant of a first priority perfected security interest in receivables.

         If the seller breaches either of these representations and warranties, then (1) the trustee or certificateholders whose certificates evidence more than 50% of the outstanding investor interest of all certificate series outstanding or (2) any representative of purchasers of a receivables purchase series may require the seller to designate an entity to accept reassignment of all receivables from the trust. The reassignment will occur on a distribution date within 60 days, or any longer period designated, from delivery of a notice of that designation to the seller. If, however, before the required reassignment date for the receivables, the representations and warranties referred to in the preceding paragraph become true and correct in all material respects, the seller or its designee will not be required to accept reassignment of receivables from the trust.

         If the trustee or the required certificateholders require a reassignment of receivables, all certificate series will be affected by the reassignment. Unless the terms of a certificate series specify a different amount, the amount that the seller is required to deposit in the Collection Account for each certificate series will be the outstanding Investor Interest of that series, plus all accrued and unpaid interest for that series on that date, plus the invested amount of any credit enhancement for that series. The required amount for Series 1999-1 will be the Series 1999-1 Investor Interest plus accrued and unpaid interest on the date of reassignment.

         If a receivables purchase series also participates in a reassignment, the amount that the seller is required to deposit in the Collection Account for that series will be specified in the agreements for that series.

         The removal of receivables from the trust is the sole remedy against the seller for the breaches of representations and warranties referred to in this section.

         The originator has made substantially similar representations and warranties to the seller regarding the receivables, and has agreed to accept the reassignment from the seller of receivables on substantially similar terms. The seller has assigned all of the seller's rights under the purchase agreement to the trust, thereby permitting the trust to enforce the seller's reassignment rights against the originator. See "Description of the Purchase Agreement--Representations and Warranties."

ELIGIBLE ACCOUNTS; ELIGIBLE RECEIVABLES

         The seller designates accounts from which receivables will be transferred to the trust. To be eligible for designation, the account must meet the following eligibility criteria on the date of designation:

         - amounts owing on the account must be payable in United States dollars;
         -        the account must be in a Specified Program Account;
         - the account is not classified as canceled, counterfeit or fraudulent, and no credit card issued under the account has been stolen or lost;
         - amounts owing under the account have not been charged-off by the originator;
         - the account debtor of which has provided, as his or her most recent billing address, an address that is located in the United States or Canada; and
         - the originator has obtained all necessary governmental approvals relating to the creating of receivables under the account and the performance by the originator of the related cardholder agreement.

         A "Specified Program Account" is a revolving credit card account included in a Specified Program, so long as (a) the related credit application was processed by the originator or its affiliate under the originator's cardholder guidelines or (b) the account was acquired by the originator and determined by the originator to comply with its cardholder guidelines, including those related to extensions of credit.

         The "Specified Programs" are as follows:

         - the "Private Label Program" - a program to originate private label credit card receivables primarily from sales at Fashion Bug stores;

         - the "Secured Account Program" - a program under which the obligors are required to maintain a security deposit against amounts charged;

         - the "Co-Branded Program" - a program to originate charges on a general purpose credit card under the Visa(R) or MasterCard(R) system, which credit card will be co-branded with Fashion Bug;

         - the "Unaffiliated Retailer Program" - a program to allow holders of its private label credit card to use the card at unaffiliated retail locations; and

         - any other credit card program that is specified by the originator.

         Only Receivables generated under the Private Label Program are currently included in the trust. Receivables generated under any other program will only be included in the trust if the seller receives confirmation from each rating agency then rating any outstanding series that inclusion will not cause the rating agency to reduce or withdraw its ratings.

         When we refer to an "Eligible Receivable," we mean a Receivable that meets the following criteria:

         -        it has arisen under an Eligible Account;

         - it was created in compliance, in all material respects, with all requirements of law;

         - the originator, the seller or the trust had good and marketable title to the receivable, free and clear of all liens arising under or through the originator, the seller or any of their affiliates, other than liens relating to the trust;

         - it is a legal, valid and binding payment obligation of the obligor and is enforceable against the obligor in accordance with its terms, subject to bankruptcy or similar laws affecting the rights of creditors, and to general principles of equity;

         -        it constitutes an "account" or a "general intangible" under
                  Article 9 of the UCC as then in effect in any applicable jurisdiction.

         Principal receivables owed by obligors with Canadian billing addresses are considered eligible only to the extent they do not exceed 1.0% of principal receivables in the trust, averaged on the last day of any two consecutive Due Periods.

ADDITION OF ACCOUNTS

         In our discussion of when the seller is obligated to identify additional Accounts for the trust, we use the following terms:

         "Seller Interest Test" means that, on the last business day of any Due Period, the average of the Seller Interest over the 30-day period then ended is equal to or greater than the Required Seller Interest.

         "Required Seller Interest" means the greater of (1) the sum of the minimum Seller Interests specified for each series and (2) zero. The minimum Seller Interest for Series 1999-1 is zero. Other series may have minimum Seller Interests that are greater zero.

         If the Seller Interest Test is not satisfied on the last day of any Due Period, then on or before the 10th business day following the last day of that Due Period, unless the Seller Interest Test is satisfied in the intervening period, the Seller must designate sufficient additional Accounts so that the Seller Interest Test is satisfied after adding the related receivables to the trust. If the seller fails to add the amount of receivables necessary to meet the Seller Interest Test solely because of the unavailability of a sufficient amount of eligible receivables, this failure will, after a grace period, be an Early Amortization Event for Series 1999-1. This failure will not constitute a breach of the pooling agreement by the seller.

         The Seller Interest includes amounts on deposit in the Excess Funding Account. The servicer is required to deposit collections of principal receivables payable to the holder of the Exchangeable Seller Certificate into the Excess Funding Account if the seller does not designate sufficient additional Accounts necessary to comply with the Seller Interest Test. This deposit may forestall the occurrence of an Early Amortization Event.

         The seller may designate, from time to time at its sole discretion, additional Accounts that meet the eligibility criteria. The amount of receivables arising under these voluntarily designated Accounts, together with additional Accounts the seller was required to designate to meet the Seller Interest Test, is limited to (1) in any calendar quarter, 10% of the receivables in the trust on the first day of the related calendar year and (2) in any 12 month period ending on the most recent Addition Date, 15% of the receivables in the trust on the first day of that 12 month period. However, this limitation does not apply if each rating agency then rating any outstanding series confirms that including receivables from the new Accounts would not cause the rating agency to reduce or withdraw its ratings.

         The seller has agreed for the benefit of Series 1999-1 certificateholders that it will not exercise its option to designate any additional accounts unless on or prior to the related Addition Date the seller provides the trustee and Class C certificateholders with an officer's certificate stating that the designation of additional accounts to the trust will not, on the related Addition Date:

         (1) be reasonably expected by the seller to result in a rating agency reducing or withdrawing its rating on any then outstanding certificate series or receivables purchase series,

         (2) cause the occurrence of an Early Amortization Event for Series 1999-1, or

         (3) be reasonably expected by the seller to materially adversely affect in any manner the timing or amount of payments to the Class C certificateholders.

         The date on which an additional Account is designated is called an "Addition Date."

REMOVAL OF ACCOUNTS

         The seller may, but is not obligated to, remove accounts from the list of designated Accounts. Receivables arising in the removed Accounts will be removed from the trust and reassigned to the seller. The seller may not remove accounts more than once in any Due Period. The seller will be permitted to remove accounts only if (1) the removal of the related receivables will not cause an early amortization event to occur for any outstanding series and will not result in the failure to make any required payment on any outstanding series, (2) the seller represents and warrants that no selection procedures believed by it to be materially adverse to the interests of any series were used in selecting the accounts to be removed from the trust, and (3) each rating agency then rating any outstanding series has confirmed that removing the accounts would not cause the rating agency to reduce or withdraw its ratings.

COLLECTION ACCOUNT

         The Servicer has established and maintains a collection account for the benefit of all certificateholders and purchasers of receivables purchase series. The collection account is currently maintained with the trustee and must always be maintained with a qualified depository institution.

         A qualified depository institution is any depository institution or trust company: (1) that is organized under the laws of the United States or any state or the District or Columbia or is the domestic branch of a foreign depository institution, (2) whose short-term deposits have a rating of P-1 by Moody's and of A-1+ by Standard & Poor's and (3) for which deposit insurance is provided by either the Bank Insurance Fund or the Savings Association Insurance Fund, each administered by the FDIC.

         Funds in the collection account will be invested, at the direction of the servicer, in highly rated liquid investments that meet criteria specified in the pooling agreement. Any investments will be required to mature monthly prior to each distribution date. Any earnings, net of losses and investment expenses on funds in the collection account will be treated as collections of finance charge receivables.

DEPOSITS IN COLLECTION ACCOUNT

         The seller and the servicer have agreed to the following procedures for handling collections on the receivables:

         - for payments made by mail, (1) to cause these payments to be delivered to the subservicer, and (2) to cause the subservicer to deposit these payments into a lockbox account within two business days of receipt; and

         - for payments made at any Fashion Bug store, (1) to cause these payments to be deposited into an account of that store established for deposits of store payments, and (2) to cause these store payments to be deposited into a lockbox account within two business days of deposit into a store account.

         Unless the servicer maintains a certificate of deposit, short-term deposit or commercial paper rating of P-1 by Moody's and of A-1+ by Standard & Poor's or a commercial paper rating of A-1 by Standard & Poor's, and a long-term unsecured debt obligation rating of at least Aa3 by Moody's and AA- by Standard & Poor's, all amounts deposited into a lockbox account on any business day will on that same day be withdrawn from the lockbox account and deposited into the collection account. If the servicer maintains the required rating, it may withdraw funds from the lockbox accounts and commingle them with its other funds pending allocation under the terms of the trust. However, during the continuance of an early amortization event, the servicer will be required to deposit funds into the collection account within two business days of deposit to the lockbox account.

         The holder of the Exchangeable Seller Certificate is entitled to the Seller Percentage of collections on principal receivables and finance charge receivables, and any additional amounts under any series that are payable to it. The servicer may pay these amounts to the holder of the Exchangeable Seller Certificate, rather than depositing these amounts in the collection account, on any day.

         The servicer will stop depositing insurance proceeds and other amounts constituting net recoveries into the collection account once the aggregate insurance proceeds and other net recoveries received during any Due Period exceed the unrecovered Loss Amount for that Due Period and any prior Due Periods. The excess will be paid to the seller.

EXCESS FUNDING ACCOUNT

         When we refer to the "Excess Funding Account," we mean the deposit account established and maintained by the servicer for the benefit of the investor certificateholders of each certificate series, in the name of the trustee. This account is to be maintained with the trustee or a qualified depository institution.

         If on any date the Seller Interest is less than the Required Seller Interest, the servicer will not distribute to the holder of the Exchangeable Seller Certificate any collections of principal receivables that otherwise would be distributed to the holder of the Exchangeable Seller Certificate. Instead, it will deposit those funds in the Excess Funding Account.

         Funds on deposit in the Excess Funding Account will be withdrawn and paid to the holder of the Exchangeable Seller Certificate on any distribution date to the extent that the Seller Interest exceeds the Required Seller Interest on that date.

         If an accumulation period, controlled amortization period or early amortization period commences for any certificate series in group one, funds on deposit in the Excess Funding Account will be released and treated as shared principal collections to the extent needed to cover principal payments due to or for the benefit of that certificate series, if the supplement for that series so provides.

         Funds on deposit in the Excess Funding Account will be invested by the trustee, at the direction of the servicer, in permitted investments. The trustee will withdraw any earnings, net of losses and investment expenses, earned on amounts on deposit in the Excess Funding Account during any Due Period. Withdrawn funds will be treated as collections of finance charge receivables for that Due Period.

LOSS AMOUNT; DILUTION AMOUNTS

         The following definitions are necessary to understand our discussion of loss allocations.

         "Defaulted Receivables" for any Due Period are principal receivables that were charged off as uncollectible in that Due Period, or consistent with the originator's cardholder guidelines should have been written off as uncollectible in that Due Period, in accordance with the servicer's customary and usual servicing procedures for consumer revolving credit accounts.

         The "Loss Amount" for any Due Period will be an amount, not less than zero, equal to:

         (1) the aggregate principal balance of Accounts, or any portion of that balance, which became Defaulted Receivables for that Due Period minus

         (2) the aggregate amount of net recoveries received in that Due Period of both finance charge receivables and principal receivables previously charged off as uncollectible.

         The current policy of the seller is to charge off as uncollectible an account 180 days after a customer has failed to make the minimum payment due, unless the seller receives notice that: (a) the accountholder is the subject of a bankruptcy filing; (b) the accountholder is deceased or imprisoned; or (c) there has been fraudulent activity in connection with that account, in which case the Seller will charge off that account at the beginning of the first billing cycle occurring after receipt of that notice.

         The servicer may adjust downward the amount of any principal receivable because of:

         -        a rebate, refund, chargeback or error
         -        a fraudulent or counterfeit charge
         -        merchandise being refused or returned by an accountholder
         -        a counterclaim or defense by an accountholder
         - any other adjustment for reasons other than payment or charge-off due to credit problems.

         We refer to aggregate amount of these reductions for any Due Period as the "Dilution Amount" for that Due Period.

         The Dilution Amount for any Due Period will be initially allocated to the Seller Interest to the extent that, on the last day of that Due Period, the Seller Interest is greater than the Required Seller Interest. The aggregate amount of principal receivables used to calculate the Seller Interest will be reduced by an amount equal to the Dilution Amount so allocated.

         A portion of any remaining Dilution Amount, called the "Series Dilution Amount," will be allocated to each certificate series and receivable purchase series based upon the percentage calculated as of the last day of the immediately preceding Due Period:


         adjusted investor interest                     receivable purchase interest
           sum of all outstanding          or     the sum of all adjusted investor interests
       adjusted investor interests and               and Receivables purchase interests
       receivables purchase interests

         If Available Funds, Reallocated Principal Collections, Excess Spread and Shared Excess Finance Charge Collections allocated and available to make payments on Series 1999-1 certificates on any distribution date will not be sufficient to cover the Series 1999-1 Investor Dilution Amount on that distribution date, the remaining Series 1999-1 Investor Dilution Amount will be allocated to the Seller Interest.

         Because these allocation will cause the Seller Interest to be less than the Required Seller Interest, the Seller, on or prior to the 10th business day following the last business day of the Due Period during which the Dilution Amounts arose, will be required to compensate the trust for that deficiency by either:

         - making a deposit in the Excess Funding Account in immediately available funds;

         - conveying receivables arising in additional Accounts to the trust; or

         - instructing the servicer to deposit a portion of the seller allocations to the Excess Funding Account so that, after that deposit or conveyance, the Seller Interest will be at least equal to the Required Seller Interest.

         If the seller fails to take these actions, the remaining deficiency, called the "Unfunded Seller Dilution Amount," will cause an Investor Charge-Off on the related distribution date as described in "Description of the Certificates--Investor Charge-Offs" above.

DISCOUNT OPTION

         The pooling agreement allows the seller to designate a portion of principal receivables to be treated as finance charge receivables. The portion of the principal receivables that the seller may designate as finance charge receivables is a fixed or variable percentage of up to 4% of the amount of principal receivables arising in the Accounts after the exercise of the discount option. We refer to this percentage as the "Discount Percentage" and to this portion of the principal receivables as the "Discount Option Receivables."

         Any Discount Option Receivables will be subtracted from the total amount of principal receivables in the trust. The seller must provide 30 days' prior written notice to the servicer, the trustee and each rating agency of this designation, and this designation will become effective on the date specified in that notice only if:

         - in the reasonable belief of the seller the designation would not cause an early amortization event to occur or an event which, with notice or the lapse of time or both, would constitute an early amortization event; and

         - each rating agency confirms in writing that the designation will not cause the rating on any outstanding certificate series to be reduced or withdrawn.

         On the date of processing of any collections, the product of the Discount Percentage and collections of receivables that arise in the Accounts after the exercise of that option and that otherwise would be principal receivables, will be deemed "Discount Option Receivables Collections." The seller will deposit the Floating Allocation Percentage of these collections.

         The trustee will pay the holder of the Exchangeable Seller Certificate the Seller Percentage of Discount Option Receivables Collections.

DEFEASANCE

         The seller may, at its option, terminate its obligations under the pooling agreement for a certificate series, including Series 1999-1, by depositing with the trustee funds sufficient to make all remaining scheduled interest and principal payments on that series. These payments would be made as scheduled under the terms of the related supplement. This procedure is referred to as "defeasance."

         The seller would make the deposit for the defeased series from collections on the receivables otherwise allocable to the defeased series. The seller would use these collections to purchase permitted investments rather than additional receivables.

         Prior to the defeasance of any series, the seller must deliver to the trustee an opinion of tax counsel stating that the defeasance will not adversely affect the federal income tax characterization of any investor certificates that are currently outstanding and that were characterized as debt at the time of their issuance. Also, each rating agency must confirm that the defeasance will not cause the rating on any outstanding series of investor certificates to be reduced or withdrawn. Finally, the seller is required to deliver to the trustee a certificate of its authorized officer stating that, based on facts known to that officer at that time, in the reasonable opinion of the seller, the defeasance will not cause an early amortization event to occur for any series.

OPTIONAL REPURCHASE; FINAL PAYMENT OF PRINCIPAL; TERMINATION

         The seller, at its option, may purchase the Series 1999-1 certificates on any distribution date when the Investor Interest for Series 1999-1 is 10% or less of the Series 1999-1 initial

Investor Interest. To do so, the seller must deposit into the collection account an amount equal to (1) the Series 1999-1 Investor Interest, plus (2) accrued and unpaid interest on this series through the date preceding the distribution date on which the optional repurchase will occur.

         The Series 1999-1 certificates will be retired on the day following the distribution date on which the final payment of principal is made to the Series 1999-1 certificateholders, whether as a result of optional repurchase by the seller or otherwise. The investor interest of each certificate series which is redeemed by the trust, and of each receivables purchase interest which is repurchased by the trust, will be deemed to be equal to zero on the distribution date following the making of the deposit. At this time, the Seller Interest will be deemed to have been increased by the investor interest of the certificate series or repurchased receivables purchase interest.

         Unless the servicer and the holder of the Exchangeable Seller Certificate instruct the trustee otherwise, the trust will terminate on the earliest of:

         - the day after the distribution to investor certificateholders and receivables purchasers of the proceeds of the sale, disposition or liquidation of receivables due to the insolvency of the originator or the seller, unless the investor certificateholders, enhancement providers and purchaser representatives instructed the Trustee otherwise as described under "Description of the Certificates--Early Amortization Events,"

         - the day after all funds distributed with the trustee for the defeasance of outstanding series and related obligations have been distributed, provided that no other series or related obligations to enhancement providers remain outstanding, and

         -        December 24, 2025.

         Upon the termination of the trust and the surrender of the Exchangeable Seller Certificate, the trustee will convey to the holder of the Exchangeable Seller Certificate all right, title and interest of the trust in and to the receivables and other trust assets, other than funds on deposit in bank accounts of the trust designated under any series.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a monthly servicing fee. The monthly servicing fee will be allocated between the Seller Interest and the investor interest for all certificate series and receivables purchase series, including Series 1999-1.

         The portion of the monthly servicing payable by Series 1999-1 will be funded from collections of finance charge receivables allocated to Series 1999-1, and will be paid each month from the amount so allocated. Neither the trust nor the Series 1999-1 certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Seller Interest or any other certificate series or receivables purchase series.

         The servicer will pay, from its servicing compensation, expenses incurred in connection with servicing the receivables including the fees and disbursements of the trustee and the subservicer and independent public accountants. However the servicer is not liable for federal, state and local income and franchise taxes, if any, of the trust.

RESIGNATION OF SERVICER; SCOPE OF INDEMNITIES

         The servicer may not resign from its duties unless performance of its duties is no longer permissible under applicable law, and there is no reasonable action which the servicer could take to make the performance permissible. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's duties under the pooling agreement. Spirit of America, Inc., as servicer, has delegated some of its servicing duties to Alliance Data Systems, Inc. However, delegation of its duties will not relieve the servicer of its obligation to perform these duties.

         The servicer will indemnify the trust, the trustee, and its officers, directors, employees and agents, against loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer relating to the activities of the trust or the trustee. The servicer will not indemnify the trust or trustee for expenses:

                   (a) for any action taken by the trustee at the request of any investor certificateholders, any receivables purchasers or any purchaser representative, or

                  (b) arising under any tax law, including any federal, state or local income or franchise tax or any other tax imposed on or measured by income, or any related interest or penalties required to be paid by the trust.

         The seller also indemnifies the trust and the trustee, and the officers, directors, employees and agents of the trustee, against third party claims and proceedings that arise from acts or omissions under the arrangements created by the pooling agreement, any supplement or any receivables purchase agreement. These claims could include a claim that the pooling agreement creates a partnership under the New York Uniform Partnership Law.

         None of the foregoing indemnities will cover any loss, liability, expense, damage, injury or claim (a) caused by fraud, gross negligence, or willful misconduct by the trustee, (b) for any action taken by the trustee at the request of the investor certificateholders or receivables purchasers, or (c) arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income, or any related interest or penalties, required to be paid by the trust.

         The seller, the servicer and their respective directors, officers, employees or agents will not be under any other liability to the trust, the trustee or any other person for any action taken, or for refraining from taking any action, in good faith and without gross negligence. The servicer is not required to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities and which, in its opinion, exposes it to expense or liability.

         If the seller or the servicer are reorganized, including as a result of a merger, consolidation or transfer of their assets, any person succeeding to the business of the seller or the servicer, as the case may be, will be the successor seller or servicer under the pooling agreement.

SERVICER DEFAULT

         The servicer may be removed if a Servicer Default occurs and is continuing. The notice of removal may be given by (1) the trustee or (2) investor certificateholders and representatives of holders of purchased interests representing more than 66 2/3% of the aggregate interests held by investor certificateholders, holders of receivables purchase interests and enhancement providers. This notice of removal must be sent to the servicer and, if the notice is not given by the trustee, to the trustee.

         The trustee will as promptly as possible appoint a successor servicer. If no successor has been appointed and has accepted that appointment by the time the servicer ceases to act, all authority, power and obligations of the servicer under the pooling agreement will pass to the trustee.

         If (1) the trustee is unable to obtain any bids from eligible successor servicers, (2) the exiting servicer certifies that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and (3) the trustee is legally unable to act as successor servicer, then the trustee will offer the receivables for sale. The trustee will notify each investor certificateholder, purchaser representative and enhancement provider of the proposed sale of receivables, and will provide each receivables purchaser and enhancement provider with an opportunity to bid on the receivables. The trustee will also offer the seller a right of first refusal to purchase the receivables on terms equal to the best purchase offer. The trustee will sell the receivables only if it is able to obtain the minimum purchase price specified in the pooling agreement. That purchase price is intended to cover the obligation of the trust to its investors and related fees and expenses.

         A "Servicer Default" means any of the following events:

                  (a) failure by the servicer: (1) to make any payment or deposit or (2) to instruct the Trustee to make a required payment or deposit, or to draw under an enhancement facility, in each case within one business day after receipt by the servicer of written notice from the trustee or any purchaser representative that that action is required under the pooling agreement, a supplement or a receivables purchase agreement;

                  (b) failure on the part of the servicer to perform any other agreements of the servicer contained in the pooling agreement, any supplement or any receivables purchase agreement which has a material adverse effect on:

                           (1) the servicer's ability to collect the receivables
                  or otherwise perform its obligations; or

                           (2) the collectibility or value of the receivables;

if that failure continues unremedied for a period of 45 days after written notice of the failure, requiring the failure to be remedied, has been given to the servicer by the trustee, or to the servicer and the trustee by investor certificateholders whose investor certificates evidence not less than 25% of the investor interest of any certificate series; or

                  (c) delegation by the servicer of its duties under the pooling agreement, except as specifically permitted thereunder;

                  (d) any representation or warranty made by the servicer in the pooling agreement, any supplement or any receivables purchase agreement, or in any certificate, proves to have been incorrect when made, and this breach has a material adverse effect on:

                           (1) the servicer's ability to collect the receivables
                  or otherwise perform its obligations; or

                           (2) the collectibility or value of the receivables,

if the representation, warranty or certification continues to be incorrect in any material respect for a period of 45 days after written notice of that failure, requiring the breach to be remedied, has been given to the servicer by the trustee, or to the servicer and the trustee by investor certificateholders whose investor certificates evidence not less than 25% of the investor interest of any certificate series; or

                  (e) the occurrence of an Insolvency Event relating to the servicer, after a 60 day grace period in the case of involuntary proceedings against the servicer.

         A delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b), (c) or (d) for a cumulative period of 60 business days, will not constitute a Servicer Default if that delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and that delay or failure was caused by circumstances beyond the servicer's control.

         If there is a total systems failure, a distribution date may be postponed for up to 10 business days without default. A "total systems failure" means a total failure of the computer system, including off-site backup systems, of the servicer or the subservicer that contains records relating to the receivables, if the failure would make it impossible or impracticable for the servicer or the subservicer to perform the acts required in anticipation of a distribution date. The servicer will not be relieved from using its best efforts to perform its obligations in a timely manner, and the servicer will provide the trustee with prompt notice of that failure or delay by it, together with a description of the cause of the failure or delay and its efforts to perform its obligations.

REPORTS TO SERIES 1999-1 CERTIFICATEHOLDERS

         The initial paying agent for Series 1999-1 will be the trustee.

         On each distribution date, the paying agent will send each Series 1999-1 certificateholder a statement prepared by the servicer. The statement will include information relating to the following:

         - collections received during the preceding Due Period, and the portion allocable to Series 1999-1,

         - allocation percentages used to make allocations to Series 1999-1 and each class in Series 1999-1,

         -        the Class Investor Interest for each class in Series 1999-1,

         - the aggregate outstanding balance of Accounts which were more than 30, more than 60, more than 90 and more than 120 days past due at the end of the preceding Due Period,

         - losses, dilutions and charge-offs allocated to each class of Series 1999-1 for the preceding Due Period,

         -        principal reallocations during the preceding Due Period, and

         -        Portfolio Yield for the preceding Due Period.

         On or before January 31 of each calendar year, the trustee will furnish to each person who at any time during the preceding calendar year was a certificateholder of record a statement prepared by the servicer containing a description of payments made to that certificateholder during the prior year, together with other information to enable the certificateholder to prepare its tax returns.

AGREED UPON PROCEDURES

         The servicer is required to cause a firm of independent certified public accountants to annually evaluate, according to procedures described in the pooling agreement, the servicer's internal accounting controls for the servicing of the Accounts. The accountants may also perform other services for the servicer, the seller or the originator. The accountants will prepare a report for the trustee.

         The report will assume the accuracy of information provided by the servicer's third party agents, and the accountants may qualify the report in a manner that is typical for reports of this type. A copy of the report may be obtained by any investor certificateholder upon written request of the trustee. A new report will be prepared by May 30 of each year.

         The Servicer is also required to deliver an annual certificate signed by its officer stating that, to the best of the officer's knowledge, the servicer has fully performed its obligations under the pooling agreement throughout the preceding year, or, if there has been a default in its performance, specifying the nature and status of the default.

AMENDMENTS

         The pooling agreement and the Series 1999-1 supplement may be amended without the consent of the holders of Series 1999-1 certificates, so long as either:

                  (a) the trustee receives (1) confirmation that the amendment will not cause the ratings on the Series 1999-1 certificates to be reduced or withdrawn, and (2) an opinion of counsel opining that the amendment will not adversely affect, in any material respect, the interests of any holder of Series 1999-1 certificates, or

                  (b) the amendment is made to conform the terms of the supplement to the terms described in this prospectus.

         The pooling agreement and any supplement, including the Series 1999-1 supplement, may be amended with the consent of investor certificateholders representing at least 66-2/3% of the investor interest of each certificate series adversely affected by the amendment and, if the amendment adversely affects a receivables purchase series, the representative of the purchasers in those series. Additionally, amendments having the following effects require the consent of all, rather than just a majority, of the investor certificateholders adversely affected:

                  (a) reducing the amount of distributions, or delaying the timing of distributions, required to made on the certificates,

                  (b) changing the manner of calculating interest, the Loss Amount or the series allocation percentage for any certificate series, or

                  (c) reducing the percentage of outstanding interests required to consent to an amendment to the pooling agreement or any supplement.

         The pooling agreement or any supplement may also be amended to permit the trust, or portion of the trust, to be treated as a FASIT without the consent of any investor certificateholder if the seller provides the trustee with:

                  (1) an opinion of counsel opining that the amendment would (A) permit the trust or a relevant portion of the trust to be treated as a FASIT, (B) would not cause the trust to be classified, for U.S. federal income tax purposes, as an association or publicly traded partnership taxable as a corporation, and (C) would not cause or constitute an event in which gain or loss would be recognized by any investor certificateholder;

                  (2) a certificate that the amendment or modification would not materially and adversely affect any investor certificateholder; and

                  (3) confirmation that the amendment would not cause the ratings on any certificate series to be reduced or withdrawn.

         The servicer will furnish written notice of the substance of each amendment to certificateholders adversely affected by an amendment promptly following its execution.

LIST OF INVESTOR CERTIFICATEHOLDERS

         Series 1999-1 certificateholders of record representing at least 10% of the Series 1999-1 Investor Interest may have access, during business hours, to the current list of investor certificateholders of the trust if the following conditions are satisfied:

                  (1) the access is for purposes of communicating with investor certificateholders about their rights under the pooling agreement,

                  (2) the request for access is in writing, and

                  (3) the certificateholders making the request have adequately indemnified the trustee for its costs and expenses

         The amendment provisions of the pooling agreement do not apply to the issuance of a new series or the addition or removal of receivables from the trust.

THE TRUSTEE

         First Union National Bank is the trustee under the pooling agreement. The Corporate Trust Department of First Union National Bank is located at 123 S. Broad Street, Philadelphia, Pennsylvania 19109, telephone number 215/985-7585.

         The seller, the servicer and their respective affiliates may from time to time enter into other banking and trustee relationships with the trustee and its affiliates. The trustee, the seller, the servicer and any of their respective affiliates may hold Series 1999-1 certificates in their own names. For purposes of meeting the legal requirements of some jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the trust. All rights, powers, duties and obligations of the trustee will be conferred or imposed upon the trustee and any separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to act, singly upon each separate trustee or co-trustee. Any separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee under the pooling agreement.

         The trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to act as trustee under the pooling agreement, or if the trustee becomes insolvent. In these circumstances, the seller or the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee, does not become effective until acceptance of the appointment by the successor trustee.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

OVERVIEW

         The originator transfers receivables, together with related net recoveries, insurance proceeds and other proceeds, to the seller pursuant to the purchase agreement. Newly originated receivables are transferred each day, and will continue to be transferred until termination of the purchase agreement. The agreement may be terminated at the originator's election, upon 15 days' prior written notice to the seller and the trustee or upon shorter notice if that notice is acceptable to the trustee. The agreement will also automatically terminate on the termination of the trust.

         Under the purchase agreement, principal receivables originated after an Insolvency Event occurs relating to the originator will not be conveyed to the seller.

         The originator has filed the financing statements, and has agreed to file continuation statements, as are necessary to perfect the transfer to the seller of the receivables. In addition, the originator has:

                  (a) indicated in its computerized pool index file, identifying revolving credit card accounts of the originator, that receivables created in connection with the Accounts have been transferred by the originator to the seller and by the seller to the trustee; and

                  (b) delivered to the seller and the trustee a computer file or microfiche or written list containing a true and complete list of all Accounts, identified by account number, obligor name and address, and setting forth the receivables balance on a specified date.

         The originator has agreed not to alter its pool index file relating to any account unless and until that account is no longer designated as an account from which receivables will be transferred to the trust.

         The originator and the seller have documented the transfer of receivables under the purchase agreement as a sale. However, if the transfer is deemed to be a financing arrangement instead, then the originator will be deemed to have granted the seller a first priority, perfected security interest in the receivables, all net recoveries on the receivables, all insurance proceeds and other proceeds of the receivables.

PURCHASE PRICE FOR RECEIVABLES

         The purchase price paid by the seller to the originator for each receivable is currently 102% of the outstanding principal balance of that receivable. The percentage used to calculate the purchase price may be adjusted periodically, by agreement of the originator and the seller, to account for changes in historical losses on the receivables and changes in the seller's carrying costs.

         Seller will pay the originator for newly originated receivables on each day. If, on any day, the amount of cash available to the seller from the trust is less than the amount it owes to the originator, the seller may borrow the difference from its affiliates. If borrowings are not available, payment of the purchase price will be deferred. The deferred purchase price will accrue interest at the prime rate published in The Wall Street Journal on the last business day of the most recent Due Period.

         The purchase price otherwise payable by the seller to the originator will be reduced by the amount of dilution for which the originator is liable. If the dilution exceeds the purchase price payable on any day when an early amortization events exists or receivables are no longer being transferred to the seller, the originator will be required to deposit the uncovered dilution amount into the collection account. The deposit will be applied as if it were collections on receivables.

REQUIRED REASSIGNMENT OF RECEIVABLES TO THE ORIGINATOR

         Under the purchase agreement, the originator will make representations and warranties regarding the receivables that are substantially similar to the representations and warranties made by the seller to the trust under the pooling agreement. If the Seller has an obligation under the pooling agreement to remove receivables for breaches of its representations and warranties, the originator will have a corresponding obligation under the purchase agreement to accept the reassignment of the receivables. In this case, reconveyance will constitute the seller's sole remedy for the breach by the originator of its representations and warranties.

         If any receivables, but less than the entire trust portfolio, are to be reassigned to the originator, the originator will pay to the seller an amount equal to the outstanding unpaid balance for the receivables so reassigned. The originator will pay in cash if the seller is obligated to pay the trust in cash for the related removal under the pooling agreement. Otherwise, the originator will pay for reassigned receivables by reducing the purchase price that the seller must pay for new receivables or the amount then owing for the deferred purchase price of receivables.

MATERIAL COVENANTS

         The originator agrees to perform its obligations under the cardholder agreements relating to the Accounts and the cardholder guidelines, unless any failure to comply or perform would not materially and adversely affect the rights of the seller, trust, the investor certificateholders, any enhancement provider or any receivables purchasers. The originator may change the terms of the cardholder agreements or the cardholder guidelines in any way, including reducing the required minimum monthly payment, changing the calculation of the amount, or the timing, of charge-offs and the periodic finance charges and other fees to be assessed on accounts, unless the change would have a material adverse effect on the collectibility of the receivables. However, the originator may not change the required minimum monthly payment or periodic finance charge unless
(a) it has received confirmation that the change will not cause the rating of any outstanding certificates to be reduced or withdrawn, or (b) the changes are mandated by applicable law.

         The originator has also agreed that:

                  (1) it will defend the rights of the seller in the receivables against claims of third parties claiming through the originator, other than liens for local taxes not yet due or being contested in good faith;

                  (2) it will not convey any interest in the receivables to any person other than the seller;

                  (3) it will give the trustee notice of changes which would require modifications to the UCC filings made against the originator; and

                  (4) it will take reasonable steps to make it apparent to third parties that the seller is an entity with assets and liabilities distinct from those of the originator, and the seller is not a division of the originator.

ADDITION AND REMOVAL OF ACCOUNTS

         If the seller is required under the pooling agreement to designate additional Accounts, the originator may elect to so designate additional Accounts, and convey receivables in the additional Accounts. These designations will be covered by the same restrictions as are on the seller's ability to designate Accounts under the pooling agreement as described in "The Pooling Agreement--Addition of Accounts." The failure of the originator to transfer receivables to the seller solely as a result of the unavailability of a sufficient amount of eligible receivables will not constitute a breach of the purchase agreement. However, a failure which has not been timely cured will nevertheless result in the occurrence of an Early Amortization Event for Series 1999-1 and any other series that includes this event as an early amortization event.

         The originator may request seller to reacquire receivables from the trust and to reconvey the receivables to the originator. The date of any removal is called a "Removal Date." The following conditions must be satisfied for a removal:

                  (1) the removal will not, in the reasonable belief of the originator, cause an early amortization event to occur or result in the failure to make any payment required for a series;

                  (2) the originator has delivered, for execution by the seller and the trustee, a written assignment, together with a computer file or microfiche or written list containing a list of the affected Accounts and the aggregate amount of receivables in those Accounts;

                  (3) the originator will have represented and warranted that no selection procedure believed by it to be materially adverse to the investor certificateholders were utilized in selecting the assets to be removed; and

                  (4) no early amortization event has occurred for any series.

         The originator will pay to the seller, for each removed receivable, a reassignment price equal to the unpaid amount of that receivable in cash. The cash will be deposited in the collection account.


                      DESCRIPTION OF THE SECURITY AGREEMENT

         The originator has documented the transfers under the purchase agreement as absolute sales. However, to protect certificateholders if the transfers are determined to be financing arrangements, the originator has executed a security agreement in favor of the trustee. Under this agreement, the originator granted to the trustee a security interest in any rights it may have in the receivables, net recoveries on the receivables, and all insurance proceeds and other proceeds of the receivables.

         The parties secured by the security agreement include the investor certificateholders, including any holder of Series 1999-1 certificates, holders of receivables purchase interests and enhancement providers for series issued by the trust, excluding in each case affiliates of the originator.

         If a holder of a Series 1999-1 certificate is a secured party, the security agreement will secure its right to be paid amounts specified to be payable to it under the supplement for Series 1999-1. The secured claims of other secured parties will be the amounts owed to them under their respective contracts with the trust. However, no beneficiary of the security agreement will be entitled to receive an amount in excess of the amount it would have received if the transfer of assets under the purchase agreement were determined to be an absolute sale by the originator.


                        LEGAL ASPECTS OF THE RECEIVABLES

NATURE OF INTERESTS IN THE RECEIVABLES

         The originator and the seller both have represented that the receivables are either "accounts" or "general intangibles" within the meaning of the UCC.

         If the receivables constitute accounts, both the sale of the receivables and the transfer of those receivables as security for an obligation are governed by Article 9 of the UCC and the filing of financing statements is required to perfect the transfer of the receivables by the originator to the seller, and the seller to the Trust. Financing statements covering the receivables have been filed in states where the originator and the seller are located.

         If the receivables constitute general intangibles and the transfer of the receivables is deemed to be a transfer as security for an obligation, the provisions of Article 9 of the UCC relating to the perfection of the transfer are applicable to the same extent as they are applicable to receivables constituting accounts.

         If the transfer of receivables constituting general intangibles is deemed to be a sale, then the UCC does not apply. Applicable state statutes do not set forth requirements for the sale of general intangibles, and case law does not clearly establish the requirements. However, no further action should be required to protect the interests of the trust from creditors of the originator or the seller.

         Liens may have arisen on the receivables, as assets of the originator or the seller, after the pooling agreement was executed but before the receivables are originated and transferred to the trust. Competing liens could include federal tax and ERISA liens, which can obtain priority status against newly originated assets. Statutory and judgment liens created under local law may also gain priority over the claims of the trust. Each of the originator and the seller has agreed to defend the trust against competing claims of this type, but we cannot assure that they will always be able to do so.

CONSUMER PROTECTION LAWS

         The relationship between the holder of a credit card and the card's issuer is extensively regulated by federal and state consumer protection and related laws. For credit cards issued by the originator, the most significant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and Electronic Funds Transfer Act, as well as applicable state laws in the originator's home jurisdiction and in the other states in which cardholders reside.

         These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end. These statutes also prohibit discriminatory practices in extending credit and impose limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

         Applicable laws, including the laws described above, may limit the servicer's ability to collect amounts owing on the receivables regardless of any act or omission on the part of the originator, the servicer or their affiliates. For example, under the federal Fair Credit Billing Act, a credit card issuer is subject to all claims, other than tort claims, and defenses arising out of transactions in which: (1) a credit card is used as a method of payment or extension of credit, (2) the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement relative to the transaction from the person honoring the credit card, (3) the amount of the initial transaction exceeds $50, and (4) the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address. These statutes further provide that in some cases cardholders cannot be held liable for, or the cardholder's liability is limited for, charges to the credit card account that result from unauthorized use of the credit card.

         Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the receivables or maintain the level of yield on the trust's portfolio. In addition, failure of the servicer to comply with applicable legal requirements could adversely affect the servicer's ability to enforce the receivables.

         The OCC currently takes the position that a national bank, like the originator, is entitled to apply the same interest rate in all states, without regard to state-by-state usury limitations. Some jurisdictions may attempt to require out-of-state credit card issuers to comply with that jurisdiction's consumer protection laws, including laws limiting the charges imposed by these credit card issuers. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, this determination could have an adverse impact on a originator's credit card operations and on the earnings of the trust.

         Application of federal and state bankruptcy and debtor relief laws, including the Soldiers' and Sailors' Civil Relief Act of 1940, could affect the interests of the holders of the Series 1999-1 certificates if the protection provided to debtors under these laws result in receivables of the trust being written off as uncollectible.

         The trust may be liable for violations of consumer protection laws that apply to the receivables transferred to it, either as assignee from the originator or the seller for obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert these violations by way of set-off against his obligation to pay the trust amounts owing under his Account.

         The originator and the seller have warranted that receivables transfer to the trust are created in compliance with the requirements of applicable law, and are required to repurchase receivables as to which this warranty is breached. However, we cannot assure that they will always be able to do so.

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

         The provisions of the UCC apply to the trust if the trustee is deemed to have acquired a security interest in the receivables transferred to it. The UCC provides that:

                  (1) unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the trust, as assignee, are governed by all the terms of the cardholder agreement between the originator and the cardholder, and to rights of set off and to any other defense or claim of the cardholder against the originator, and

                  (2) any cardholder is authorized to continue to pay the originator until (a) the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee or the servicer and (b) if requested by the cardholder, the trustee or the servicer has furnished reasonable proof of assignment.

         No notice of the assignment of the receivable to the trust will be sent to the cardholders obligated on the Accounts in connection with the transfer of the receivables to the trust.

         The Federal Trade Commission's Preservation of Claims and Defenses Trade Regulation Rule has the effect of preserving claims and defenses that the cardholder may have against the seller of goods or services, or against the originator, when an account or any amount owed under an account is sold or assigned to another creditor, including the trust.

INSOLVENCY LAWS AFFECTING TRANSFERS

         In connection with the purchase agreement and the pooling agreement, there are three transfers of Receivables to consider: the transfer by the originator to the seller under the purchase agreement; the transfer by the seller to the trustee under the pooling agreement; and the transfer by the Originator to the Trustee under the Security Agreement. The originator and the seller intend the transfer from the originator to the seller under the purchase agreement to be a true sale. It is possible, however, that creditors or other persons, including a trustee, receiver or conservator of the originator, or the originator as debtor-in-possession, could argue that the transfer instead is a grant of a security interest in the receivables. The seller intends the transfer of receivables to the trustee to be either a true sale or the grant of a security interest. The transfer by the originator to the trustee under the security agreement is intended to be characterized as the grant of a security interest.

         The effect of characterizing any of the foregoing transfers as the grant of a security interest was described in the following Risk Factors:

         - Insolvency of Spirit of America National Bank could result in accelerated, delayed or reduced payments;

         - Insolvency of the seller, the servicer or Charming Shoppes could result in accelerated, delayed or reduced payments; or

         -        Other liens could be given priority over your securities.

         The following discussion is not intended to fully repeat the discussion in the Risk Factors. Instead, it is intended to provide additional background on the issues described in the Risk Factors.

         Transfers by the Originator. Under the Federal Deposit Insurance Act, a conservator or receiver for a federally insured bank can avoid security interests granted by the bank. In its 1993 policy statement regarding security interests, the FDIC stated that it would not seek to avoid a security interest that was validly perfected before the insolvency of the bank if (1) the security interest was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the bank or its creditors and (2) the security interest was not granted for the benefit of any affiliate of the bank.

         The transfer by the originator to the seller under the purchase agreement could be treated as the grant of a security interest for the benefit of the originator's affiliate, and therefore may be repudiated by the FDIC. To provide additional protection to holders of Series 1999-1 certificates, the originator has granted a security interest directly to the trustee under the security agreement for the benefit of non-affiliate Series 1999-1 certificateholders. It is possible that a conservator or receiver for the Originator could attempt to avoid this security interest and/or recover payments to the seller or the trustee for receivables.

         A conservator or receiver may also require the seller or the trustee to establish its right to payments by submitting to and completing the administrative claims procedure under the Federal Deposit Insurance Act, or requesting a stay of proceedings regarding the originator as provided under the Act. In these events, delays in payments on the Series 1999-1 certificates and possible reductions in the amount of those payments could occur.

         The Federal Deposit Insurance Act also provides that the FDIC may repudiate contracts determined by it to be burdensome. If the FDIC were to repudiate the purchase agreement, the seller and the trust would be limited to actual direct compensatory damages. The security interests securing such claims would be enforceable only to the extent of such damages.

         The Act does not define the term "actual direct compensatory damages", but requires such damages to be determined as of the date of the appointment of the conservator or receiver. Measuring damages as of the date of the appointment potentially creates a gap in the interest recoverable by the holder of the claim against the insolvent bank for the rejection of a contract, if the rejection is not contemporaneous with the date of appointment. Also, the FDIC might argue that "actual direct compensatory damages" is an amount other than principal and interest due under the rejected contract.

         Comparable regulatory schemes do not create a clear precedent for action to be taken by the FDIC. For example, issues similar to those raised by the Federal Deposit Insurance Act have been addressed in contradictory ways in the savings and loan industry. On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy with respect to the payment of interest on direct collateralized borrowings of savings associations. The RTC policy statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment, so that a secured creditor could claim an amount equal to (1) the principal owed, plus (2) interest at the contract rate of interest up to the date of such payment or redemption, plus (3) any expense of liquidation if provided for in the contract and to the extent secured by the collateral. However, in a case involving zero-coupon bonds directly issued by a savings association which were repudiated by the RTC, a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. The fair market value was different than the par value due to interest rate fluctuations.

         The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings of banks. However, the FDIC, in its 1993 policy statement regarding security interests, indicated that in the case of repudiation of a secured obligation by the FDIC as conservator or receiver, the liability for such repudiation is limited to actual direct compensatory damages, determined as of the date of appointment.

         The FDIC, as conservator or receiver, would also have the rights and powers conferred under applicable state or Federal law, including laws regarding bank insolvencies and applicable laws regarding preferences or fraudulent conveyances. The appointment of a receiver or conservator could:

                  (1) adversely affect the originator's ability to repurchase receivables or make cash deposits in respect of credits, adjustments or fraudulent charges,

                  (2) result in administrative expenses of the receiver or conservator having priority over the interest of the trust in the receivables to a third party,

                  (3) prevent or require the sale, liquidation or disposition of the receivables to a third party, or

                  (4) prevent or require the continued sale of receivables to the seller.

         If the transfer of receivables by the seller to the trust is deemed to be the creation of a security interest and the seller became subject to bankruptcy proceedings, the receivables would be part of the seller's bankruptcy estate and subject to the jurisdiction of the bankruptcy court. To gain access to the receivables, the trust would need court approval. The court has the power to allow the seller to continue using proceeds of receivables, so long as substitute collateral would be available to the trust. If the court were to allow substitution of collateral in this way, the payments on the Series 1999-1 certificates could be delayed or ultimately reduced.

         Additional Legal Concerns Regarding Transfers by the Seller. The seller will warrant in the pooling agreement that the transfer of the receivables is either a sale to the trustee or a grant of a first priority perfected security interest in the receivables to the trustee. The seller will take actions under the UCC in effect in its principal place of business, Delaware, to perfect the trustee's interest in the receivables. Nevertheless, a tax or other statutory or nonconsensual lien on the property of the originator or the seller arising before an interest in a receivable is transferred to the trustee may have priority over the trustee's interest in that receivable. If the seller were to become a debtor in a bankruptcy case and a bankruptcy trustee or creditor of the seller were to take the position that the transfer of an interest in the receivables to the trustee should be recharacterized as a pledge of those receivables, then delays in distributions on the Series 1999-1 certificates or reductions in those distributions could result.

         Upon the occurrence of an Early Amortization Event, if the Seller were the subject of bankruptcy or insolvency proceedings, the bankruptcy court may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of an Early Amortization Period.

OTHER ISSUES UNDER INSOLVENCY LAWS

         While the originator or any of its affiliates is the servicer, cash collections held by that entity may sometimes be commingled and used for the benefit of that entity prior to the date on which those collections are required to be deposited in the collection account. If the servicing entity becomes insolvent or if the statutory time period under the UCC has lapsed, the trust may not have a perfected interest in those collections. In that event, the trust may suffer a loss of all or part of those collections which may result in a loss to Series 1999-1 certificateholders.

         If a conservator, receiver or liquidator is appointed for the servicer, and no Servicer Default other than that conservatorship, receivership, liquidation or insolvency of the servicer exists, the conservator, receiver or liquidator may have the power to prevent the trustee, investor certificateholders and receivables purchasers from appointing a successor servicer.


                      U.S. FEDERAL INCOME TAX CONSEQUENCES

OVERVIEW

         The following is a summary of the material Federal income tax consequences of the purchase, ownership and disposition of the offered certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the "Code", proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The parts of this summary which relate to matters of law or legal conclusions, represent the opinion of Mayer, Brown & Platt, special Federal tax counsel for the seller, and are qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the Federal income tax consequences we discuss. We cannot assure you that the IRS will not take positions contrary to those we discuss.

         This summary of material Federal income tax consequences has been prepared in compliance with the directive of the SEC that "plain English" be used. As a result, we have excluded some of the complex technical rules which would not apply to most investors but may apply to some specific types of investors. For example, we do not discuss tax consequences to investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities with any of these types of investors as equity holders. Further, we do not furnish information in this summary in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Additionally, the discussion is limited to the federal income tax consequences to initial investors and not to purchasers in the secondary market. Because this summary of material Federal income tax consequences is intended to be general in nature, we recommend that prospective investors consult with their own tax advisors about the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

CHARACTERIZATION OF THE CERTIFICATES AND THE TRUST

         In the opinion of Mayer, Brown & Platt, the trust will not be classified as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes. Mayer, Brown & Platt is also of the opinion that, based on the substantive terms of the offered certificates, the offered certificates will be treated as indebtedness for Federal income tax purposes.

         In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan which is secured by the property, is a question of fact, and is based upon the economic substance of the transaction rather than its form or label. The primary factor in determining whether the substance of a transaction is a sale or a loan is whether the person who has purchased the property or made a loan secured by the property has assumed the risk of loss from the property and has obtained the benefits of ownership of the property. The intention of the parties is another important factor in determining whether a transaction will be treated as a sale or a loan for Federal income tax purposes. The seller expresses in the pooling agreement its intent that for federal, state and local income and franchise tax purposes, the offered certificates will be indebtedness. Further, the seller, the servicer and each initial and subsequent investor, by acquiring an interest in an offered certificate, agrees or will be deemed to agree to treat the offered certificates as indebtedness for Federal, state and local income or franchise tax purposes.

         Based on its analysis of the substance of the transaction contemplated in this Prospectus and the parties' intentions, Mayer, Brown & Platt has concluded that the purchasers of the offered certificates will be treated as making a loan to the seller secured by the receivables. Therefore, Mayer, Brown & Platt is of the opinion that the offered certificates will be treated as debt for Federal income tax purposes. However, no transaction closely comparable to that contemplated in this Prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision. Prospective investors should also be aware that opinions of counsel are not binding on the IRS, and the IRS could successfully challenge treatment of the offered certificates as indebtedness for Federal income tax purposes.

         Except as otherwise expressly indicated, the remaining discussion assumes that the offered certificates will be treated as debt for Federal income tax purposes and that payments on the offered certificates are denominated in U.S. dollars.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

         If the offered certificates are not treated as issued with "original issue discount" or "OID", investors will be required to include the stated interest on the offered certificates in income either when received or accrued, according to their method of tax accounting. The offered certificates will not be treated as issued with OID if (1) the interest payable on the offered certificates meets the requirements for "qualified stated interest" under Treasury Regulations relating to OID, and (2) any excess of the principal amount of the offered certificates over the issue price of the offered certificates does not exceed a de minimis amount. Qualified stated interest generally includes interest that is payable unconditionally at least annually at a single fixed rate that appropriately takes into account the length of time between payments. It is uncertain whether interest payable on the offered certificates will be treated as qualified stated interest. A de minimis amount is defined by Treasury Regulations as 1/4% of the principal amount of the offered certificates multiplied by the number of full years included in their term.

         If the offered certificates are treated as issued with OID, then the excess of the payments other than "qualified stated interest" over the original issue price for the offered certificates will constitute OID. The original issue price for the offered certificates will be the initial offering price at which a substantial amount of the offered certificates are sold to the public. The owner of an offered certificate must include OID, if any, in income as interest over the term of the certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Further, under the Code, special rules relating to OID, market discount and acquisition premium apply to debt obligations which may be accelerated due to prepayments of obligations securing the debt obligation. It is uncertain whether these special rules apply to the offered certificates. If they were to apply, the seller would calculate and report OID, if any, based upon a reasonable prepayment assumption.

         A subsequent investor who purchases an offered certificate for less than or more than the adjusted issue price of an offered certificate will be subject to special rules. A subsequent investor who purchases an offered certificate for less than the adjusted issue price of the offered certificate, which is referred to as market discount, may be subject to the "market discount" rules of the Code. These rules provide, in part, that gain attributable to accrued market discount will be treated as ordinary income upon the receipt of partial principal payments, or upon the sale or disposition of the offered certificate. These rules also provide for the deferral of interest deductions related to debt incurred to acquire or carry the offered certificate. A subsequent investor who purchases an offered certificate for more than the adjusted issue price of the offered certificate, which is referred to as a premium, may elect to amortize and deduct this premium over the remaining term of the offered certificate pursuant to Section 171 of the Code.

SALE OF A CERTIFICATE

         An investor who disposes of an offered certificate by sale, exchange, redemption or otherwise will recognize gain or loss equal to the difference between the amount of cash and the fair market value of any property received, other than amounts attributable to, and taxable as, accrued interest, and the investor's adjusted tax basis in the offered certificate. In general, the adjusted tax basis of an offered certificate will equal the investor's cost for the offered certificate. Any gain or loss will generally be long-term capital gain or loss, provided that the offered certificate was held as a capital asset for more than one year. The maximum ordinary income tax rate for individuals exceeds the maximum long-term capital gains rate for individuals. Any realized capital losses may generally be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

POSSIBLE CLASSIFICATION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

         The opinions of Mayer, Brown & Platt that the trust will not be treated as an association or publicly traded partnership taxable as a corporation and that the offered certificates will be treated as debt are not binding on the courts or the IRS. Further, the IRS could assert that, for purposes of the Code, the transactions contemplated in this Prospectus constitute a sale of the receivables, or an interest therein, to the investors and that the legal relationship between the seller and some or all of the investors resulting from the transactions is a partnership, including a publicly traded partnership, or a publicly traded partnership taxable as a corporation. The seller currently does not intend to comply with the Federal income tax reporting requirements that would apply if any offered certificates were treated as interests in a partnership or a publicly traded partnership taxable as a corporation.

         If a partnership between the seller and investors were held to exist, the partnership itself would not be required to pay Federal income tax. Rather, the partners of the partnership, including the investors, would be taxed individually on their distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of an investor could differ if the offered certificates were held to constitute partnership interests, rather than debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual investor's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and could be reduced under Section 68 of the Code if the individual's adjusted gross income exceeded specified limits. Furthermore, these deductions would be eliminated altogether for purposes of the alternative minimum tax. As a result, the individual might be taxed on a greater amount of income than the stated rate on the offered certificates. Finally, if a partnership were held to exist, all or a portion of any taxable income allocated to an investor that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute "unrelated business taxable income" which generally would be taxable to the tax-exempt investor under the Code.

         If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, the trust would be required to pay Federal income tax at corporate income tax rates on its income, and may have to pay certain state and local taxes, which would reduce the amounts available for distribution to the investors. If the offered certificates were treated as partnership interests in a publicly traded partnership, taxable as a corporation, distributions to the investors generally would not be deductible in computing the taxable income of the publicly traded partnership. Also, cash distributions to the investors generally would be treated as dividends for tax purposes.

FASIT LEGISLATION

         Recent legislation created a new type of entity for Federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Arrangements similar to the trust may elect to be treated as a FASIT. A FASIT election would enable the trust to avoid Federal income taxation and to issue securities, similar to the offered certificates, which would be treated as debt for Federal income tax purposes. If specified in the related Supplement, the trust may make an election for newly-authorized trust interests to be treated as interests in a FASIT. The pooling agreement may contain any of these terms and provide for the issuance of certificates on such terms and conditions as are permitted to a FASIT and described in the related Supplement. In addition, the pooling agreement or any Supplement, including the Series 1999-1 Supplement, may be amended to permit a FASIT election to be made for the trust, and to make the modifications to the pooling agreement and any Supplement as may be permitted by the making of a FASIT election. It is not known whether the seller will or will not cause a FASIT election to be made with respect to the trust or any certificate series, or amend the pooling agreement or any Supplement in connection with any election.

         Although the FASIT legislation was effective as of September 1, 1997, many technical issues have not been addressed by Treasury regulations. Transition rules permit an entity in existence on or after August 31, 1997, like the trust, to elect FASIT status. However, it is not clear how outstanding interests of an electing entity would be treated after an election. Thus, it is not clear how the offered certificates would be treated if the trust made a FASIT election. Therefore, as a condition to making a FASIT election, the seller must provide the trustee with the following:

          (1) an opinion of counsel stating that any amendment permitting a FASIT election: (a) would permit the trust or a relevant portion thereof to be treated as a FASIT, (b) would not cause the trust to be classified as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes, (c) would not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates in the trust, including a holder of offered certificates, and (d) would not materially or adversely affect the tax characterization of the offered certificates; and

         (2) a certificate that the amendment would not materially and adversely affect any holder of an interest in any certificate series, receivables purchase series or any enhancement provider.

Prospective investors should consult their tax advisors about the effects of a FASIT election upon them.

FOREIGN INVESTORS

         The following information describes the U.S. Federal income tax treatment of investors that are not United States persons, or "Foreign Investors", if the offered certificates are treated as debt. The term "Foreign Investor" means any person who is not:

         (1)    a citizen or resident of the United States,
         (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,
         (3) an estate, the income of which is includible in gross income for United States Federal income tax purposes, regardless of its source, or

         (4) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

         Tax would be withheld from payments of interest, including OID, paid to a Foreign Investor at a rate of 30% unless (1) the income is "effectively connected" with the conduct by the Foreign Investor of a trade or business in the United States as evidenced by an IRS Form 4224 or new IRS Form W-8ECI, signed by the investor or its agent; (2) the Foreign Investor delivers an IRS Form 1001 or new IRS Form W-8BEN, signed by the investor or its agent, claiming exemption from withholding or a reduced rate of withholding under an applicable tax treaty; or (3) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the offered certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the investor and the United States person otherwise required to withhold the United States tax, complies with applicable identification requirements, and the investor does not actually or constructively own 10% or more of the voting stock of the seller and is not a controlled foreign corporation with respect to the holder of the offered certificates. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization and to the United States entity otherwise required to withhold tax an IRS Form W-8 or new IRS Form W-8BEN signed under penalties of perjury by the investor, stating that the investor is not a United States person and providing the investor's name and address. In the case of (1), (2) or (3) above, the appropriate form will be effective provided, that (a) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax, and (b) none of the entities receiving the form has actual knowledge that the investor is a United States person.

         An investor that is a nonresident alien or foreign corporation will not be liable for United States Federal income tax on gain realized upon the sale, exchange, or redemption of an offered certificate, if (1) this gain is not effectively connected with the conduct of a trade or business in the United States, (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year of the sale, exchange, or redemption, and (3) in the case of gain representing accrued interest, the conditions described in the last paragraph are satisfied.

         If the trust were reclassified as a partnership that is not taxable as a corporation, a Foreign Investor might be required to file a U.S. Federal income tax return and pay tax on its share of partnership income at regular United States rates, including the branch profits tax in the case of a Foreign Investor that is a corporation. Withholding tax, at the current rate of 39.6% in the case of individuals and 35% in the case of corporations would also be deducted from a Foreign Investor's share of the partnership's "effectively connected taxable income." If the offered certificates were recharacterized as equity interests in a publicly traded partnership taxable as a corporation, tax would be withheld from distributions on the offered certificates treated as dividends generally at a rate of 30% unless reduced by an applicable treaty or other exemption.

         New Withholding Regulations. The Treasury Department has issued new withholding regulations containing modifications to the withholding, backup withholding and information reporting rules described herein. For example, persons currently required to file Form W-8 or Form 1001 will be required to file new Form W-8BEN and persons currently required to file Form 4224 will be required to file new Form W-8ECI. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, but Forms W-8, 1001 and 4224 filed before that date will continue to be effective until the earlier of December 31, 2000 or their current expiration date. Prospective investors are advised to consult their tax advisors regarding the New Withholding Regulations.

BACKUP WITHHOLDING

         Backup withholding taxes will be imposed on payments to any investor, other than an exempt holder like a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification of their status as nonresident, at the rate of 31% with respect to interest paid, and original issue discount accrued, if any, on the offered certificates if the investor, upon issuance, fails to supply the Trustee or its broker with a certified statement, under penalties of perjury, containing the investor's name, address, correct taxpayer identification number, and a statement that it is not subject to backup withholding. Information returns will be sent annually to the IRS and to each investor stating the amount of interest paid, and original issue discount accrued, if any, on the offered certificates and the amount of tax withheld from payments on the certificates. We advise investors to consult with their tax advisors about their eligibility for, and the procedure for obtaining, exemption from backup withholding.

                           OHIO STATE TAX CONSEQUENCES

         Material Ohio tax consequences to the trust and of an investment in the offered certificates are described below. This discussion does not address every aspect of the Ohio tax laws that may be relevant to some investors in light of their specific circumstances or their special treatment under Ohio law. The tax consequences arising to the investors under the laws of other jurisdictions are also not discussed in this summary. Therefore, prospective certificate owners are advised to consult their own tax advisors in determining the state, including Ohio, and local tax consequences to them as a result of purchasing, owning and disposing of the certificates.

         The following summary is based upon existing provisions of the Ohio Revised Code pertaining to Ohio taxation, the regulations under these provisions, relevant judicial rulings, and administrative decisions and pronouncements, all of which are may be changed, which change may be applied retroactively. There are no existing Ohio authorities addressing similar transactions or involving a trust that issues interests with terms similar to those of the offered certificates, and no ruling addressing the matters discussed below is being sought from Ohio authorities. Accordingly, there can be no assurances that Ohio authorities would agree with this summary.

         Except as noted below, in the opinion of Squire, Sanders & Dempsey L.L.P., special Ohio tax counsel, the trust will not be subject to the Ohio personal income tax, the Ohio corporate franchise tax, or the Ohio tax on dealers in intangibles, as those taxes do not apply to trusts of the type used in this transaction.

         In general, the treatment of the offered certificates for federal income tax purposes should apply for Ohio tax purposes. Thus, if the certificates are treated as indebtedness for federal income tax purposes, they would be treated as indebtedness for Ohio income tax purposes. As a result, investors not otherwise required to pay Ohio tax would not be required to pay Ohio tax solely as a result of their ownership of the certificates.

         For purposes of determining Ohio taxable income, Ohio has adopted the Code and the regulations under the Code. Therefore, the Ohio tax consequences to investors who are Ohio residents or who are otherwise required to pay Ohio personal income tax, Ohio corporate franchise tax, or the Ohio tax on dealers in intangibles will be the same as the consequences to those investors for federal income tax purposes. Accordingly, the stated interest on the certificates will be taxable as ordinary interest income, and a gain or loss on the sale of disposition of the certificates will be capital gain or loss for Ohio tax purposes. See "U.S. Federal Income Tax Consequences".

         If some or all of the offered certificates are treated as equity interests in a partnership, other than a "publicly traded partnership", for federal income tax purposes, those certificates should be treated as partnership interests for Ohio personal income tax and corporate franchise tax purposes. In that case, Ohio could view the partnership as doing business in Ohio, but the partnership would not itself be taxed in Ohio. However, each item of income, gain, loss, deduction and credit generated through the ownership of the receivables by the partnership would be passed through to the certificate owners as partners of the partnership, who would then be responsible for any income or franchise tax imposed at the partner level. Nonresident individual partners who receive allocations of the partnership's Ohio taxable income would be taxed in Ohio on that income. Corporate partners generally would be required to take into account income from their partnership interests for purposes of calculating the amount of their income apportioned or allocated to Ohio. However, corporate limited partners not otherwise required to pay the Ohio corporate franchise tax should not be required to pay that tax by reason of mere ownership of the offered certificates.

         If the offered certificates are instead treated for federal income tax purposes as equity interests in an entity classified as an association taxable as a corporation or in a "publicly traded partnership" taxable as a corporation, the entity would be required to pay the Ohio corporate franchise tax on its taxable income generated by ownership of the receivables. Investors probably would be taxed on distributions by the entity on their offered certificates in the same way they are taxed on regular corporate dividends and other distributions. The equity-level taxes could result in reduced distributions to all investors in that case. If corporate treatment were to apply, an investor not otherwise taxed in Ohio should not be required to pay Ohio tax on distributions from the entity as a result of its mere ownership of the offered certificates.

         In addition, Ohio imposes a withholding tax on a "qualifying investor's" distributive share of the Ohio apportioned income of a "qualifying pass-through entity." If the transaction is recharacterized by federal authorities as creating a partnership that is doing business in Ohio, it is likely that the Ohio authorities would also treat the trust as a partnership, in which case the trust may be required to withhold and pay over an Ohio tax if offered certificates are held by "qualifying investors." In general, a "qualifying investor" is an individual or entity not otherwise required to pay the Ohio personal income tax, corporate franchise tax or Ohio dealers in intangibles tax. If the trust is considered to be a "qualifying pass-through entity," then it would be required to pay an entity-level 8.5% tax on the net sum of the distributive share of trust income apportioned to Ohio of nonindividual investors who are "qualifying investors," and would be required to withhold 5% of the net sum of the distributive share of trust income apportioned to Ohio of individual investors who are "qualifying investors." The amount of the tax paid or withheld may be claimed as a credit against the qualifying investor's Ohio income or franchise tax liability in an amount equal to the qualifying investor's proportionate share of the lesser of the tax due or paid.

                              ERISA CONSIDERATIONS

         When we refer to a "Benefit Plan " we mean (1) any employee benefit plan, trust or account (including an individual retirement account) within the meaning of Section 3(3) of Title I of the Employee Retirement Income Security Act of 1974, whether or not subject to that law and (2) any plan that is described in Section 4975(e)(1) of the Code.

         Offered certificates may not be acquired by or for the account of (1) a Benefit Plan or (2) any entity whose underlying assets include any Benefit Plan assets because of a Benefit Plan's investment in that entity.

         By accepting and holding an offered certificate, an investor will be deemed to have represented and warranted that either (1) it is not a Benefit Plan, and that its acquisition and holding of an offered certificate complies with the foregoing restrictions on Benefit Plan assets or (2) it is an insurance company purchasing the offered certificates with assets of its general account, and at the time of acquisition and throughout the period of holding, (A) it meets all of the requirements of and is eligible for exemptive relief under Prohibited Transaction Class Exemption 95-60 and (B) less than 25% of the assets of its general account are Benefit Plan assets.

                                  UNDERWRITING

         The seller has agreed to sell and Bear, Stearns & Co., Inc. and [Others] have agreed to purchase the principal amount of the Class A certificates listed in the table below. Additionally, the seller has agreed to sell and Bear, Stearns & Co., Inc. has agreed to purchase the entire principal amount of the Class B certificates. The terms of these purchases are governed by an underwriting agreement between the seller and Bear, Stearns & Co, for itself and as representative of all underwriters.

                                                     Principal Amount of        Underwriter's    Price to
Underwriters of Class A Certificates                 Class A Certificates       Commission       Public
------------------------------------                 --------------------       ----------       ------
Bear, Stearns & Co. Inc.
[Others]

                                                     Principal Amount of        Underwriter's    Price to
Underwriters of Class B Certificates                 Class A Certificates       Commission       Public
------------------------------------                 --------------------       ----------       ------
Bear, Stearns & Co. Inc.


         The underwriters have agreed to purchase all of the offered certificates if any of the offered certificates are purchased.

         Bear, Stearns & Co. Inc., as representative of the Class A underwriters, has advised the seller that the Class A underwriters propose initially to offer the Class A certificates to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession of up to [____]% for each Class A certificate. The Class A underwriters may allow, and those dealers may reallow, concessions up to [____]% of the principal amount of the Class A certificates to some brokers and dealers.

         Bear, Stearns & Co Inc. has advised the seller that it proposes initially to offer the Class B certificates to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession not in excess of [____]% for each Class B certificate. Bear, Stearns & Co Inc. may allow, and those dealers may reallow, concessions of up to [____]% of the principal amount of the Class B certificates to some brokers and dealers.

         Additional offering expenses are estimated to be $[____________].

         The seller, the servicer and Fashion Service Corp. will indemnify the underwriters against liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in this prospectus or the related registration statement or (2) any omission or alleged omission to state a material fact required to be stated in this prospectus or the related registration statement or necessary to make the statements in this prospectus or the related registration statement not misleading. The seller, the servicer and Fashion Service Corp., will not, however, indemnify the underwriters against liabilities caused by any untrue statement or omission, real or alleged, made in reliance upon and in conformity with information relating to and provided by any underwriter for use in this prospectus and the related registration statement.

         The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered certificates in accordance with Regulation M under the Exchange Act.

         - Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position.

         - Stabilizing transactions permit bids to purchase the offered certificates so long as the stabilizing bids do not exceed a specified maximum.

         - Syndicate covering transactions involve purchases of the offered certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

         - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered certificates originally sold by that syndicate member are purchased in a syndicate covering transaction.

         These transactions may cause the prices of the offered certificates to be higher than they would otherwise be in the absence of those transactions. Neither the seller nor any of the underwriters represent that the underwriters will engage in any of those transactions or that those transactions, once commenced, will not be discontinued without notice at any time.


                                  LEGAL MATTERS

         Certain legal matters relating to the issuance of the offered certificates will be passed upon for the Seller by Colin D. Stern, Executive Vice President and General Counsel of Charming Shoppes, and by Mayer, Brown & Platt, Chicago, Illinois, special counsel to the Seller. Certain legal matters relating to the federal tax consequences of the issuance of the offered certificates will be passed upon for the Seller by Mayer, Brown & Platt. Certain legal matters relating to the issuance of the offered certificates will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.

                               CERTIFICATE RATINGS

         Any rating of your certificates by a rating agency will indicate:

         - its view on the likelihood that you will receive interest payments and principal payments by the Series 1999-1 termination date; and
         - its evaluation of the receivables and the availability of the credit enhancement for your certificates.

         Among the things a rating will not indicate are:

         - the likelihood that principal payments will be paid on a scheduled date prior to the Series 1999-1 termination date;
         - the likelihood that an early amortization event will occur; - the likelihood that a United States withholding tax will be imposed on non-U.S. certificateholders;
         -        the marketability of your certificates;
         -        the market price of your certificates; or
         - whether your certificates are an appropriate investment for any purchaser.

         A rating will not be a recommendation to buy, sell or hold the certificates. A rating may be lowered or withdrawn at any time.

         The seller will request a rating of the Class A certificates from at least two nationally recognized rating agencies. The seller will request a rating of the Class B certificates from at least one nationally recognized rating agency. Rating agencies other than those requested could assign a rating to the certificates, and its rating could be lower than any rating assigned by a rating agency chosen by the seller.


                          REPORTS TO CERTIFICATEHOLDERS

         The Servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principals. Unless and until definitive certificates are issued, the reports will be sent to Cede & Co., the nominee of DTC and the registered holder of the certificates. No financial reports will be sent to you. See "Description of the Certificates--Book-Entry Registration," and "--Reports to Series 1999-1 Certificateholders."


                       WHERE YOU CAN FIND MORE INFORMATION

         We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

         The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC internet site (http://www.sec.gov).

                          INDEX OF TERMS FOR PROSPECTUS

                                                                            PAGE

Accounts......................................................................31
Addition Date.................................................................79
Available Funds...............................................................52
Available Principal Collections...............................................46
Base Rate.....................................................................63
Benefit Plans................................................................109
Charge-Offs...................................................................62
Charming Shoppes..............................................................36
Class A Cap Payment...........................................................45
Class A Monthly Principal.....................................................47
Class A Underwriters.........................................................109
Class Additional Interest.....................................................44
Class Allocation..............................................................50
Class Available Funds.........................................................52
Class B Cap Payment...........................................................45
Class B Monthly Principal.....................................................47
Class B Underwriter..........................................................109
Class Certificate Rate........................................................43
Class Deficiency Amount.......................................................44
Class Fixed Allocation........................................................51
Class Floating Allocation.....................................................51
Class Investor Charge-Off.....................................................62
Class Monthly Interest........................................................43
Class Servicing Fee...........................................................52
Code.........................................................................101
Controlled Amortization Amount................................................47
Controlled Amortization Period................................................46
Controlled Payment Amount.....................................................47
Controlling Certificateholders................................................63
Cumulative Principal Shortfall................................................60
Defaulted Receivables.........................................................82
defeasance....................................................................84
Dilution Amount...............................................................82
Discount Option Receivables...................................................83
Discount Option Receivables Collections.......................................84
Discount Percentage...........................................................83
Early Amortization Event......................................................64
Early Amortization Period.....................................................47
Eligible Receivable...........................................................78
ERISA........................................................................109
Excess Funding Account........................................................81
Excess Spread.................................................................54

                                                                            PAGE

Exchangeable Seller Certificate..............................................42
Finance Charge Receivables...................................................31
Finance Charge Shortfall.....................................................59
FIRREA.......................................................................99
Fixed Allocation Percentage..................................................50
Fixed Principal Allocation Date..............................................50
Floating Allocation Percentage...............................................49
Foreign Investor............................................................105
Insolvency Events............................................................66
Interest Period .............................................................43
Investor Dilution Amount.....................................................61
Investor Interest............................................................41
Investor Loss Amount.........................................................61
LIBOR........................................................................43
Loss Amount..................................................................82
Monthly Interest.............................................................63
Portfolio Yield..............................................................64
Principal Allocation Percentage..............................................49
Principal Receivables........................................................31
Principal Shortfall..........................................................59
private label................................................................24
receivables..................................................................32
Removal Date.................................................................94
Required Seller Interest.....................................................78
Revolving Period.............................................................46
Seller Interest Test.........................................................78
Seller Percentage............................................................42
series.......................................................................68
Series 1999-1 Finance Charge Shortfall.......................................59
Series 1999-1 Investor Dilution Amount.......................................61
Series 1999-1 Investor Loss Amount...........................................61
Series 1999-1 Principal Collections..........................................56
Series 1999-1 Principal Shortfall............................................60
Series 1999-1 Servicing Fee..................................................51
Servicer Default.............................................................87
Shared Excess Finance Charge Collections.....................................59
shared principal collections.................................................59
Specified Program Account....................................................77
Specified Programs...........................................................77
Unfunded Seller Dilution Amount..............................................83
Year 2000 Disclosure.........................................................37

                                     ANNEX I

                            OTHER SERIES OUTSTANDING

     The table below sets forth the principal characteristics of the other outstanding series issued by the trust, Series 1994-2, Series 1997-1 and the 1996 receivables purchase series, as well as Series 1999-2, being issued concurrently with Series 1999-1. Each of these series are in group one for purposes of sharing Shared Excess Finance Charge Collections and shared principal collections. For more specific information about any series, any prospective investor should contact the servicer at its address listed on page
1. An asterisk appearing before any series name or any class was issued in a private transaction, thus limiting the disclosure we have made available for that series.

     1.  *SERIES 1994-2

              initial Investor Interest.................................................................$13,250,000
              expected final payment date................................................May 1999 distribution date
              Series 1994-2 termination date...........................................April 2003 distribution date
              Series Issuance Date..................................................................August 15, 1994
              Minimum Required Seller Interest.............................................................$280,000

     2.  *SERIES 1997-1

              Class A initial Investor Interest.........................................................$56,000,000
              Class B initial Investor Interest..........................................................$8,500,000
              Class C initial Investor Interest..........................................................$9,500,000
              Class D initial Investor Interest..........................................................$9.500,000
              Class A expected final payment date...................................December 2002 distribution date
              Class B expected final payment date....................................January 2003 distribution date
              Class C expected final payment date......................................March 2003 distribution date
              Class D expected final payment date......................................April 2003 distribution date
              Series 1997-1 termination date...........................................April 2006 distribution date
              Series Issuance Date................................................................November 25, 1997
              Minimum Required Seller Interest..................................2% of outstanding investor interest

     3.  *1996 RECEIVABLES PURCHASE SERIES

              Maximum Investor Interest.................................................................$50,000,000
              Current outstanding amount........................................................$
              Minimum Required Seller Interest .................................2% of outstanding investor interest

     4.  *SERIES 1999-2 (VARIABLE FUNDING SERIES)

              Maximum Investor Interest.................................................................$50,000,000
              Current outstanding amount.........................................................................$0
              Minimum Required Seller Interest................................[2% of outstanding investor interest]

                                    ANNEX II

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

     In most circumstances, the certificates offered by this prospectus will be issued only as global certificates which are registered and held by a depository. Certificate owners of the global certificates may hold their global certificates through any of DTC, Cedel or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Certificates through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC participants holding global certificates will be effected on a delivery-against-payment basis through the respective depositaries of Cedel and Euroclear and the DTC participants.

     Non-U.S. holders of global certificates may have to pay U.S. withholding taxes unless the holders meet the requirements for exemption from the tax and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global certificates will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Certificate owners' interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold their positions in accounts as DTC participants.

     Certificate owners electing to hold their global certificates through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Certificate owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Certificate owners electing to hold their global certificates through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When global certificates are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day before settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC participant's account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. The global certificates credit will appear the next day according to European time, and the cash debit will be back-valued to, and the interest on the global certificates will accrue from, the value date. The value date would be the preceding day when settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Cedel or Euroclear cash debit will be valued instead on the actual settlement date.

     Cedel participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the global certificates are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Cedel participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global certificates to the respective Depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day before settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the preceding day, when settlement occurred in New York. Should the Cedel participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase global certificates from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day, until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts, in accordance with the clearing system's customary procedures;

          (b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global certificates sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Certificates holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8 or new Form W-8BEN). Beneficial owners of Global Certificates that are non-U.S. Persons can obtain a complete exemption form the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes (or new Form W-8BEN), a new Form W-8 (or new Form W- 8BEN) must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form 4224 or new Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States or New Form w-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or new Form W-8BEN). Non-U.S. Persons that are beneficial owners of Global Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate or new Form W-8BEN). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the certificate owner or his agent whereas new Form W-8BEN must be filed by the beneficial owner.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Certificate or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year, but Forms W-8, 1001 and 4224 will not be effective after December 31, 2000.

     A new Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A new Form W-8BEN, if furnished without a TIN, and a new Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Certificate owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Certificates.

     In 1997, final Treasury regulations (the "New Withholding Regulations") were issued that modify certain of the filing requirements with which non-U.S. persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file Form W-8 or Form 1001 will be required to file new Form W-8BEN, while those persons currently required to file Form 4224 will be required to file new Form W-8ECI. The New Withholding Regulations generally are effective for payments of interest due after December 31, 1999, but Forms W-8, 1001 and 4224 filed prior to that date will continue to be effective until the earlier of December 31, 2000 or the current expiration date of those forms. Prospective investors are urged to consult their tax advisors with respect to the effect of the New Withholding Regulations.

                          CHARMING SHOPPES MASTER TRUST
                                     ISSUER
                       CHARMING SHOPPES RECEIVABLES CORP.
                                     SELLER
                             SPIRIT OF AMERICA INC.
                                    SERVICER

                                  SERIES 1999-1

          $[_________] FLOATING RATE CLASS A ASSET BACKED CERTIFICATES $[_________] FLOATING RATE CLASS B ASSET BACKED CERTIFICATES

                                   ----------

                                   PROSPECTUS

                                   ----------


                    UNDERWRITERS OF THE CLASS A CERTIFICATES

                            BEAR, STEARNS & CO. INC.
                                    [OTHERS]


                     UNDERWRITER OF THE CLASS B CERTIFICATES

                            BEAR, STEARNS & CO. INC.


     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Class A Certificates or the Class B Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus when acting as underwriters of the Class A Certificates or the Class B Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A or the Class B Certificates will deliver a prospectus until [___________, 1999].

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the offering of the Certificates being registered herein are estimated as follows:


         SEC registration fee                     $[_________]
         Legal fees and expenses                   [_________]
         Accounting fees and expenses              [_________]
         Blue sky fees and expenses                [_________]
         Rating agency fees                        [_________]
         Trustee fees and expenses                 [_________]
         Printing                                  [_________]
         Miscellaneous                             [_________]

         Total                                    $[_________]


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the laws of Delaware. Section 145 of the General Corporation Law of Delaware provides that a Delaware corporation may indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was an officer or director of the corporation, or is or was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. A corporation may also indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no such indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. If an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorneys' fees) actually and reasonably incurred by such officer or director in connection therewith.

         The Certificate of Incorporation of the Registrant provides that the Registrant will indemnify its officers and directors to the fullest extent permitted by Delaware General Corporation Law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         None.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) A list of exhibits filed herewith is contained in the Exhibit Index, which is incorporated herein by reference.

         (b)  Financial Statement Schedules:

                  Not applicable.

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrants hereby undertakes as follows:

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (c) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BENSALEM AND STATE OF PENNSYLVANIA, ON THE 14TH DAY OF APRIL, 1999.

                                  CHARMING SHOPPES RECEIVABLES CORP.

                                  By: /s/ Eric M. Specter
                                      ----------------------------------------
                                  Name: Eric M. Specter
                                  Title: President and Assistant Secretary
                                  (Principal Financial and Accounting Officer)

                                  SPIRIT OF AMERICA, INC., as Servicer on behalf of the Trust

                                  By: /s/ Eric M. Specter
                                      ----------------------------------------
                                  Name: Eric M. Specter
                                  Title: President
                                  (Principal Financial and Accounting Officer)

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS FOR CHARMING SHOPPES RECEIVABLES CORP. IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                    TITLE                              DATE
              ---------                    -----                              ----
/s/ Eric M. Specter                  Director, President and Assistant    April 14, 1999
    -------------------------        Secretary (Principal Executive
     Eric M. Specter                 Officer and Principal Financial
                                     and Accounting Officer)


/s/ Kirk R. Simme                    Director                             April 14, 1999
    -------------------------
     Kirk R. Simme

/s/ Colin D. Stern                   Director                             April 14, 1999
    -------------------------
     Colin D. Stern

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS FOR SPIRIT OF AMERICA, INC. IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                             DATE
              ---------                        -----                             ----
/s/ Eric M. Specter                      Director and President             April 14, 1999
    -------------------------            (Principal Executive Officer
     Eric M. Specter                     and Principal Financial and
                                         Accounting Officer)


/s/ Kirk R. Simme                        Director                           April 14, 1999
    -------------------------
     Kirk R. Simme

/s/ Kathleen H. Lieberman                Director                           April 14, 1999
    ---------------------
     Kathleen H. Lieberman

                                  EXHIBIT INDEX

EXHIBIT                    DESCRIPTION

 1.1       --         Form of Underwriting Agreement

 3.1       --         Certificate of Incorporation of Charming Shoppes
                      Receivables Corp.

 3.2       --         Bylaws of Charming Shoppes Receivables Corp.

 4.1       --         Form of Second Amended and Restated Pooling and Servicing
                      Agreement, as amended, among Charming Shoppes Master
                      Trust, Spirit of America, Inc., as successor Servicer, and
                      First Union National Bank, as the Trustee

4.2        --         Form of Series 1999-1 Supplement between Charming Shoppes
                      Master Trust, Spirit of America, Inc., as Servicer, and
                      First Union National Bank, as the Trustee

4.3        --         Form of Series 1999-1 Floating Rate Class A Asset Backed
                      Certificate (included in Exhibit 4.2)

4.4        --         Form of Series 1999-1 Floating Rate Class B Asset Backed
                      Certificate (included in Exhibit 4.2)

5.1        --         Opinion of Mayer, Brown & Platt with respect to the
                      validity of the securities being offered

8.1        --         Opinion of Mayer, Brown & Platt with respect to federal
                      income tax matters

8.2        --         Opinion of Squire Sanders & Dempsey, L.L.P. with respect
                      to Ohio income tax matters

10.1(a)    --         Purchase and Sale Agreement between Spirit of America
                      National Bank and Charming Shoppes Receivables Corp.

10.1(b)    --         Form of First Amendment to Purchase and Sale Agreement
                      between Spirit of America National Bank and Charming
                      Shoppes Receivables Corp.

23.1       --         Consent of Mayer, Brown & Platt (included in Exhibit 8.1)

23.2       --         Consent of Squire Sanders & Dempsey, L.L.P. (included in
                      Exhibit 8.2)

24.1       --         Powers of attorney for Charming Shoppes Receivables Corp.
                      (contained on the signature page to this Registration
                      Statement as filed on February 4, 1999)

24.2       --         Powers of attorney for Spirit of America, Inc.